Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Form EPB First Line

EXECUTION VERSION

Comprehensive Beverage Agreement

between

The Coca-Cola Company

and

Piedmont Coca-Cola Bottling Partnership

TABLE OF CONTENTS

1.	RECITALS	1
2.	DEFINITIONS	1
3.	AUTHORIZATIONS FOR BOTTLER TO MARKET, PROMOTE, DISTRIBUTE AND SELL COVERED BEVERAGES AND RELATED PRODUCTS IN THE FIRST-LINE TERRITORY	10
4.	ALTERNATE ROUTES TO MARKET	12
5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS	12
6.	PRE-EXISTING COMMITMENTS	13
7.	NEW BEVERAGE PRODUCTS	13
8.	MULTIPLE ROUTE TO MARKET BEVERAGES AND MULTIPLE ROUTE TO MARKET RELATED PRODUCTS	16
9.	REFORMULATION, DISCONTINUATION AND TRANSFER OF COVERED BEVERAGES AND RELATED PRODUCTS	16
10.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING	19
11.	ADDITIONAL TERRITORIES	21
12.	EFFECT OF NEW OR AMENDED AUTHORIZATION AGREEMENTS WITH OTHER EXPANDING PARTICIPATING BOTTLERS	22
13.	OBLIGATIONS OF BOTTLER AS TO OTHER BEVERAGE PRODUCTS AND OTHER BUSINESS ACTIVITIES	22
14.	OBLIGATIONS OF BOTTLER RELATIVE TO MARKETING, PROMOTION, DISTRIBUTION, SALES, SYSTEM GOVERNANCE, PURCHASING, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES	25
15.	PRODUCT QUALITY AND STORAGE, HANDLING AND RECALL OF THE COVERED BEVERAGES AND RELATED PRODUCTS	29
16.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE	30
17.	OWNERSHIP AND CONTROL OF BOTTLER	31
18.	TERM OF AGREEMENT	33
19.	COMMERCIAL IMPRACTICABILITY	33
20.	FORCE MAJEURE	34
21.	TERMINATION FOR DEFINED EVENTS	35
22.	DEFICIENCY TERMINATION	36
23.	BOTTLER RIGHT TO CURE	37
24.	BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS	38

25.	COMPENSATION TO BOTTLER ON TERMINATION FOR COMMERCIAL IMPRACTICABILITY UNDER SECTION 19.2.2, FORCE MAJEURE UNDER SECTION 20.2.2.2, DEFINED EVENTS UNDER SECTION 21 OR DEFICIENCY TERMINATION UNDER SECTION 22	44
26.	VALUATION	45
27.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS	46
28.	COMPANY’S RIGHT OF ASSIGNMENT	47
29.	LITIGATION	47
30.	INDEMNIFICATION	48
31.	BOTTLER’S INSURANCE	48
32.	LIMITATION ON BOTTLER REPRESENTATIONS OR DISCLOSURES REGARDING COVERED BEVERAGES OR RELATED PRODUCTS	49
33.	INCIDENT MANAGEMENT	49
34.	SEVERABILITY	49
35.	AMENDMENT AND RESTATEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION	49
36.	NO WAIVER	50
37.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES	50
38.	HEADINGS AND OTHER MATTERS	51
39.	EXECUTION IN MULTIPLE COUNTERPARTS	51
40.	NOTICE AND ACKNOWLEDGEMENT	51
41.	CHOICE OF LAW AND VENUE	53
42.	CONFIDENTIALITY	54
43.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS	56
44.	RESERVATION OF RIGHTS	56

TABLE OF EXHIBITS

Exhibit	Title	Exhibit References by Section
A	Covered Beverages and Multiple Route to Market Beverages	1.1 1.5 2.13 2.28 2.30 7.1.1 7.1.3.5 7.1.3.6 7.1.3.8 9.2.2 9.6.2
B	Trademarks	1.2 2.44 7.1.1 7.1.2 7.1.3.5 7.1.3.8
C	First-Line Territory	1.3 2.20 11.1
D	Preexisting Contracts	1.4 35.1.1
E	Finished Goods Supply Agreement	2.18
F	Related Products and Multiple Route to Market Related Products	1.5 2.29 2.30 2.37 7.1.2 7.1.3.5 7.1.3.7 7.1.3.8 9.2.2 9.6.2

TABLE OF SCHEDULES

Schedule	Title	Schedule References by Section
2.17.2	Participating Bottlers	2.17.2
2.31	Permitted Ancillary Business	2.31 13.1.4 13.4.1
2.32	Permitted Beverage Products	2.32 13.1.4
2.33	Permitted Lines of Business	2.33 13.4.1
2.36	Related Agreements	2.36
3.4.2	Existing Alternate Route to Market Agreements	3.4.2
5.5	Approved Names	5.5
6	Covered Beverages or Related Products – Pre-Existing Contractual Commitments	6.1.1
14.2	Measurement of Volume Per Capita Performance	14.2.3
24.1	Included / Excluded Business	24.1.1 24.1.2 24.1.3
24.4.1	Terms and Conditions of Sale	24.4.2.2 25.2
24.4.2	Amendments to Agreement	24.4.2 24.4.3
26	Guidance to Valuation Experts	26.6
31	Insurance Requirements	31
35.1.4	Agreements Not Affected by this Agreement	21.1.7 35.1.4

Comprehensive Beverage Agreement

THIS AGREEMENT IS ENTERED INTO BY THE COCA-COLA COMPANY, A DELAWARE CORPORATION (“COMPANY”), AND PIEDMONT COCA-COLA BOTTLING PARTNERSHIP, A DELAWARE GENERAL PARTNERSHIP (“BOTTLER”).

1.	RECITALS
1.1.	Company manufactures and sells, or authorizes others to manufacture and sell, certain shelf-stable, ready-to-drink beverages identified on Exhibit A.
1.2.	Company owns or licenses the Trademarks identified on Exhibit B, which identify and distinguish Company’s products.
1.3.

The parties desire to enter into an arrangement under which Bottler will market, promote, distribute and sell certain of Company’s beverage products in the First-Line Territory identified on Exhibit C.

1.4.

Company and Bottler are parties to certain pre-existing contracts identified on Exhibit D under which Company has previously authorized Bottler to manufacture and package in certain authorized containers, and market, promote, distribute and sell, various Covered Beverages and Related Products.  Except as contemplated in Section 35.1.4 hereof, all such pre-existing contracts are hereby amended, restated and superseded in their entirety as of the Effective Date by (i) this Agreement, and (ii) to the extent applicable, any agreements entered into by Company and Bottler on or after October 30, 2015 that authorize Bottler to manufacture and package some or all of the Covered Beverages and/or Related Products.

1.5.	[Reserved.]
1.6.

Although Bottler is not authorized under this Agreement to manufacture or package Company’s beverage products, Bottler will continue to be identified as “Bottler” in this Agreement and otherwise, because the parties believe that use of the term “Bottler” is important to historical and continuing commercial relationships between Bottler and customers, consumers, and communities.

COMPANY AND BOTTLER AGREE AS FOLLOWS:

2.	DEFINITIONS
2.1.	“Affiliate" means, as to any Person, another Person that Controls, is Controlled by, or is under common Control with the first Person.
2.2.	“Agreement” means this Comprehensive Beverage Agreement by and between Bottler and Company, as hereafter amended by the parties in accordance with the provisions hereof.
2.3.	“Beneficial Owner” means a Person having Beneficial Ownership of any securities.
2.4.	“Beneficial Ownership” of securities means possession of (a) voting power, which includes the power to vote, or to direct the voting of, securities, or (b) investment power, which includes the power to Dispose of, or to direct the Disposition of, securities. Beneficial Ownership includes any voting power or investment power that any person has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise.  The following Persons will not be deemed to have acquired Beneficial Ownership of securities under the circumstances described:

2.4.1.

a Person engaged in business as an underwriter of securities who acquires securities through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933 will not be deemed to be the Beneficial Owner of such securities until such time as the underwriter completes his participation in the underwriting and will not be deemed to be the Beneficial Owner of the securities acquired by other members of any underwriting syndicate or selected dealers in connection with such underwriting solely by reason of customary  underwriting or selected dealer arrangements;

2.4.2.

a member of a national securities exchange will not be deemed to be a Beneficial Owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction;

2.4.3.

the holder of a proxy solicited by the Board of Directors of Bottler for the voting of securities of such Bottler at any annual or special meeting and any adjournment or adjournments thereof of the stockholders of Bottler will not be deemed to be a Beneficial Owner of the securities that are the subject of the proxy solely for such reason; and

2.4.4.

a Person who in the ordinary course of his business is a pledgee of securities under a written pledge agreement will not be a Beneficial Owner until the pledgee has taken all formal steps required to declare a default and determines that the power to vote or to direct the vote or to Dispose or to direct the Disposition of such pledged securities will be exercised.

2.5.	“Beverage” means a non-alcoholic, shelf-stable beverage in pre-packaged, ready-to-drink form in bottles, cans or other factory-sealed containers. “Beverage” does not include any Beverage Component.
2.6.

“Beverage Component” means a beverage syrup, beverage concentrate, beverage base, beverage flavor, beverage sweetener, beverage mix, beverage powder, grounds (such as for coffee), herbs (such as for tea), liquid flavor enhancer, liquid water enhancer, or other beverage component that is not ready to drink but is intended to be mixed with other ingredients before being consumed.

2.7.	“Business Day” means Monday through Friday, except the legal public holidays specified in 5 U.S.C. 6103 or any other day declared to be a holiday by federal statute or executive order.

2.8.

“Change of Control” means a Disposition that results in the existing Beneficial Owners of the securities of Bottler as of the Effective Date (together with their Permitted Transferees and Permitted Transferees of Permitted Transferees at any tier) ceasing to have, collectively, Control of Bottler.

2.9.

“Company Authorized Supplier” means (a) any Regional Producing Bottler and (b) any other Person expressly authorized by Company to supply Expanding Participating Bottlers or Participating Bottlers with Covered Beverages and Related Products.

2.10.	“Company Owned Distributor” and “Company Owned Manufacturer”:
2.10.1.

“Company Owned Distributor” means any Affiliate or operating unit of Company that markets, promotes, distributes, and sells any of the Covered Beverages or Related Products through Direct Store Delivery in a geographic territory in the United States.

2.10.2.

“Company Owned Manufacturer” means any Affiliate or operating unit of Company located in the United States that manufactures any of the Covered Beverages for distribution or sale within the United States.

2.11.

“Consumer Beverage Component” means a Beverage Component intended for sale to consumers directly or through a retail outlet as a shelf-stable, factory-sealed product to be mixed by consumers with other ingredients, or dispensed from equipment owned by or leased to consumers, outside the premises of the retail outlet, before being consumed. Consumer Beverage Component will not include any Beverage Component intended to be used to produce a beverage dispensed from equipment on the premises of any food service customers or other chain or fountain accounts.

2.12.	“Control” means the possession, directly or indirectly, of more than 50% of the outstanding voting power of a Person.
2.13.	“Covered Beverage” means a Beverage identified on Exhibit A, and all Line Extensions, SKUs and packages thereof.
2.14.

“Direct Store Delivery” means the distribution method whereby product is delivered by suppliers directly to retail outlet shelves for selection by consumers and does not arrive at the retail outlet via a retailer’s own warehouse or warehouses operated by other wholesalers or by agents of the retailer.

2.15.

“Disposition” means any sale, merger, issuance of securities, exchange, transfer, power of attorney, proxy, redemption or any other contract, arrangement, understanding, or transaction in which, or as a result of which, any Person  acquires, or obtains any contract, option, conversion privilege or other right to acquire Beneficial Ownership of any securities.

2.16.	“Effective Date” means March 31, 2017.
2.17.	“Expanding Participating Bottler” and “Participating Bottler”:
2.17.1.	“Expanding Participating Bottler” means any Person meeting the criteria of any of Sections 2.17.1.1, 2.17.1.2, 2.17.1.3, 2.17.1.4, or 2.17.1.5.

2.17.1.1.	Bottler;
2.17.1.2.

A Person (other than a Company Owned Distributor) that distributes Beverages under the Coca-Cola trademark and other Trademarks through Direct Store Delivery in a territory in the United States (which for purposes of this Agreement will mean the fifty (50) United States as of the Effective Date and the District of Columbia but will expressly exclude any U.S. territories) as of December 31, 2013 and, on or after December 31, 2013 (a) first acquired or acquires, through a grant or series of related grants from Company (or a Company Affiliate), the right to distribute all or substantially all of the Covered Beverages and Related Products in one (1) or more geographic territories within the United States, and (b) such acquisition(s) result in a net increase of thirty percent (30%) or more in the aggregate number of physical cases of Covered Beverages and Related Products sold in all of such Person’s territories within the United States, determined based on the twelve (12) month period immediately preceding the consummation of such acquisitions.  Physical cases resulting from termination, surrender or exchange of territorial rights will be subtracted so as to determine the net increase;

2.17.1.3.

A Person (other than a Company Owned Distributor) that does not distribute Beverages under the Coca-Cola trademark and other Trademarks through Direct Store Delivery in a territory in the United States as of December 31, 2013, and, on or after December 31, 2013, first acquired or acquires through a grant or series of related grants from Company (or a Company Affiliate) the right to distribute all or substantially all of the Covered Beverages and Related Products in one (1) or more geographic territories within the United States;

2.17.1.4.

A Person (other than a Company Owned Distributor) that acquires through a transaction or series of related transactions from an Expanding Participating Bottler the right to distribute all or substantially all of the Covered Beverages and Related Products in one (1) or more geographic territories within the United States; or

2.17.1.5.

A Participating Bottler that (a) acquires through a transaction or series of related transactions from another Participating Bottler the right to distribute all or substantially all of the Covered Beverages and Related Products in one or more geographic territories within the United States, and (b) such acquisition(s) result in a net increase of thirty percent (30%) or more in the aggregate number of physical cases of Covered Beverages and Related Products sold in all of the acquiring Participating

Bottler’s territories within United States, determined based on the twelve (12) month period immediately preceding the consummation of such acquisitions.  Physical cases resulting from termination, surrender or exchange of territorial rights will be subtracted so as to determine the net increase.

2.17.2.

“Participating Bottler” means a Person who acquires through a grant or series of related grants from Company (or a Company Affiliate) the right to distribute all or substantially all of the Covered Beverages and Related Products in one (1) or more geographic territories within the United States in accordance with a Participating Bottler Comprehensive Beverage Agreement.  A list of Participating Bottlers as of the Effective Date is set forth on Schedule 2.17.2 to this Agreement, which Schedule may be updated from time to time by Company by providing Notice to Bottler to accurately reflect all Participating Bottlers as of the date of any such update.

2.18.	“Finished Goods Supply Agreement” means the Finished Goods Supply Agreement between Bottler and any Regional Producing Bottler, in the form attached as Exhibit E.
2.19.

“Finished Product” means Covered Beverages and Related Products in bottles, cans or other factory-sealed containers supplied to Bottler pursuant to a Finished Goods Supply Agreement for distribution and sale by Bottler in the First-Line Territory in accordance with the terms of this Agreement.

2.20.

“First-Line Territory” means the territory in which Bottler is authorized by Company under Section 3.1 to market, promote, distribute, and sell the Covered Beverages and Related Products under this Agreement, as set forth on Exhibit C.

2.21.

“Full Line Operator” means a Person that provides vending or food service management services to business, industry, educational, healthcare and public locations and sells a wide range of products, which can include candy, cookies, chips, fresh fruit, milk, cold food, coffee and other hot drinks, sparkling beverages, and often frozen products like ice cream.

2.22.

“Governance Board” means The Coca-Cola System Leadership Governance Board, the governing body for the Coca-Cola system consisting of representatives of Company and selected U.S. bottlers.  The Governance Board (as currently contemplated by Company and the Expanding Participating Bottlers) is described in the Coca-Cola System Governance Letter Agreement between the parties with the effective date of March 31, 2017, as it may be amended from time to time by mutual agreement of the parties.

2.23.

“Governmental Authority” means any government or subdivision thereof, whether foreign or domestic, national, state, county, municipal or regional, any agency or instrumentality of any such government or subdivision thereof, any other governmental entity, or a court.

2.24.	“Incidence Agreement” means the Expanding Participating Bottler Revenue Incidence Agreement between Company and Bottler, as may be amended, modified and restated from time to time.
2.25.	“Incubation Beverage” means (a) a Beverage existing as of the Effective Date and distinguished by a trademark owned by Company or an Affiliate or by a trademark licensed to

Company or an Affiliate and sublicensed to Bottler that has not achieved sales volume nationally of at least twelve (12) million physical cases (the “Volume Threshold”) and annual sales revenue of at least $100 million USD in the immediately preceding 12 month period (the “Revenue Threshold”), as such Revenue Threshold is adjusted pursuant to Section 2.25.4; and (b) a Beverage introduced after the Effective Date distinguished by a trademark owned by Company or an Affiliate or by a trademark licensed to Company or an Affiliate and sublicensed to Bottler that would otherwise constitute a New Beverage Product but has not achieved the Volume Threshold and the Revenue Threshold.

2.25.1.

“Incubation Beverage” will not include a Line Extension of a then existing Covered Beverage or a new SKU or package for a then existing Covered Beverage.  Upon achieving both the Volume Threshold and the Revenue Threshold for the immediately preceding 12 month period, an Incubation Beverage will be deemed to be a New Beverage Product in accordance with Section 7.2, and, as a New Beverage Product, will be subject to Section 7.1.

2.25.2.

If the Incubation Beverage then becomes a Covered Beverage in accordance with Section 7.1, it will thereafter continue to be a Covered Beverage regardless of whether it continues to meet the Volume Threshold and Revenue Threshold, subject to Company’s right to discontinue Covered Beverages in accordance with Section 9.2.

2.25.3.	A Covered Beverage that is discontinued by Company cannot thereafter become an Incubation Beverage.
2.25.4.

The Revenue Threshold will increase annually, beginning with the first calendar year following the calendar year in which the Effective Date occurs.  The amount of the annual increase in the Revenue Threshold will be equal to the percentage increase in the Index as of December 31 of the calendar year just ended (the “Current Index”) compared to the Index as of the immediately preceding December 31 (the “Base Index”).  The Index will be the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All Items, as published by the Bureau of Labor Statistics of the Department of Labor, as it may be amended from time to time, or such other comparable source upon which the Parties may agree.

2.25.5.

“Line Extension” means (a) with respect to a Covered Beverage, a flavor, calorie or other variation of the Covered Beverage, introduced by Company after the Effective Date, that is identified by the primary Trademark that also identifies the Covered Beverage or any modification of such Trademark (i.e., the addition of a prefix, suffix or other modifier used in conjunction with any such Trademark); (b) with respect to a Related Product, a flavor, calorie or other variation of the Related Product, introduced by Company after the Effective Date, that is identified by the Trademark that also identifies the Related Product (or any modification of such Trademark); and (c) with respect to a Permitted Beverage Product, a flavor, calorie or other variation of such Permitted Beverage Product introduced after the Effective Date that is identified by the primary trademark that also identifies such Permitted Beverage Product or any modification of such trademark (i.e., the addition of a prefix, suffix or other modifier used in conjunction with any such trademark); provided that Company reasonably determines that such flavor, calorie or other variation is marketed in the same beverage category as the Permitted Beverage Product.

2.26.

“Mandated Beverage” means any Beverage (or SKU or package of such Beverage) identified by trademarks owned by Company or its Affiliates, or by trademarks licensed to Company or its Affiliates and sublicensed to Bottler, the availability in the First-Line Territory of which is required by plans, programs, guidelines, or instructions of the Governance Board or which is otherwise designated by the Governance Board as a “Mandated Beverage”.

2.27.

“Mandated Related Product” means any Consumer Beverage Component or other beverage product (or SKU or package of such Consumer Beverage Component or other beverage product) identified by trademarks owned by Company or its Affiliates, or by trademarks licensed to Company or its Affiliates and sublicensed to Bottler, the availability in the First-Line Territory of which is required by plans, programs, guidelines, or instructions of the Governance Board or which is otherwise designated by the Governance Board as a “Mandated Related Product.”

2.28.

“Multiple Route to Market Beverage” means (a) any Beverage distributed by Bottler on the Effective Date and identified on Exhibit A as a “Multiple Route to Market Beverage”, and (b) any New Beverage Product that is a Beverage that Company determines, in its sole discretion, after notice to and discussion with the Governance Board, will be distributed in the First-Line Territory through both Direct Store Delivery and other means, subject to the applicable provisions of Section 7.  Line Extensions, new SKUs and packages of a Covered Beverage that is not a Multiple Route To Market Beverage will not constitute Multiple Route to Market Beverages.  For each Multiple Route to Market Beverage, Exhibit A will specify the extent to which the Beverage will be distributed in the First-Line Territory via Direct Store Delivery.

2.29.

“Multiple Route to Market Related Product” means (a) any Consumer Beverage Component (or other product that is not a Beverage) distributed by Bottler on the Effective Date and identified on Exhibit F as a “Multiple Route to Market Related Product”, and (b) any New Beverage Product that is a Consumer Beverage Component (or other product that is not a Beverage) that Company determines, in its sole discretion, after notice to and discussion with the Governance Board, will be distributed in the First-Line Territory through both Direct Store Delivery and other means, subject to the applicable provisions of Section 7.  Line Extensions, new SKUs and packages of a Related Product that is not a Multiple Route To Market Related Product will not constitute Multiple Route to Market Related Products. For each Multiple Route to Market Related Product, Exhibit F will specify the extent to which the product will be distributed in the First-Line Territory via Direct Store Delivery.

2.30.

“New Beverage Product” means a Beverage or Consumer Beverage Component (or other product that is not a Beverage) that does not appear on Exhibit A or Exhibit F as of the Effective Date, that Company or an Affiliate of Company develops, acquires, creates, licenses, or otherwise obtains sufficient rights to market, promote, distribute and sell in the First-Line Territory, and that Company determines, in its sole discretion, after Notice to and discussion with the Governance Board, will be distributed in the First-Line Territory through Direct Store Delivery. “New Beverage Product” will not include an Incubation Beverage, Line Extension, or new SKU or package of any Covered Beverage or Related Product. Upon achieving both the

Volume Threshold and the Revenue Threshold, as defined in Section 2.25, an Incubation Beverage will be deemed to be a New Beverage Product in accordance with Section 7.2, and as a New Beverage Product will be subject to Section 7.1.

2.31.

“Permitted Ancillary Business” means a business operated by Bottler or an Affiliate of Bottler to which Company has provided its consent on Schedule 2.31 (subject to the conditions specified on Schedule 2.31), and is therefore permitted under this Agreement to produce, manufacture, prepare, package, distribute, sell, deal in, or otherwise use or handle, as the case may be, Beverages, Beverage Components or other beverage products that are not Covered Beverages, Related Products, or Permitted Beverage Products.  “Permitted Ancillary Business” will include any ancillary businesses to which Company may hereafter provide prior written consent, which consent will result in the automatic amendment of Schedule 2.31 to include such permitted ancillary business.  Company will not unreasonably withhold its consent to a proposed ancillary business that (a) is not directly and primarily involved in the manufacture, marketing, promotion, distribution or sale of Beverages, Beverage Components and other beverage products (e.g., sale, lease or servicing of equipment used in the distribution of beverages to third parties), or (b) provides office coffee service to offices or facilities.

2.32.

“Permitted Beverage Product” means a Beverage, Beverage Component, or other beverage product that is not a Covered Beverage or Related Product, to which Company has provided its consent on Schedule 2.32 (subject to the conditions specified on Schedule 2.32) and is therefore permitted under this Agreement. “Permitted Beverage Product” will include any beverage product to which Company hereafter provides prior written consent, which consent will result in the automatic amendment of Schedule 2.32 to include such permitted beverage product, and any Line Extension of a Permitted Beverage Product or new SKU or package of an existing Permitted Beverage Product.

2.33.

“Permitted Line of Business” means a line of business operated by Bottler or an Affiliate of Bottler to which Company has provided its consent on Schedule 2.33 (subject to the conditions specified on Schedule 2.33), and is therefore permitted under this Agreement to use delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks and/or to assign duties relating to such line of business to personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products.  “Permitted Line of Business” will include any line of business as to which Company hereafter provides prior written consent, which consent will not be unreasonably withheld by Company and will result in the automatic amendment of Schedule 2.33 to include such Permitted Line of Business.

2.34.	“Permitted Transferee” means, with respect to a Beneficial Owner of equity securities of Bottler:
2.34.1.

such Beneficial Owner’s past, present and future spouses (including former spouses), lineal descendants (including adopted children and stepchildren), parents, grandparents, siblings, and first-degree cousins (collectively, “Family Members”);

2.34.2.

such Beneficial Owner’s or Family Member’s estate, including the executor(s), administrator(s) or other personal representative(s) of such Beneficial Owner’s or Family Member’s estate in their fiduciary capacity(ies) (“Family Estate”);

2.34.3.

any trust primarily for the benefit of such Beneficial Owner and/or any Family Member(s), including the trustee(s) of such Family Trust in their fiduciary capacity(ies) (“Family Trust”), provided a trust shall still be a Family Trust even if there exists a remote contingent beneficial interest in favor of a non-Family Member in such Family Trust;

2.34.4.	any partnership, corporation or limited liability company that is wholly-owned by such Beneficial Owner, Family Member(s), Family Estate and/or Family Trust; and
2.34.5.	any other existing Beneficial Owner of equity securities of Bottler and such other Beneficial Owner’s respective “Permitted Transferees” determined under Section 2.34.1 through Section 2.34.4 above.

With respect to a stockholder that is an entity, “Permitted Transferee” will also include any Affiliate of such stockholder. For purposes of determining the Permitted Transferees of a Permitted Transferee, such Permitted Transferee shall be deemed a Beneficial Owner under this Agreement.

2.35.

“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a Governmental Authority, or any other entity.

2.36.

“Regional Producing Bottler” means any Expanding Participating Bottler or Company Owned Manufacturer that is (directly or indirectly through its membership in another Person) a member of the Coca-Cola System National Product Supply Group.

2.37.

“Related Agreement” means any agreement identified on Schedule 2.36 between Company and any of Company’s Affiliates and Bottler and any of Bottler’s Affiliates relating to the marketing, promotion, distribution and sale of Covered Beverages and Related Products in the First-Line Territory.

2.38.

“Related Product” means a product listed on Exhibit F that does not fall within the definition of “Beverage,” and includes (i) any Consumer Beverage Component (or other product that is not a Beverage) that becomes a Related Product under Sections 2.28, 2.29, 7, 8 or 9 of this Agreement, (ii) all Line Extensions of the Related Products identified on Exhibit F, and (iii) all SKUs or packages for the Related Products identified on Exhibit F.

2.39.

“SKU” means a stock-keeping unit or other uniquely identifiable type of Beverage or other product configuration, distinguished by the use of a different primary or secondary packaging and/or different flavoring or other characteristics from other Beverage or product configurations, such that such configuration requires the use of a separate UPC code to distinguish it from other forms of Beverage or product configurations.

2.40.	[Reserved.]

2.41.	“Subterritory” means a geographic segment of the First-Line Territory, as described in Exhibit C
2.42.	“Term” means the Initial Term and any Additional Term(s).
2.43.	[Reserved.]
2.44.	“Trademarks” means the trademarks owned by or licensed to Company or its Affiliates and identified on Exhibit B.
2.45.

“U.S. Coca-Cola Bottler” means a Person (including a Company Owned Distributor) that distributes Beverages under the Coca-Cola trademark and other Trademarks through Direct Store Delivery in a territory in the United States of America.

3.	AUTHORIZATIONS FOR BOTTLER TO MARKET, PROMOTE, DISTRIBUTE AND SELL COVERED BEVERAGES AND RELATED PRODUCTS IN THE FIRST-LINE TERRITORY
3.1.

Company appoints Bottler as its sole and exclusive distributor of Covered Beverages and Related Products under the Trademarks for sale in and throughout the First-Line Territory, subject to the provisions of this Agreement.  In furtherance of such appointment, Company authorizes Bottler:

3.1.1.

To purchase Covered Beverages and Related Products from (i) Company, directly or through its Affiliates, (ii) a Regional Producing Bottler in accordance with the Finished Goods Supply Agreement; or (iii) any other Company Authorized Supplier in accordance with the terms of an applicable supply agreement, agency sales agreement or other similar arrangement between Bottler and such Company Authorized Supplier.

3.1.2.	To market, promote, distribute, and sell such Covered Beverages and Related Products under the Trademarks in and throughout the First-Line Territory;
3.1.3.

If Bottler is a party to a Regional Manufacturing Agreement with Company, to market, promote, distribute and sell in and throughout the First-Line Territory Covered Beverages and Related Products manufactured, produced and packaged by Bottler for its own account in accordance with such Regional Manufacturing Agreement; and

3.1.4.

If (a) Bottler is a party to an Expanding Participating Bottler Manufacturing Agreement or other manufacturing authorization with Company (in either case, a “Manufacturing Authorization”), and (b) such Manufacturing Authorization expressly authorizes Bottler to manufacture, produce and package Covered Beverages and Related Products for distribution in and throughout the First-Line Territory, to market, promote, distribute and sell in and throughout the First-Line Territory Covered Beverages and Related Products manufactured, produced and packaged by Bottler for its own account in accordance with such Manufacturing Authorization.

3.2.	[Reserved.]

3.3.	[Reserved.]
3.4.	Neither Company nor any of Company’s Affiliates will distribute or sell, or authorize any other party to distribute or sell, Covered Beverages or Related Products in the First-Line Territory, except:
3.4.1.	as expressly provided in this Agreement (including, in the case of Multiple Route to Market Beverages and Multiple Route to Market Related Products, as provided in Section 8);
3.4.2.

in accordance with, and for the time period specified in, the alternate route to market agreements identified on Schedule 3.4.2 in effect between Company and Bottler as of the Effective Date (which agreement(s) shall expire by its terms and shall not be renewed or extended except as determined by the Governance Board) (the “Existing Alternate Route to Market Agreements”); and

3.4.3.	under any new alternate route to market agreements established in conjunction with and approved by the Governance Board (“New Alternate Route to Market Agreements”).
3.5.

Bottler will not authorize any wholesalers or other distributors to distribute or sell Covered Beverages or Related Products (including Multiple Route to Market Beverages or Multiple Route to Market Related Products) within or outside the First-Line Territory, except that Bottler may sell Covered Beverages and Related Products (including Multiple Route to Market Beverages and Multiple Route to Market Related Products) to Full Line Operators in the First-Line Territory for further distribution and sale of such Covered Beverages and Related Products by such Full Line Operators in the First-Line Territory.

3.6.

If and to the extent that Company distributes, or determines, in its sole discretion, to distribute a Beverage or Beverage Component that is neither a Covered Beverage nor a Related Product (or is a Multiple Route to Market Beverage or Multiple Route to Market Related Product to be distributed in the First-Line Territory via means other than Direct Store Delivery), Company may, in its sole discretion, determine or modify the appropriate business model for such distribution.  Company will discuss such business model with the Governance Board.  Company will offer Bottler the option to participate economically in such business model under commercially reasonable terms and conditions to be negotiated in good faith by the parties, as follows:

3.6.1.

in the case of fountain syrups, under (a) Local Marketing Partner Agreements governing Bottler’s distribution and/or sale of certain fountain post-mix beverage syrups to certain local accounts in the First-Line Territory, and/or (b) agreements addressing Bottler’s economic participation in the sale in the First-Line Territory of beverage syrups and other Beverage Components to national and regional food service customers and/or other chain or fountain accounts; and

3.6.2.

in the case of (a) a Beverage that is not a Covered Beverage, (b) a Beverage Component that is not a Related Product, or (c) to the extent distributed through means other than Direct Store Delivery, a Multiple Route to Market

Beverage or Multiple Route to Market Related Product, under one or more agreements addressing Bottler’s economic participation in the sale of such products in the First-Line Territory.
3.7.

In the case of any Covered Beverage or Related Product that the Governance Board determines will be distributed in the First-Line Territory via means other than Direct Store Delivery, Bottler’s economic participation will be addressed under the Existing Alternate Route To Market Agreements or New Alternate Route to Market Agreements.

4.	ALTERNATE ROUTES TO MARKET

Company reserves the right to market, promote, distribute and sell, or authorize others to market, promote, distribute and sell, in the First-Line Territory, subject to terms and conditions specified by the Governance Board, any Covered Beverage (including any Multiple Route to Market Beverage) or Related Product (including any Multiple Route to Market Related Product) that the Governance Board designates for distribution in the First-Line Territory via means other than Direct Store Delivery.

5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS
5.1.

Bottler acknowledges and agrees that Company is the sole and exclusive owner of all rights, title and interest in and to the Trademarks.  Company has the unrestricted right, in its sole discretion, to use the Trademarks on the Covered Beverages and Related Products and on all other products and merchandise, to determine which Trademarks will be used on which Covered Beverages and Related Products, and to determine how the Trademarks will be displayed and used on and in connection with the Covered Beverages and Related Products. Bottler agrees not to dispute the validity of the Trademarks or their exclusive ownership by Company either during the Term or thereafter, notwithstanding any applicable doctrines of licensee estoppel.

5.2.

Company grants to Bottler only an exclusive, royalty-free license to use the Trademarks, solely in connection with the marketing, promotion, distribution, and sale of the Covered Beverages and Related Products in the First-Line Territory, all in accordance with standards adopted and issued by Company from time to time, and made available to Bottler through written, electronic, on-line or other form or media, subject to the rights reserved to Company under this Agreement.

5.3.

Nothing in this Agreement, nor any act or failure to act by Bottler or Company, will give Bottler any proprietary or ownership interest of any kind in the Trademarks or in the goodwill associated therewith.

5.4.	Bottler acknowledges and agrees that all use of the Trademarks will inure to the benefit of Company.
5.5.

Except as set forth on Schedule 5.5, Bottler must not adopt or use any name, corporate name, trading name, title of establishment or other commercial designation or logo that includes the words “Coca‑Cola”, “Coca”, “Cola”, “Coke”, or any of them, or any word, name or designation that is confusingly similar to any of them, or any graphic or visual representation of the Trademarks or any other Trademark or intellectual property owned by Company, without the prior written consent of Company, which consent shall not be unreasonably withheld and will be contingent on Bottler’s compliance with this Agreement.
5.6.

Bottler recognizes that the uniform external appearance of the Trademarks on distribution and other equipment and materials used under this Agreement is important to the Trademarks, the successful marketing of the Covered Beverages and Related Products, and the Coca-Cola system.

5.6.1.

Bottler agrees, to the extent such Trademarks are utilized by Bottler, to accept and, within a reasonable time, apply any new or modified standards adopted and issued from time to time by Company that are generally applicable, and made available to Bottler for the design and decoration of trucks and other delivery vehicles, cases, cartons, coolers, vending machines and other materials and equipment that bear such Trademarks and are used in the marketing, promotion, distribution, and sale of Covered Beverages and Related Products.

5.6.2.

If Company changes such standards, the new standards will apply to all such assets acquired by Bottler following receipt of Notice of the change in standards to the extent Bottler uses the Trademarks on such assets, and will be applied to such existing assets in the normal course of Bottler’s business (e.g., trucks would be repainted consistent with normal maintenance cycles).

6.	PRE-EXISTING COMMITMENTS
6.1.

Company and Bottler acknowledge that the sale by Company or its Affiliates of certain Covered Beverages or Related Products to certain customers or distributors in the First-Line Territory may be required under pre-existing commitments with such customers or distributors.

6.1.1.	The pre-existing commitments, if any, applicable to the First-Line Territory are identified on Schedule 6.
6.1.2.

Company or its Affiliates may continue to distribute and sell Covered Beverages and Related Products in the First-Line Territory until the expiration of the applicable pre-existing commitment, but neither Company nor any of its Affiliates will exercise any voluntary rights to extend or renew the term of any such pre-existing commitment.

6.1.3.

If a pre-existing commitment provides for automatic renewal, Company will use good faith efforts to provide a notice of termination rather than allow the pre-existing commitment to automatically renew, if Company may do so without breaching the pre-existing commitment or incurring any penalties.

7.	NEW BEVERAGE PRODUCTS
7.1.	If Company or a Company Affiliate proposes to distribute or sell, or authorize the distribution or sale of, any New Beverage Product in the First-Line Territory:
7.1.1.	Any such New Beverage Product that is a Mandated Beverage will be deemed a Covered Beverage, and Exhibit A will be deemed automatically amended to add such Mandated Beverage to the list of Covered Beverages (and if the New Beverage Product is sold under a trademark not listed on Exhibit B, Exhibit B will be deemed automatically amended to add the trademark associated with the New Beverage Product).

7.1.2.

Any such New Beverage Product that is a Mandated Related Product will be deemed a Related Product, and Exhibit F will be deemed automatically amended to add such Related Product to the list of Related Products (and if the New Beverage Product is sold under a trademark not listed on Exhibit B, Exhibit B will be deemed automatically amended to add the trademark associated with the New Beverage Product).

7.1.3.	Any such New Beverage Product that is not a Mandated Beverage or Mandated Related Product will be offered by Company through Notice to Bottler.
7.1.3.1.

The Notice must specify if such New Beverage Product is a Multiple Route to Market Beverage or Multiple Route to Market Related Product and, if so, the extent to which such New Beverage Product will be distributed in the First-Line Territory via Direct Store Delivery.

7.1.3.2.	Bottler will have the option to distribute and sell such New Beverage Product in the First-Line Territory under the terms and conditions of this Agreement.
7.1.3.3.

Bottler's option under this Section 7.1.3 must be exercised by Bottler, if at all, by providing to Company Notice of such election within sixty (60) days following the date on which Bottler receives Notice from Company that Company intends to introduce the New Beverage Product in the First-Line Territory and provides Bottler with an operating plan for, and samples of, the New Beverage Product.

7.1.3.4.

If Bottler does not give Company timely Notice of Bottler's exercise of such option, then Company will have the right to market, promote, distribute and sell, or authorize others to market, promote, distribute and sell, in the First-Line Territory and otherwise undertake any activity with respect to the applicable New Beverage Product, including use of the Trademarks in connection with the marketing, promotion, distribution, and sale of the New Beverage Product in the First-Line Territory.

7.1.3.5.

If Bottler gives Company timely Notice of Bottler's exercise of such option, then, in the case of a new Beverage, Exhibit A will be deemed automatically amended to add such New Beverage Product to the list of Covered Beverages, and, in the case of a new Consumer Beverage Component, Exhibit F will be deemed automatically amended to add such New Beverage Product to the list of Related Products (and if the New Beverage Product is sold under a trademark not listed on Exhibit B, Exhibit B will be deemed automatically amended to add the trademark associated with the New Beverage Product).

7.1.3.6.

If the Notice from Company to Bottler specified that a new Covered Beverage is a Multiple Route to Market Beverage, then Exhibit A will identify such Beverage as a Multiple Route to Market Beverage and specify the extent to which such new Multiple Route to Market Beverage will be distributed in the First-Line Territory via Direct Store Delivery.

7.1.3.7.

If the Notice from Company to Bottler specified that a new Related Product is a Multiple Route to Market Related Product, then Exhibit F will identify such product as a Multiple Route to Market Related Product and specify the extent to which such new Multiple Route to Market Related Product will be distributed in the First-Line Territory via Direct Store Delivery.

7.1.3.8.	Company will, at Bottler’s request, provide updated versions of Exhibit A, Exhibit B and Exhibit F to reflect changes under this Section 7.1.3.
7.2.

If an Incubation Beverage exceeds the Volume Threshold and the Revenue Threshold for the immediately preceding twelve (12) month period, that Beverage will cease to be an Incubation Beverage and will be treated as a New Beverage Product subject to the provisions of this Section 7, including determination of whether such Beverage is a Mandated Beverage. To facilitate this transition, Company and Bottler will, as applicable, (a) terminate (without compensation or liability to one another) any agreement relating to the marketing, promotion, distribution, or sale of such Beverage binding only Company (or one of its Affiliates) and Bottler; or (b) negotiate in good faith, on terms mutually agreeable to Company and Bottler, the termination of any such agreement binding on any party other than Company (or one of its Affiliates) and Bottler.

7.3.

If a New Beverage Product is not owned by Company, then the parties may enter into a separate agreement with respect to Bottler’s distribution and sale of that New Beverage Product in the First-Line Territory.

7.4.

If Company or one of its Affiliates acquires or licenses a New Beverage Product that becomes a Covered Beverage or Related Product under this Section 7, then Bottler’s rights to market, promote, distribute and sell such new Covered Beverage or Related Product will be subject to the terms of any agreements with third parties (including distribution agreements) that may be in effect as of the time that Company (or Company’s Affiliate) acquires or licenses the new Covered Beverage or the new Related Product.  Company and Bottler will, as applicable, (a) terminate (without compensation or liability to one another) any agreement relating to the marketing, promotion, distribution, or sale of such New Beverage Product binding only Company (or one of its Affiliates) and Bottler (or one of its Affiliates), or (b) negotiate in good faith, on terms mutually agreeable to Company and Bottler, the termination of any such agreement binding on any party other than Company (or one of its Affiliates) and Bottler (or one of its Affiliates).
7.5.

If Bottler identifies any Beverage offered by a third party in a beverage category for which there is likely substantial demand in the First-Line Territory and in which category Company does not have a current or proposed entry, the Governance Board will, at Bottler’s request, evaluate such Beverage. If recommended by the Governance Board, Company will use commercially reasonable efforts to negotiate a licensing or other business arrangement with such third party that would facilitate distribution and sale of such Beverage in the First-Line Territory on terms acceptable to Company and Bottler.

8.	MULTIPLE ROUTE TO MARKET BEVERAGES AND MULTIPLE ROUTE TO MARKET RELATED PRODUCTS
8.1.	Bottler will be the sole and exclusive distributor of the Multiple Route to Market Beverages and of the Multiple Route to Market Related Products via Direct Store Delivery in the First-Line Territory.
8.2.

Subject to the requirements of Section 7.1.3.1 and this Section 8, Company may distribute, and may authorize third parties to distribute, Beverages that are Multiple Route to Market Beverages and products that are Multiple Route to Market Related Products in the First-Line Territory via means other than Direct Store Delivery.

8.3.

A New Beverage Product will be a Multiple Route to Market Beverage, or Multiple Route to Market Related Product, as the case may be, if Company provides timely Notice of such designation as contemplated under Section 7.1.3.1.

8.4.

If Company’s Notice of a New Beverage Product under Section 7.1.3 failed to specify that such New Beverage Product is a Multiple Route to Market Beverage or Multiple Route to Market Related Product as required under Section 7.1.3.1, and such New Beverage Product becomes a Covered Beverage or Related Product under Section 7.1.3.5, then Company may not thereafter elect to designate that Covered Beverage or Related Product as a Multiple Route to Market Beverage or Multiple Route to Market Related Product, as the case may be.

9.	REFORMULATION, DISCONTINUATION AND TRANSFER OF COVERED BEVERAGES AND RELATED PRODUCTS
9.1.	Company has the sole and exclusive right and discretion to reformulate any Covered Beverage or Related Product.
9.2.

Company has the sole and exclusive right and discretion to discontinue, on a temporary or permanent basis, any of the Covered Beverages or Related Products under this Agreement provided that any such Covered Beverage or Related Product is discontinued for all Expanding Participating Bottlers and Participating Bottlers in the United States, and Company does not discontinue all Covered Beverages under this Agreement.

9.2.1.	This right must be exercised by Company, if at all, by giving ninety (90) days’ prior Notice to Bottler of such discontinuation.

9.2.2.

If Company discontinues all SKUs and packages of any Covered Beverage, Exhibit A will be deemed automatically amended by deleting the discontinued Covered Beverage from the list of Covered Beverages.  If Company discontinues all SKUs and packages of any Related Product, Exhibit F will be deemed automatically amended by deleting the discontinued Related Product from the list of Related Products.

9.3.

If Company discontinues a Covered Beverage or Related Product as contemplated under Section 9.2, then Bottler will have the right to continue to market, promote, distribute and sell unused inventories of the discontinued Covered Beverage or Related Product in the First-Line Territory in accordance with the provisions of this Agreement for a period not to exceed the earlier of the expiration date of such Covered Beverage or Related Product or six (6) months following Bottler’s receipt of Notice of the discontinuation of such Covered Beverage or Related Product.

9.4.

If Company proposes to reintroduce any such discontinued Covered Beverage or Related Product (or reintroduce a Line Extension of a Covered Beverage or Related Product that is a discontinued Covered Beverage or discontinued Related Product) through any channel of retail distribution and sale in the United States of America, such product shall first be offered to Bottler under Section 7.1.3.

Such reintroduced product may not, however, be designated by Company as a Multiple Route to Market Beverage or a Multiple Route to Market Related Product.

9.5.

If Company discontinues any Covered Beverage or Related Product and Company or one of its Affiliates subsequently wishes to transfer, assign or sell its rights in and to such discontinued Covered Beverage or Related Product (a “Transfer”) to a third party that is not an Affiliate of Company (a “Transferee”) within twelve (12) months following the later of (a) the date on which Company (through a Company Owned Distributor or otherwise) ceases distribution of a Covered Beverage or Related Product in all SKUs and packages and through all means of distribution, or (b) the expiration of the six (6) month period Bottler has to sell unused inventories of the discontinued Covered Beverage or Related Product, then Company (or its Affiliate) must first offer to Bottler the right to continue to distribute such discontinued Covered Beverage or Related Product as a New Beverage Product under Section 7.1.3.

9.5.1.

If Bottler elects to continue distributing such discontinued Covered Beverage or Related Product, then Company (or its Affiliate) must Transfer such discontinued Covered Beverage or Related Product to the Transferee subject to Bottler’s distribution rights under this Agreement with respect to such discontinued Covered Beverage or Related Product (as if the Covered Beverage or Related Product had not been discontinued). In that event, Bottler’s distribution rights with respect to the discontinued Covered Beverage or Related Product will be binding upon the Transferee.

9.6.

Bottler has the right to discontinue the marketing, promotion, distribution and sale, on a temporary or permanent basis, in all of the First-Line Territory, of any Covered Beverage or Related Product (or any Line Extension, SKU or package for a Covered Beverage or Related Product) that is not a Mandated Beverage or Mandated Related Product.

9.6.1.

This right must be exercised by Bottler, if at all, by giving ninety (90) days’ prior Notice to Company of such discontinuation, specifying that the Notice of discontinuation applies to all of the First-Line Territory.

9.6.2.

Upon expiration of such ninety (90) day period, Bottler may cease the marketing, promotion, distribution, and sale of the discontinued Covered Beverage or Related Product (or Line Extension, SKU or package for a Covered Beverage or Related Product) in all of the First-Line Territory, and, if Bottler is discontinuing distribution of all Line Extensions, SKUs and packages of a Covered Beverage or Related Product, Exhibit A or Exhibit F will be deemed automatically amended by deleting the discontinued Covered Beverage or Related Product from the list of Covered Beverages or Related Products, as applicable.

9.6.3.

If (and only if) Bottler discontinues all Line Extensions, SKUs and packages of a Covered Beverage or Related Product under this Section 9.6, Company may distribute and sell the discontinued Covered Beverage or Related Product in the First-Line Territory or authorize any of its Affiliates or others to do so.

9.7.

Bottler has the right to discontinue the marketing, promotion, distribution and sale of any Line Extension, SKU or package (other than a Mandated Beverage or Mandated Related Product) in any portion of the First-Line Territory without providing prior Notice to Company.

9.7.1.

In that event, Company may not distribute or sell the discontinued Line Extension, SKU or package in the First-Line Territory or authorize any of its Affiliates or others to do so unless Bottler has discontinued all Line Extensions, SKUs and packages of the Covered Beverage or Related Product.

9.7.2.

If Bottler discontinues some (but not all) Line Extensions, SKUs or packages for a Covered Beverage or Related Product, then Bottler may thereafter reinstate the discontinued Line Extension, SKU or package.

9.8.

If Company Transfers one or more Covered Beverages or Related Products to a Transferee, Company must Transfer such Covered Beverage(s) or Related Product(s) to the Transferee subject to Bottler’s distribution rights and trademark license under Sections 3.1 through 3.4 and Sections 5.1 through 5.4 of this Agreement.  Bottler’s distribution rights and trademark license for such Transferred Covered Beverage(s) or Related Product(s) (and, in each case, for all future Line Extensions, SKUs or packages thereof) will be binding upon the Transferee.  The following provisions of this Agreement will apply to Bottler’s continuing  distribution of the Transferred Covered Beverages or Related Products:  Section 9.1, Section 9.2 (except that the requirement in Section 9.2 that all Covered Beverages under this Agreement may not be discontinued will not apply to the Transferee), Section 9.7, Section 10, Section 14.6, Section 14.9, Section 15, Section 18, Section 19, Section 20, Section 21, Section 22.1.1, Section 22.1.2, Section 22.1.3, Section 22.1.8, Section 23 (to the extent relevant to Sections 22.1.1, 22.1.2, 22.1.3 and 21.1.8), Sections 27 through 34, Sections 36 through 40.3, and Section 42 (and such provisions will be binding upon Bottler and the Transferee of the Transferred Covered Beverages or Related Products).  Company will require that the Transferee enter into good faith negotiations with Bottler regarding such other terms and conditions that Bottler or Transferee reasonably believe to be necessary to a new distribution agreement with respect to such Transferred Covered Beverage(s) or Related Product(s), including with respect to choice of law, venue, and dispute resolution, under which Bottler will continue to distribute the Transferred Covered Beverages or Related Products.  Bottler will negotiate in good faith with the Transferee regarding the terms of such new distribution agreement with Transferee, consistent with the provisions of this Section 9.8.  If Company Transfers any Covered Beverage or Related Product to a Transferee, Exhibit A or Exhibit F, as applicable, will be deemed automatically amended by deleting the Transferred Covered Beverage or Related Product from the list of Covered Beverages or Related Products, and Schedule 2.32 will be deemed automatically amended by adding such Transferred Covered Beverage or Related Product to the list of Permitted Beverage Products.

10.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING
10.1.

Bottler recognizes that Company has entered into or may enter into agreements relating to the Covered Beverages and Related Products with other parties outside the First-Line Territory, and Bottler accepts the territorial limitations in this Agreement imposed on Bottler in the conduct of its business under this Agreement.  Bottler agrees to make every reasonable effort to settle amicably any disputes that arise with such other parties.

10.2.

Bottler must not distribute or sell any Covered Beverages or Related Products (a) outside of the First-Line Territory or (b) to any Person if Bottler knows or should know that such Person will redistribute the Covered Beverages or Related Products for ultimate sale outside the First-Line Territory.

10.2.1.

If any Covered Beverages or Related Products distributed or sold by Bottler are found in the territory of another U.S. Coca-Cola Bottler, including a Company Owned Distributor (the “Injured Bottler”), then Bottler shall be deemed to have transshipped such Covered Beverage or Related Product and shall be deemed to be a “Transshipping Bottler” for purposes of this Agreement; provided, however, that if the Injured Bottler (other than a Company Owned Distributor) has not agreed to terms substantially similar to this Section 10.2 with respect to the transshipment of Covered Beverages or Related Products, Bottler shall only be deemed to be a “Transshipping Bottler” if (a) Bottler distributes or sells Covered Beverages or Related Products outside of the First-Line Territory, or (b) Bottler sells Covered Beverages or Related Products to a purchaser that Bottler knew or should have known would redistribute the Covered Beverage or Related Product outside of the First-Line Territory.

10.2.2.

If any Covered Beverages or Related Products (or any other products identified by the primary Trademark that also identifies any of the Covered Beverages or Related Products or any modification of such Trademark (i.e., the addition of a prefix, suffix or other modifier used in conjunction with any such Trademark)) distributed or sold by another U.S. Coca-Cola Bottler (including a Company Owned Distributor) are found in Bottler’s First-Line Territory, then Bottler shall be referred to herein as the “Injured Bottler” and such other U.S. Coca-Cola Bottler shall be referred to herein as the “Transshipping Bottler”; provided, however, that if the bottler that distributed or sold such products (other than a Company Owned Distributor) has not agreed to terms substantially similar to this Section 10.2 with respect to the transshipment of Company’s products,

Bottler will only be deemed to be an “Injured Bottler” if such bottler (a) distributes or sells such products in the First-Line Territory or (b) knew or should have known that the purchaser would redistribute the products outside of such bottler’s territory prior to ultimate sale.

10.2.3.

If Company does not have sufficient contractual rights to fully implement the transshipping remedies provided for in this Section 10.2, Company will nevertheless use reasonable efforts to enforce its transshipping policy against the Transshipping Bottler to (a) prevent future transshipments, and (b) cause the Transshipping Bottler to compensate Bottler to the extent possible.

10.2.4.

Bottler will only be an Injured Bottler if the product transshipped into Bottler’s First-Line Territory is a Covered Beverage or Related Product (or any other product that is identified by the primary Trademark that also identifies any of the Covered Beverages or Related Products or any modification of such trademark (i.e., the addition of a prefix, suffix or other modifier used in conjunction with any such trademark)).

10.2.5.

Company may require Transshipping Bottler and/or Injured Bottler, as the case may be, to make available to representatives of Company all sales agreements and other records relating to the Covered Beverages or Related Products and assist Company in all investigations relating to the distribution and sale of Covered Beverages or Related Products outside Transshipping Bottler’s territory or to the transshipment of products by another bottler into Injured Bottler’s territory.

10.2.6.

In addition to all other remedies Company may have against Transshipping Bottler for violation of this Section 10.2, Company, in the case where both the Transshipping Bottler and the Injured Bottler are Expanding Participating Bottlers (or an Expanding Participating Bottler and a Company Owned Distributor or a Participating Bottler), will use commercially reasonable good faith efforts, and in all other cases may determine, in its sole discretion, to:

10.2.6.1.

charge any Transshipping Bottler an amount equal to three (3) times the Injured Bottler’s most current average gross profit margin per case for all cases sold across all channels of the Covered Beverage or Related Product transshipped, as reasonably estimated by Company.  Injured Bottler shall provide Company with any supporting documentation reasonably requested by Company; and/or

10.2.6.2.

purchase any of the Covered Beverages or Related Products distributed or sold by Transshipping Bottler found in the Injured Bottler's territory, and Transshipping Bottler will, in addition to any other obligation it may have under this Agreement, reimburse Company for Company's cost of purchasing, transporting and/or destroying such Covered Beverages or Related Products.

10.2.7.	Bottler and Company acknowledge and agree that the amounts provided for under Section 10.2.6 reasonably reflect the damages to Company, the Injured Bottler, and the Coca-Cola system.
10.2.8.

Transshipping Bottler must promptly pay to Company all amounts charged by Company pursuant to Section 10.2.6.  The Injured Bottler will be paid when Company has received payment from Transshipping Bottler. If Company recovers payment from the Transshipping Bottler under Section 10.2.6.1, the Injured Bottler will be paid an amount not less than seventy percent (70%) of such amount recovered by Company.

10.2.9.	Company has the right to collect any amounts payable by Transshipping Bottler under Section 10.2.6 by offset against any undisputed amounts otherwise payable to Transshipping Bottler by Company.
10.3.

Bottler must create, implement and monitor an internal anti-transshipment compliance policy and will provide such policy to Company for review and approval.  Company will have the right to audit Bottler’s compliance with the policy.

10.4.

If Company determines that a customer of Bottler has repeatedly transshipped Covered Beverages or Related Products outside of the First-Line Territory, Company may require that Bottler develop and implement a remediation plan that will address and resolve the issue.  Bottler will submit the remediation plan to Company for review and approval, and, once approved by Company, Bottler will implement the plan.

11.	ADDITIONAL TERRITORIES
11.1.

If Bottler acquires the right to distribute under direct authorization from Company any of the Covered Beverages or Related Products in any territory in the United States of America outside of the First-Line Territory, then, unless otherwise agreed in writing by Company and Bottler, such additional territory will automatically be deemed to be included within the First-Line Territory covered under this Agreement for all purposes, and Exhibit C will be automatically amended to add such additional territory to the First-Line Territory identified in Exhibit C.

11.2.	[Reserved.]
11.3.	Any separate agreement that may exist concerning such distribution and sale in such additional territory will be deemed terminated and superseded by this Agreement.
11.4.	The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the foregoing.
11.5.

For purposes of clarity, this Section 11 will not apply to Bottler’s acquisition of any right to distribute any of the Covered Beverages or Related Products in any territory in the United States of America outside of the First-Line Territory acquired by Bottler from Coca‑Cola Refreshments USA, Inc. (“CCR”) or another Company Owned Distributor under a sub-bottling arrangement.

12.	EFFECT OF NEW OR AMENDED AUTHORIZATION AGREEMENTS WITH OTHER EXPANDING PARTICIPATING BOTTLERS
12.1.

If Company or a Company Affiliate on or after December 31, 2013 (a) enters into a new authorization agreement to market, promote, distribute and sell Covered Beverages and Related Products in first-line territories in the United States of America with another Expanding Participating Bottler that is more favorable to such other Expanding Participating Bottler than the terms and conditions of this Agreement in any material respect, or (b) agrees to an amendment of the terms of an existing authorization agreement to market, promote, distribute and sell Covered Beverages and Related Products in first-line territories in the United States with another Expanding Participating Bottler that is more favorable to such other Expanding Participating Bottler than the terms and conditions of this Agreement in any material respect, then Company will offer such other new agreement or amended agreement, as the case may be (collectively, the “New Agreement”), in its entirety to such Bottler.  If the New Agreement relates to less than all of the Covered Beverages and Related Products, then the agreement or amendment offered to Bottler under this Section 12.1 will cover only those Covered Beverages and Related Products covered by the New Agreement.

12.2.

The obligation under Section 12.1 shall not apply to any consent, waiver or approval provided under this Agreement or under any agreement held by another Expanding Participating Bottler or to any amendment of this Agreement (or any similar agreement) in accordance with Section 24.4.3 of this Agreement (or in accordance with any similar provision in any similar agreement).

12.3.

Nothing in this Section 12 will affect Company’s obligation under Section 16.4 that the “price” charged by Company or any Affiliate of Company that is not a Regional Producing Bottler for each SKU of Covered Beverages and Related Products produced by or on behalf of Company will not exceed the “price” charged by Company or any such Affiliate to any other Expanding Participating Bottler, Participating Bottler, or Company Owned Distributor in the United States for each such SKU of Covered Beverages or Related Products.

12.4.	The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the foregoing.
13.	OBLIGATIONS OF BOTTLER AS TO OTHER BEVERAGE PRODUCTS AND OTHER BUSINESS ACTIVITIES
13.1.

Bottler covenants and agrees (subject to any requirements imposed upon Bottler under applicable law) not to produce, manufacture, prepare, package, distribute, sell, deal in or otherwise use or handle any Beverage, Beverage Component, or other beverage product except for:

13.1.1.	Covered Beverages and Related Products, subject to the terms and conditions of this Agreement and any Related Agreement;
13.1.2.	Permitted Beverage Products;
13.1.3.

Beverages (including Incubation Beverages), Beverage Components and other beverage products, if and to the extent (a) required for Bottler or any of its Affiliates to comply with its obligations under any separate written agreement with Company or any of Company’s Affiliates, or (b) otherwise requested by Company or any of its Affiliates; and
13.1.4.

Beverages, Beverage Components and other beverage products to the extent handled, distributed or sold by Bottler or any of its Affiliates solely in connection with a Permitted Ancillary Business. For avoidance of doubt, the parties acknowledge that a Beverage, Beverage Component or other beverage product will not constitute a Permitted Beverage Product unless it is specifically identified as a Permitted Beverage Product in Schedule 2.32. If Bottler distributes, sells, or handles a Beverage, Beverage Component, or other beverage product, other than a (i) Covered Beverage, (ii) Related Product, or (iii) Permitted Beverage Product identified in Schedule 2.32, as part of a Permitted Ancillary Business that is specifically identified in Schedule 2.31, then Bottler will, as applicable, be permitted to distribute, sell, or handle that Beverage, Beverage Component or other beverage product subject to any limitations specified in Schedule 2.31, solely as part of such Permitted Ancillary Business, and not for any other purpose.  The fact that Bottler distributes sells, deals in or handles a Beverage, Beverage Component or other beverage product as part of a Permitted Ancillary Business will not, itself, make that Beverage, Beverage Component or other beverage product a Permitted Beverage Product.

13.2.	Bottler covenants and agrees not to produce, manufacture, prepare, package, distribute, sell, deal in or otherwise use or handle:
13.2.1.

any Beverage, Beverage Component or other beverage product that is likely to be confused with or passed off for any of the Covered Beverages or Related Products or any Beverage Component for any Covered Beverage or Related Product;

13.2.2.

during the Term and for an additional period of two (2) years following expiration or termination of this Agreement, (a) any Beverage, Beverage Component or other beverage product the name of which includes the word “cola” (whether alone or in conjunction with any other word or words) or any phonetic equivalent thereof, or (b) any Beverage, Beverage Component or other beverage product that is an imitation of any of the Covered Beverages or Related Products (or of any Beverage Component for any Covered Beverage or Related Product) as of the expiration or termination of this Agreement, or is likely to be substituted for any of such Covered Beverages or Related Products (or for any such Beverage Component);

13.2.3.

any product that uses any trade dress or any container that (a) is an imitation, infringement or dilution of, or (b) is likely to be confused with, be perceived by consumers as confusingly similar to, be passed off as, or cause dilution of, any trade dress or container in which Company claims a proprietary right or interest;

13.2.4.

any product that (a) uses any trademark or other designation that is an imitation, counterfeit, copy, infringement or dilution of, or confusingly similar to any of the Trademarks, or (b) is likely to be passed off as a product of Company because of Bottler's association with the business of distributing and selling the Covered Beverages and Related Products.
13.3.

Bottler covenants and agrees not to acquire or hold directly or indirectly through any Affiliate, whether located within or outside of the First-Line Territory, any ownership interest in any Person that engages in any of the activities prohibited under Section 13.1 or Section 13.2; or enter into any contract or arrangement with respect to the management or control of any Person, within or outside of the First-Line Territory, that would enable Bottler or any Affiliate of Bottler acting collectively with such Person to engage indirectly in any of the activities prohibited under Section 13.1 or Section 13.2.

13.3.1.

Bottler and its Affiliates will, however, be permitted to acquire and own securities registered pursuant to the Securities Exchange Act of 1934, as amended, or registered for public sale under similar laws of a foreign country, of a company that engages in any of the activities prohibited under Section 13.1 or Section 13.2, in pension, retirement, annuity, life insurance, and estate planning accounts, plans and funds administered by Bottler or any of its Affiliates for the benefit of employees, officers, shareholders or directors of Bottler or any of its Affiliates where investment decisions involving such securities are made by independent outside investment or fund managers that are not Affiliates of Bottler; provided that such ownership represents a passive investment and that neither Bottler nor any Affiliate of Bottler in any way, either directly or indirectly, manages or exercises control of such company, guarantees any of its financial obligations, consults with, advises, or otherwise takes any part in its business (other than exercising rights as a shareholder), or seeks to do any of the foregoing.

13.4.

Bottler covenants and agrees that neither Bottler nor its Affiliates will use delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks in connection with, or assign personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products (other than executive officers of Bottler) to, any line of business other than the marketing, promotion, distribution, and sale of Covered Beverages, Related Products and Permitted Beverage Products; provided, however, that:

13.4.1.

any of Bottler’s assets and personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products may be used in a Permitted Ancillary Business, subject to any limitations specified in Schedule 2.31, or a Permitted Line of Business, subject to any limitations specified in Schedule 2.33, anywhere within (or, as applicable, outside of) Bottler’s First-Line Territory without further approvals from Company; and

13.4.2.

Company and Bottler acknowledge that to meet competition Bottler may from time to time be required to agree to deliver a de minimis volume of non-alcoholic beverage products and/or other consumable products that would otherwise be prohibited by Sections 13.1, 13.2 or 13.4 to certain local, on-premise vending, cafeteria and workplace customers that offer a contract for the supply of all such beverage and consumable products that are delivered to a particular location (e.g., a vending machine, office location, arena, or on‑premise employee store).
13.4.2.1.	In such circumstances, Bottler agrees to use best efforts to comply with Sections 13.1, 13.2 and 13.4.
13.4.2.2.

Company consents to delivery by Bottler of such de minimis volume of such products to such customers to the extent that, despite Bottler’s best efforts to satisfy customer demand for Covered Beverages and Related Products consistent with Sections 13.1, 13.2 and 13.4, such customers nonetheless require such delivery by Bottler to meet competition.

13.4.2.3.

For each such instance, if requested by Company, Bottler agrees to provide to Company such information as may reasonably be requested by Company so that Company can assess Bottler’s compliance with this Section 13.4.2 (including information regarding the nature of the competitive threat and the volumes of product involved).

14.	OBLIGATIONS OF BOTTLER RELATIVE TO MARKETING, PROMOTION, DISTRIBUTION, SALES, SYSTEM GOVERNANCE, PURCHASING, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES
14.1.

Bottler will market, promote, distribute and sell Covered Beverages and Related Products in the First-Line Territory, subject to the terms and conditions of this Agreement, and buy exclusively from Company (directly or through its Affiliate), or from Company Authorized Suppliers, Covered Beverages and Related Products in the quantities required to, when taken together with any Covered Beverages or Related Products manufactured by Bottler for its own account pursuant to Section 3.1.3, satisfy fully the demand for the Covered Beverages and Related Products in the First-Line Territory.

14.2.	Bottler will comply with the Volume Per Capita performance standards stated in this Section 14.2.
14.2.1.	For purposes hereof:
14.2.1.1.	“Measurement Period” means one (1) calendar year (i.e., January 1st through December 31st).
14.2.1.2.

“Equivalent Case Volume Per Capita” means the total aggregated volume of 192 ounce equivalent cases of all Covered Beverages sold in a bottler territory divided by the population for such territory as determined based on the then most current information published by the United States Census Bureau.

14.2.1.3.	“Equivalent Case Volume Per Capita Change Rate” means the percentage change obtained by dividing (a) the Equivalent Case Volume Per Capita for a given Measurement Period, by (b) the

Equivalent Case Volume Per Capita for the immediately preceding Measurement Period.   For example, if the Equivalent Case Volume Per Capita for period 1 is 100 and the Equivalent Case Volume Per Capita for period 2 is 105, the percentage change would be 105/100 = 1.05 or 5%.

14.2.2.

For each Measurement Period during the Term, Bottler will ensure that Bottler’s annual Equivalent Case Volume Per Capita Change Rate is not less than 1 standard deviation below the median of the annual Equivalent Case Volume Per Capita Change Rates for all U.S. Coca‑Cola Bottlers during that Measurement Period.

14.2.3.	Such performance will be measured on an annual basis and calculated using the Median Absolute Deviation methodology as set forth in Schedule 14.2.
14.2.4.	The first Measurement Period will commence with the first full calendar year following the first anniversary of the Effective Date.
14.2.5.

As soon as practicable following the end of a Measurement Period (but in no event later than the end of the first calendar quarter following the Measurement Period), Company will provide Notice to Bottler specifying whether or not Bottler satisfied its obligations under this Section 14.2 in such Measurement Period.

14.2.6.

Failure to satisfy the obligations under this Section 14.2 in any single given Measurement Period (other than the Volume Per Capita Cure Period defined in Section 14.2.7) shall not be considered a breach or default under this Agreement.

14.2.7.

If Bottler fails to satisfy its obligations under this Section 14.2 for two (2) consecutive Measurement Periods, Company will provide Notice to Bottler (a “Volume Per Capita Performance Notice”) as soon as practicable following the end of the second of such two (2) consecutive Measurement Periods (but in no event later than the end of the first calendar quarter following the second consecutive Measurement Period), and Bottler will have the right to cure during the twelve (12) month period beginning on July 1 following Bottler’s receipt of the Volume Per Capita Performance Notice (the “Volume Per Capita Cure Period”), by achieving an Equivalent Case Volume Per Capita Change Rate for the Volume Per Capita Cure Period that is not less than 1 standard deviation below the median of the Equivalent Case Volume Per Capita Change Rates for all U.S. Coca-Cola Bottlers for such period (“Volume Per Capita Cure Requirement”).

14.2.8.	If Bottler fails to satisfy the Volume Per Capita Cure Requirement, Bottler will be deemed in breach of its obligations under Section 14.2.
14.2.9.

Company’s sole and exclusive remedy for any breach of this Section 14.2 will be termination of this Agreement under Section 22.  If Company wishes to exercise its right to terminate under Section 22 based upon a breach of this Section 14.2, then Company must provide Bottler with Notice of termination within twelve (12) months following the end of the Volume Per Capita Cure Period.
14.2.10.

Company will, at Bottler’s request, provide to an independent third party mutually agreed upon by Bottler and Company the data reasonably necessary to confirm Bottler’s compliance with (or failure to comply with) its obligations under this Section 14.2, subject to the provisions of Section 42 and any confidentiality obligations to other U.S. Coca-Cola Bottlers.  Company will provide data regarding other U.S. Coca-Cola Bottlers’ performance only on an anonymous basis (i.e., data will not be identified with or linked to any particular bottler).  Bottler further acknowledges that its performance data will be provided to other U.S. Coca-Cola Bottlers that are parties to an agreement with provisions substantially similar to this Section 14.2, subject to the same limitations as this Section 14.2.

14.2.11.

If the number of U.S. Coca-Cola Bottlers whose data is used to compute the annual Equivalent Case Volume Per Capita Change Rates for all U.S. Coca-Cola Bottlers for any Measurement Period is less than fifteen (15), then Bottler and Company will consider in good faith any modifications to this Section 14.2 necessary to take into account the smaller sample size.  The provisions of this Section 14.2 will continue to apply unless and until Bottler and Company mutually agree upon any such revisions.

14.3.

Bottler will participate fully in, and comply fully with, operating, customer, commercial, pricing, sales, merchandizing, planning, and other requirements and programs established from time to time by the Governance Board.

14.4.

Bottler will provide competent and well-trained management and recruit, train, maintain and direct all personnel as required to perform all of Bottler’s obligations under this Agreement, and, in accordance with any requirements imposed upon Bottler under applicable laws, consult with Company, as applicable, before hiring a new Chief Executive Officer, senior operating officer, senior financial officer, or senior commercial officer of Bottler; provided however, that Company’s consent will not be required with respect to such hiring decisions made by Bottler.

14.5.

Bottler will make capital expenditures (as defined under generally accepted accounting principles in force in the United States of America), in Bottler’s business of marketing, promoting, distributing, and selling Covered Beverages and Related Products in the First-Line Territory, in amounts equal to the greater of (a) two percent (2%) of Bottler’s Annual Net Revenue related to the distribution and sale of Covered Beverages and Related Products over each rolling five-calendar year period during the Term, or (b) such other amount as reasonably required for Bottler to comply with its obligations under this Agreement. Such capital expenditures will be for the organization, installation, operation, maintenance and replacement within the First-Line Territory of such warehousing, distribution, delivery, transportation, vending equipment, merchandising equipment, and other facilities, infrastructure, assets, and equipment.

14.5.1.	For this purpose,
14.5.1.1.

Capital expenditures will be calculated on a cash (rather than accrual) basis (i.e., it will be assumed that all such capitalized expenditures are expensed in the year made rather than capitalized and amortized).

14.5.1.2.

“Bottler’s Annual Net Revenue” means, for each Bottler fiscal year, all revenue to Bottler on sales of Covered Beverages and Related Products plus all full service vending income plus all agency or other delivery fees minus customer discounts, allowances, and deductions for early payment minus full service vending commissions minus applicable sales taxes.

14.5.1.3.

A “rolling five-calendar year period” will consist of any period of five (5) consecutive calendar years (e.g., calendar years 2014 through 2018 would constitute a rolling five-calendar year period, and calendar years 2015 through 2019 would constitute the next rolling five-calendar year period).

14.6.

Bottler will budget and spend such funds for its own account for marketing and promoting the Covered Beverages and Related Products as reasonably required to create, stimulate and sustain the demand for the Covered Beverages and Related Products in the First-Line Territory, provided that Bottler must use, publish, maintain or distribute only such advertising, marketing, promotional or other materials relating to the Covered Beverages or the Related Products that are in accordance with standards adopted and issued by Company from time to time or that Company has otherwise approved or authorized.  Company may agree from time to time to contribute financially to Bottler's marketing programs, subject to such terms and conditions as Company may establish from time to time. Company may also undertake, and at its own expense and independently from Bottler, any additional advertising, marketing or promotional activities in the First-Line Territory that Company deems useful or appropriate.

14.7.

In addition to the minimum requirements set forth in Section 14.1 through Section 14.6, Bottler will use all approved means as may be reasonably necessary to meet the continuing responsibility of Bottler to develop and stimulate and satisfy fully the demand for Covered Beverages and Related Products within the First-Line Territory, and maintain the consolidated financial capacity reasonably necessary to assure that Bottler and all Bottler Affiliates will be financially able to perform their respective duties and obligations under this Agreement.

14.8.

Bottler will provide to Company each year and review with Company an annual and long range operating plan and budget for the Business, as defined in Section 24.1, including financials and capital investment budgets, and, if requested by Company, discuss changes in general management and senior management of the Business, except to the extent otherwise prohibited by applicable law.

14.9.

Bottler will maintain accurate books, accounts and records relating to the purchasing, marketing, promotion, distribution, and sale of Covered Beverages and Related Products in the First-Line Territory.

14.10.

Bottler will provide to Company such operational, financial, accounting, forecasting, planning and other information, including audited and unaudited financial statements, income statements, balance sheets, statements of cash flow, operating metrics, and total and outlet level volume performance for each and all Covered Beverages and Related Products, (a) to the extent, in the form and manner, and at such times as reasonably required by Company to determine whether Bottler is performing its  obligations  under this Agreement, including under Section 14.2 and Section 14.5; (b) as expressly set forth in the Incidence Agreement, and other Related Agreements; and (c) as determined from time to time by the Governance Board (collectively, the “Financial Information”).

14.10.1.

The parties recognize that the Financial Information is critical to the ability of Company and the Governance Board to maintain, promote, and safeguard the overall performance, efficiency, and integrity of the customer management, distribution and sales system.

14.10.2.

Company will hold the Financial Information provided by Bottler in accordance with the confidentiality provisions of Section 42 and shall not use such information for any purpose other than determining compliance with this Agreement or any Related Agreement (including the  Incidence Agreement), or in connection with the implementation, administration, and operation of the Governance Board.

15.	PRODUCT QUALITY AND STORAGE, HANDLING AND RECALL OF THE COVERED BEVERAGES AND RELATED PRODUCTS
15.1.	Bottler’s handling, storage, delivery and merchandising of the Covered Beverages and Related Products must at all times and in all events:
15.1.1.

conform to the quality and safety standards and instructions, including product quality, hygienic, environmental and otherwise, reasonably established in writing, including through electronic systems and media, from time to time by Company, which standards and instructions shall be applicable to all Expanding Participating Bottlers and Participating Bottlers; provided, however, that (a) Company may make limited exceptions in application or enforcement where necessary to prevent undue hardship for an Expanding Participating Bottler or a Participating Bottler, which exceptions shall not in any way be deemed to modify the quality and safety standards and instructions and (b) this Section 15.1.1 shall not in any way effect, limit, or modify any of Bottler’s or Company’s respective rights and obligations under this Agreement, including Bottler’s obligations under Section 15.1; and

15.1.2.	conform with all applicable food, health, environmental, safety, sanitation and other relevant laws, regulations and other legal requirements applicable in the First-Line Territory.
15.2.

If Company determines or becomes aware of the existence of any quality or technical problems relating to Covered Beverages or Related Products, Company will immediately notify Bottler by telephone, fax, e-mail or any other form of immediate communication.

15.2.1.

Company may require Bottler to take all necessary action to recall all of such Covered Beverages or Related Products furnished by Company (directly or through its Affiliate) or a Company Authorized Supplier, or withdraw immediately such Covered Beverages or Related Products from the market or the trade, as the case may be.

15.2.2.

Company will notify Bottler by telephone, fax, e-mail or any other form of immediate communication of the decision by Company to require Bottler to recall Covered Beverages or Related Products or withdraw such Covered Beverages or Related Products from the market or trade. Upon receipt of such Notice, Bottler must immediately cease distribution of such Covered Beverages or Related Products and take such other actions as may be required by Company in connection with the recall of Covered Beverages or Related Products or withdrawal of such Covered Beverages or Related Products from the market or trade.

15.3.

If Bottler determines or becomes aware of the existence of quality or technical problems relating to Covered Beverages or Related Products supplied by Company (directly or through its Affiliate) or a Company Authorized Supplier to Bottler, then Bottler must immediately notify Company by telephone, e-mail or any other form of immediate communication. This notification must include: (a) the identity and quantities of Covered Beverages or Related Products involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Covered Beverages or Related Products.

15.4.

If any withdrawal or recall is caused by quality or technical defects arising from the manufacture, packaging, storage or shipment of the Covered Beverages or Related Products or other packaging or materials prior to delivery to Bottler, Company will reimburse Bottler for all reasonable expenses incurred by Bottler in connection with such withdrawal or recall.

15.5.

If any withdrawal or recall of any Covered Beverage or Related Product is caused by Bottler's failure to handle the Covered Beverage or Related Product properly after delivery to Bottler from Company (directly or through its Affiliate) or Company Authorized Supplier, then Bottler will bear the reasonable expenses of such withdrawal or recall and reimburse Company for all reasonable expenses incurred by Company in connection with such withdrawal or recall.

15.6.

Bottler will permit Company, its officers, agents or designees, at all times upon reasonable request by Company, to enter and inspect the facilities, equipment and methods used by Bottler, whether directly or incidentally, in or for the storage and handling of the Covered Beverages and Related Products to ascertain whether Bottler is complying with the terms of this Agreement, including Sections 15.1 and 15.2.  Bottler will also provide Company with all the information regarding Bottler’s compliance with the terms of this Agreement, including Sections 15.1 and 15.2, as Company may reasonably request from time to time.

16.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE
16.1.

Company (directly or through any Affiliate of Company that is not a Regional Producing Bottler) will require that  Covered Beverages and Related Products supplied to Bottler by any Regional Producing Bottler be furnished in accordance with the pricing terms and other terms and conditions set forth in the Finished Goods Supply Agreement.

16.2.

Company (directly or through any Affiliate of Company that is not a Regional Producing Bottler) reserves the right to establish and revise at any time, in its sole discretion, the price for each SKU of the Covered Beverages and Related Products produced by or on behalf of Company and furnished by Company to Bottler.

16.3.

As used in Section 16.2 and Section 16.4 hereof, “price” means the national delivered price established and revised by Company or any such Affiliate from time to time in its sole discretion, including any freight charges, but without regard to marketing, trade or other funding, or non-financial support by Company related to the Covered Beverages or Related Products.

16.4.

The price charged by Company (or any Affiliate of Company that is not a Regional Producing Bottler) to Bottler for each SKU of Covered Beverages and Related Products produced by or on behalf of Company and supplied to Bottler will not exceed the price charged by Company (or any such Affiliate) to any other Expanding Participating Bottler, Participating Bottler, or Company Owned Distributor in the United States for each such respective SKU.

16.5.

Bottler further acknowledges that Company reserves the right to establish and revise at any time, in its sole discretion the price of concentrate, beverage base, or any other constituent part sold by Company (directly or through its Affiliate) to any Regional Producing Bottler or other Company Authorized Supplier for the manufacture of the Covered Beverages and Related Products.

17.	OWNERSHIP AND CONTROL OF BOTTLER
17.1.

Bottler hereby acknowledges the personal nature of Bottler’s obligations under this Agreement, including with respect to the performance standards applicable to Bottler, the dependence of the Trademarks on proper quality control, the level of marketing effort required of Bottler to stimulate and maintain demand for the Covered Beverages and Related Products in the First-Line Territory, and the confidentiality required for protection of Company’s trade secrets and confidential information.

17.2.

Bottler represents and warrants to Company that, prior to execution of this Agreement, Bottler has made available to Company a complete and accurate list of Persons that own more than five percent (5%) of the outstanding securities of Bottler, and/or of any third parties having a right to, or effective power of, control or management of Bottler (whether through contract or otherwise).

17.3.	Bottler covenants and agrees:
17.3.1.

to inform Company without delay of any changes in the record ownership (or, if known to Bottler, any change in the Beneficial Ownership) of more than ten percent (10%) of the shares of Bottler’s outstanding equity interests in a transaction or series of related transactions, provided, that if Bottler is subject to the disclosure and reporting requirements of the Securities Exchange Act of 1934, as amended, this Section 17.3.1 shall not apply;

17.3.2.	to inform Company without delay if a Change of Control occurs with respect to Bottler; and

17.3.3.

not to change its legal form of organization without first obtaining the written consent of Company, which consent will not be unreasonably withheld, conditioned or delayed. It is understood and agreed that Company will not withhold its consent unless the change in legal form could reasonably be expected to affect Bottler’s obligations under this Agreement. For this purpose, (a) the making of an election to be taxed as a Subchapter S corporation for federal income tax purposes, or termination of such an election, and/or (b) reincorporation in another state within the United States of America, will not be considered a change in Bottler’s legal form of organization and will not require Company’s consent.

17.4.

Bottler acknowledges that Company has a vested and legitimate interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of Company's bottling, distribution and sales system. Bottler therefore covenants and agrees:

17.4.1.

Not to assign, transfer or pledge this Agreement or any interest herein, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including by merger or liquidation), or sublicense its rights under this Agreement, in whole or in part, to any third party or parties, without the prior written consent of Company; and

17.4.2.	Not to delegate any material element of Bottler’s performance under this Agreement, in whole or in part, to any third party or parties without the prior written consent of Company.
17.5.	Notwithstanding Section 17.4, the following shall be expressly permitted hereunder:
17.5.1.

Bottler may, after Notice to Company, assign, transfer or pledge this Agreement or any interest herein, in whole or in part, or delegate any material element of Bottler's performance of this Agreement, in whole or in part, to any wholly-owned Affiliate of Bottler; provided that (a) any such Affiliate must agree in writing to be bound by and comply with the terms and conditions of this Agreement, and (b) any such assignment, transfer, pledge or delegation will not relieve Bottler of any of its obligations under this Agreement; and

17.5.2.

Bottler may engage third party contractors and service providers for the purpose of receiving services relating to non-core functions (e.g., back-office administrative services, human resources, payroll, information technology services and similar services); provided that (a) Bottler will retain full responsibility to Company for all of Bottler’s obligations under this Agreement; and (b) Bottler may not subcontract core functions (i.e., market and customer-facing functions) without the prior written consent of Company.

17.6.	Any attempt to take any actions prohibited by Sections 17.4 and 17.5 without Company’s prior written consent shall be void and shall be deemed to be a material breach of this Agreement.
17.7.	Bottler may not describe Company or Bottler’s relationship with Company in any prospectus, offering materials, or marketing materials used by or on behalf of Bottler in connection with the issue, offer, sale, transfer, or exchange of any ownership interest in Bottler or any bonds, debentures or other evidence of indebtedness of Bottler, unless Bottler provides Company with such description at least five (5) Business Days prior to filing or use.  Company must provide any comments within three (3) Business Days following receipt of the materials from Bottler.  Except as otherwise provided by this Agreement in connection with a Change of Control or sale of the Business, Company shall not require Bottler to disclose the identity of prospective investors, bondholders or lenders or the terms, rates or conditions of the underlying agreements with such Persons.  Bottler will not be required to provide to Company any description that has been previously reviewed by Company.

18.	TERM OF AGREEMENT
18.1.

This Agreement will commence on the Effective Date and continue for an initial period of ten (10) years (the "Initial Term"), unless earlier terminated pursuant to the provisions of Section 19 (COMMERCIAL IMPRACTICABILITY), Section 20 (FORCE MAJEURE), Section 21 (TERMINATION FOR DEFINED EVENTS) or Section 22 (DEFICIENCY TERMINATION).

18.2.

Bottler may elect not to renew this Agreement upon expiration of the Initial Term or any Additional Term by providing Company with Notice of its intention at least one (1) year prior to expiration of the Initial Term or any Additional Term, as the case may be.

18.3.

Unless Bottler has given Notice of its intention not to renew as provided in Section 18.2, or this Agreement has otherwise been earlier terminated as provided in Section 19 (COMMERCIAL IMPRACTICABILITY), Section 20 (FORCE MAJEURE), Section 21 (TERMINATION FOR DEFINED EVENTS) or Section 22 (DEFICIENCY TERMINATION), the then effective term of this Agreement will automatically renew for successive additional terms of ten (10) years each (each an “Additional Term”).

19.	COMMERCIAL IMPRACTICABILITY
19.1.	With respect to any one or more Covered Beverages and Related Products (the “Affected Products”) and the First-Line Territory or any portion thereof (the “Affected Territory”), as applicable,
19.1.1.

the obligation of Company (including any of its Affiliates) or Company Authorized Supplier to supply Affected Products to Bottler and Bottler’s obligation to purchase Affected Products from Company, its Affiliates, or a Company Authorized Supplier and to market, promote, distribute, and sell the Affected Products in accordance with the terms of this Agreement shall be suspended during any period when there occurs a change in applicable laws, regulations or administrative measures (including any government permission or authorization regarding customs, health or manufacturing, and further including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), or issuance of any judicial decree or order binding on any of the parties hereto, in each case in such a manner as to render unlawful or commercially impracticable:

19.1.1.1.	the importation or exportation of any essential ingredients of the Affected Products that cannot be produced in quantities sufficient to satisfy the demand therefor by existing Company

(including any of its Affiliates) or Company Authorized Supplier facilities in the United States;
19.1.1.2.	the manufacture and distribution of Affected Products to Bottler; or
19.1.1.3.	Bottler’s marketing, promotion, distribution, and sale of Affected Products within the Affected Territory.
19.2.	To the extent that Bottler is unable to perform its obligations as a consequence of any of the contingencies set forth in Section 19.1, and for the duration of such inability:
19.2.1.	Company (including any of its Affiliates) shall be relieved of their respective obligations under any Finished Goods Supply Agreement; and
19.2.2.

the determination of Bottler’s performance under Section 14.1 and Section 14.2 shall be made without regard to the Affected Products within the Affected Territory.   If any of the contingencies set forth in this Section 19 persists so that either party’s obligation to perform is suspended for a period of two (2) years or more, the other party may upon Notice terminate this Agreement and any Related Agreements with regard to the Affected Products and the Affected Territory, as applicable, without paying any compensation or other liability for damages (except as provided in Section 25).

20.	FORCE MAJEURE
20.1.

“Force Majeure Event” means any strike, blacklisting, boycott or sanctions imposed by a sovereign nation or supra-national organization of sovereign nations, however incurred; or any act of God, act of foreign enemies, embargo, quarantine, riot, insurrection, a declared or undeclared war, state of war or belligerency or hazard or danger incident thereto.

20.2.

Neither Company (including any of its Affiliates or any Company Authorized Supplier) nor Bottler shall be liable for or be subject to any claim for breach or termination as the result of a failure to perform any of their respective obligations under this Agreement if and to the extent that such failure is caused by or results from a Force Majeure Event; provided, however:

20.2.1.

The party claiming the excuse afforded by this Section 20 must use commercially reasonable efforts to comply with any excused obligations under this Agreement that are impaired by such Force Majeure Event; and

20.2.2.	If Bottler is the party claiming the excuse afforded by this Section 20:
20.2.2.1.

to the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event with respect to all or any portion of the First-Line Territory within three (3) months from the date of the occurrence of the Force Majeure Event, then,

20.2.2.1.1.

Company shall have the right (but not the obligation) upon not less than one (1) month prior Notice to suspend this Agreement and Related Agreements within the affected parts of the First-Line Territory (or the entire First-Line Territory to the extent affected by such event) during the period of time that such Force Majeure Event results in Bottler being unable to perform its obligations under this Agreement; and

20.2.2.1.2.

During the period of any such suspension, Company or any third party designated by Company shall have the right to market, promote, distribute, and sell Covered Beverages and Related Products, and otherwise exercise Bottler’s rights and perform services otherwise required of Bottler under this Agreement and Related Agreements within any such affected portion of the First-Line Territory, without any obligation to account to Bottler for profits from the distribution of Covered Beverages and Related Products in the First-Line Territory that are not distributed by Bottler.

20.2.2.2.

to the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event with respect to all or any portion of the First-Line Territory within two (2) years from the date of occurrence of the Force Majeure Event, Company shall have the right to terminate this Agreement and Related Agreements as to the affected portion of the First-Line Territory, subject to Bottler’s rights under Section 25.

21.	TERMINATION FOR DEFINED EVENTS
21.1.	Company may, at Company’s option, terminate this Agreement, subject to the requirements of Section 25, if any of the following events occur:
21.1.1.	An order for relief is entered with respect to Bottler under any Chapter of Title 11 of the United States Code, as amended;
21.1.2.

Bottler voluntarily commences any bankruptcy, insolvency, receivership, or assignment for the benefit of creditors proceeding, case, or suit or consents to such a proceeding, case or suit under the laws of any state, commonwealth or territory of the United States or any country, kingdom or commonwealth or sub-division thereof not governed by the United States;

21.1.3.

A petition, proceeding, case, complaint or suit for bankruptcy, insolvency, receivership, or assignment for the benefit of creditors, under the laws of any state, territory or commonwealth of the United States or any country, commonwealth or sub-division thereof or kingdom not governed by the United States, is filed against Bottler, and such a petition, proceeding, suit, complaint or case is not dismissed within sixty (60) days after the commencement or filing of such a petition, proceeding, complaint, case or suit or the order of dismissal is appealed and stayed;
21.1.4.

Bottler makes an assignment for the benefit of creditors, deed of trust for the benefit of creditors or makes an arrangement or composition with creditors; a receiver or trustee for Bottler or for any interest in Bottler's business is appointed and such order or decree appointing the receiver or trustee is not vacated, dismissed or discharged within sixty (60) days after such appointment or such order or decree is appealed and stayed;

21.1.5.

Any of Bottler's equipment or facilities is subject to attachment, levy or other final process for more than twenty (20) days or any of its equipment or facilities is noticed for judicial or non-judicial foreclosure sale and such attachment, levy, process or sale would materially and adversely affect Bottler's ability to fulfill its obligations under this Agreement;

21.1.6.	Bottler becomes insolvent or ceases to conduct its operations relating to the Business in the normal course of business; or
21.1.7.

Any agreement authorizing the manufacture, packaging, distribution or sale of Beverages in authorized containers (as defined in such agreement) under the trademark “Coca-Cola” between Company and Bottler or their respective Affiliates that is listed on Schedule 35.1.4 is terminated by Company in accordance with provisions that permit termination due to Bottler’s breach or default, unless Company agrees in writing that this Section 21.1.7 will not be applied by Company to such termination.

22.	DEFICIENCY TERMINATION
22.1.

In addition to the events of default and remedy described in Section 21, Company may also terminate this Agreement, subject to the requirements of Section 23 and Section 25, if any of the following events of default occur:

22.1.1.	Bottler fails to make timely payment for Covered Beverages or Related Products, or of any other material debt owing to Company;
22.1.2.

The condition of the facilities or equipment used by Bottler in distributing or selling the Covered Beverages and Related Products fails to meet the sanitary standards reasonably established by Company;

22.1.3.	Bottler fails to handle the Covered Beverages or Related Products in strict conformity with such standards and instructions as Company may reasonably establish;
22.1.4.	Bottler or any Affiliate of Bottler engages in any of the activities prohibited under Section 13;
22.1.5.	Bottler fails to comply with its obligations under Section 14;

22.1.6.	A Change of Control occurs with respect to Bottler without the consent of Company;
22.1.7.

Any Disposition of any voting securities representing more than fifty percent (50%) of the voting power of any Bottler Subsidiary (other than to a wholly-owned Affiliate in connection with an internal corporate reorganization) is made without the consent of Company by Bottler or by any Bottler Subsidiary. “Bottler Subsidiary” means any Person that is Controlled, directly or indirectly, by Bottler, and that is a party, or Controls directly or indirectly a party, to an agreement with Company or any of its Affiliates regarding the distribution or sale of Covered Beverages or Related Products; or

22.1.8.	Bottler breaches in any material respect any of Bottler’s other material obligations under this Agreement.
22.2.

In any such event of default, Company may either exercise its right to terminate under this Section 22 (subject to Section 23 and Section 25), or pursue any rights and remedies (other than termination) against Bottler with respect to any such event of default.

23.	BOTTLER RIGHT TO CURE
23.1.	Upon the occurrence of any of the events of default enumerated in Section 22, Company will give Bottler Notice of default.
23.2.

Within sixty (60) days of receipt of such Notice, Bottler will provide Company with a written proposed corrective action plan (“Corrective Action Plan”). The Corrective Action Plan must provide for correction of all issues identified in the Notice of default within one (1) year or less from the date on which the Corrective Action Plan is provided to Company.

23.3.	Company will negotiate in good faith with Bottler the terms of the Corrective Action Plan.
23.3.1.

If Company and Bottler fail to agree on a Corrective Action Plan within sixty (60) days of Bottler’s tender of such plan, Bottler must cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice of default. If Bottler fails to cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice, the default will be deemed not to have been cured.

23.3.2.

If Company and Bottler timely agree on a Corrective Action Plan, but Bottler fails to implement the agreed Corrective Action Plan to Company’s reasonable satisfaction within the time period specified by the Corrective Action Plan, the default will be deemed not to have been cured.

23.4.

In the event of an uncured default under Section 23.3, Company may, by giving Bottler further Notice of termination, terminate this Agreement, suspend sales of Covered Beverages and Related Products to Bottler and require Bottler to cease marketing, promoting, distributing, and selling Covered Beverages and Related Products.

23.5.	The provisions of this Section 23 (including any cure) will not apply to a default under Section 14.2, and will not limit Company’s right to pursue remedies under this Agreement on account of Bottler’s default, other than (i) termination under Section 22, (ii) cessation of Company’s performance of its obligations under this Agreement, or (iii) rescission.
23.6.

In the case of a breach by Bottler or one of its Affiliates of its obligations under this Agreement (other than (a) a default under Section 14.2   or (b) a Product Quality Issue as defined in Section 23.7), such breach will be deemed to be cured for purposes of this Section 23 if Bottler (or its Affiliate) has terminated the acts or omissions described in such Notice of breach, and has taken reasonable steps under the circumstances to prevent the recurrence of such breach.

23.7.

“Product Quality Issue” means a breach of Section 15.1 or Section 15.2 caused by a product quality issue involving a Covered Beverage or Related Product that results from the gross negligence or willful misconduct of Bottler and that materially and adversely affects one or more of the Trademarks.

23.7.1.

In the case of a Product Quality Issue, Bottler will have a period of sixty (60) days from Bottler’s awareness of the issue within which to cure the default, including, at the instruction of Company, and at Bottler’s expense, by the prompt withdrawal from the market and destruction of any affected Finished Product.

23.7.2.

If the Product Quality Issue has not been cured within such sixty (60) day cure period, Company (or the applicable Company Authorized Supplier(s)) may suspend sales of Covered Beverages and Related Products to Bottler, and, during a second sixty (60) day cure period, Company may supply, or cause or permit others to supply, Covered Beverages and Related Products in the First-Line Territory.

23.7.3.	If such Product Quality Issue has not been cured during the second sixty (60) day cure period, then Company may terminate this Agreement by giving Bottler Notice of termination.
24.	BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS
24.1.	Defined Terms
24.1.1.

“Business” means Bottler’s aggregate business in all First-Line Territories under this Agreement and any other agreement directly and primarily related to the marketing, promotion, distribution, and sale of Covered Beverages and Related Products in such First-Line Territories.

24.1.1.1.

“Business” will also include any business conducted by Bottler and identified on Schedule 24.1 as an “Included Business,” including any Permitted Line of Business or Permitted Ancillary Business acquired or developed by Bottler after the Effective Date that the parties agree to identify as an “Included Business” through amendment to Schedule 24.1.

24.1.1.2.	“Business” will expressly exclude any business identified on Schedule 24.1 as an “Excluded Business.”

24.1.1.3.

“Business” will also expressly exclude any business that is not directly and primarily related to the marketing, promotion, distribution and sale of Covered Beverages and Related Products in such territories that is not identified on Schedule 24.1 as an “Included Business”, whether or not such business is identified on Schedule 24.1 as an “Excluded Business.”

24.1.2.

“Sale Transaction” means either (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities of one or more of Bottler’s Subsidiaries), to any Person for value, of all or substantially all of the assets of the Business on a consolidated basis, or (ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of Bottler) with any Person (other than a Permitted Transferee) the result of which is that the shareholders of Bottler immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than fifty percent (50%) of the voting shares of Bottler on an as-converted, fully-diluted basis.

24.2.	Discussions with Company or Approved Potential Buyers
24.2.1.

If Bottler decides to sell, directly or indirectly, all or a majority interest in the Business, including as a result of a change in control or an unsolicited third party offer, Bottler will discuss the possible Sale Transaction exclusively with Company or Approved Potential Buyer(s) (except as provided in Section 24.2.2 or Section 24.4.3).  Any and all such discussions between Company and Bottler regarding a possible Sale Transaction shall be kept confidential, and shall not be binding on either party, and shall not be deemed to have triggered the commencement of the procedures for the sale of the Business described in Section 24.3 or Section 24.4.

24.2.2.

Once per calendar year and at any time following receipt by Bottler of a third party unsolicited bona fide offer or expression of interest regarding a Sale Transaction, Bottler may submit to Company in writing a list of potential buyers to whom Bottler may wish to sell Bottler’s Business (each, a “Potential Buyer”).  Bottler will submit the Potential Buyer list to Company’s most senior officer responsible for North America operations (with copies to each Company Notice recipient identified in Section 40.1.2) through registered or certified mail (return receipt requested) or another method of communication that requests acknowledgement of receipt by Company, and such Potential Buyer list shall be deemed received by Company upon Company’s acknowledgement of receipt (provided, that, upon such receipt, Company will be obligated to provide, and will provide, such confirmation).  In connection with Bottler’s preparation of a Potential Buyer list, Bottler may engage an investment banker (or other financial advisor) to solicit indications of interest from Potential Buyers, subject to appropriate confidentiality obligations.  At Bottler’s request, Company will also cooperate with Bottler to identify Potential Buyers that are acceptable to both Bottler (in Bottler’s sole discretion) and Company (in Company’s sole discretion).

24.2.2.1.	Bottler will also furnish Company with such additional information regarding the Potential Buyer(s) that Company may reasonably request.
24.2.2.2.

A Potential Buyer on Bottler’s Potential Buyer list will be deemed approved by Company unless Company determines (in its sole discretion) that the Potential Buyer is not acceptable and provides Notice of that determination to Bottler during the Approval Period.

24.2.2.3.

The “Approval Period” means the sixty (60) day period following Company’s receipt of Bottler’s Potential Buyer list and any additional information reasonably requested by Company from Bottler regarding the Potential Buyers unless Bottler is requesting approval in response to an unsolicited bona fide offer from a Potential Buyer regarding a Sale Transaction in which case the period will be thirty (30) days following Company’s receipt of Bottler’s Potential Buyer List.

24.2.2.4.	An “Approved Potential Buyer” means a Potential Buyer approved by Company in writing or deemed approved by Company in accordance with Section 24.2.2.2.
24.3.	Sale of Business to Approved Potential Buyer
24.3.1.

At any time during the Term and from time to time, Bottler may (at Bottler’s sole discretion) provide Company with Notice that Bottler wishes to enter into a Sale Transaction with an Approved Potential Buyer (an “Approved Potential Buyer Sale Notice”).  The Approved Potential Buyer Sale Notice will include the details of the proposed Sale Transaction with the Approved Potential Buyer.  Bottler will deliver the Approved Potential Sale Notice in writing to Company’s Chief Financial Officer, with a copy to Company’s General Counsel.  Bottler’s delivery of an Approved Potential Buyer Sale Notice will not preclude Bottler from delivering an Exit Notice under Section 24.4.

24.3.2.

Bottler may (at Bottler’s sole discretion) enter into a binding agreement for the Sale Transaction with the Approved Potential Buyer, on terms and conditions (including purchase price) mutually agreed by Bottler and the Approved Potential Buyer, within one hundred eighty (180) days following Bottler’s delivery of the Approved Potential Buyer Sale Notice to Company.

24.3.2.1.

If Bottler identified more than one (1) Approved Potential Buyer in its Approved Potential Buyer Sale Notice, then Bottler may engage in an auction process with such Approved Potential Buyers, and may (at Bottler’s discretion) enter into a binding agreement for a Sale Transaction with the Approved Potential Buyer selected by Bottler within one hundred eighty (180) days following Bottler’s delivery of the Approved Potential Buyer Sale Notice to Company.  The consummation of a Sale Transaction with an Approved Potential Buyer as contemplated under Section 24.3.2 will not constitute a breach or default under this Agreement or any Related Agreement.

24.3.3.

If Bottler and an Approved Potential Buyer consummate the Sale Transaction as contemplated in Section 24.3.2, then the Business will continue to be bound by the terms and conditions of this Agreement, without modification.  If requested by Company, the Approved Potential Buyer will confirm in writing that the Business will continue to market, promote, distribute and sell Covered Beverages and Related Products in the First-Line Territory subject to, and in accordance with, the terms and conditions of this Agreement and the Related Agreements, without modification.

24.3.4.

If Bottler and the Approved Potential Buyer do not enter into a binding agreement for a Sale Transaction within the one hundred eighty (180) day period following Bottler’s delivery of the Approved Potential Buyer Sale Notice, then Bottler will be required to re-submit an Approved Potential Buyer Sale Notice in accordance with Section 24.3.1 before entering into a Sale Transaction with an Approved Potential Buyer.

24.4.	Sale of Business without an Approved Potential Buyer
24.4.1.

At any time and from time to time during the Term, Bottler may, at Bottler’s sole discretion, provide Company with Notice that Bottler wishes to enter into a Sale Transaction, but that Bottler has not identified an Approved Potential Buyer or has not reached terms with an Approved Potential Buyer that are acceptable to Bottler (an “Exit Notice”).  Bottler’s delivery of an Exit Notice will not preclude Bottler from delivering an Approved Buyer Sale Notice and pursuing both alternatives at the same time.

24.4.1.1.

The Exit Notice will include the material terms and conditions (including price and form of consideration) of the proposed Sale Transaction by Bottler.  Bottler will deliver the Exit Notice in writing to Company’s Chief Financial Officer, with a copy to Company’s General Counsel.

24.4.1.2.

The Exit Notice will include the following unaudited written management information (to the extent that it is in Bottler’s possession or control and is ordinarily and customarily produced and used by Bottler for each of the three (3) year periods ending on the last day of the quarter preceding the date of the delivery of the Exit Notice): (a) revenues with respect to the Business for the relevant period then ended in both dollars and cases; (b) statements of income down to the contribution margin level for the Covered Beverages and Related Products for the relevant period then ended; (c) most current management bills of cost for each of the Covered Beverages and Related Products; (d) a copy of each of the then currently effective and enforceable distribution agreements for distribution of the Covered Beverages and Related Products; (e) business plan volumes and strategic plans for the Business; and (f) material claims relating to the Business of which Bottler has knowledge.  All of the foregoing information is collectively referred to as the “Base Information”. Bottler will also provide such additional information (the “Additional Information”) as reasonably requested by Company and as Bottler and Company may agree is desirable to facilitate Company’s valuation of the Business.

24.4.1.3.

Bottler and Company will work together in good faith to negotiate the terms and conditions of a binding agreement under which Company or Company’s designee would acquire Bottler’s Business, including the purchase price for the Business.  If the parties cannot mutually agree upon the purchase price for the Business within one hundred twenty (120) days following Bottler’s delivery of the Exit Notice, then Bottler will notify Company in writing as to whether Bottler wishes to (i) terminate the process, or (ii) cause the value of the Business to be determined in accordance with the valuation process specified in Section 26 (the “Valuation Process”).

24.4.1.4.

Once the value of the Business has been established either by mutual agreement of Bottler and Company, or through the Valuation Process, Bottler will have the right, in its sole discretion, to deliver Notice to Company that Bottler wishes to sell the Business to Company (or Company’s designee) at the agreed purchase price (or the purchase price established through the Valuation Process, as the case may be) (a “Company Sale Notice”).  The Company Sale Notice must be delivered by Bottler to Company, if at all, within sixty (60) days following the determination of the purchase price for the Business (by mutual agreement or through the Valuation Process, as the case may be).  The Company Sale Notice will constitute a binding offer by Bottler to sell the Business to Company or Company’s designee in accordance with the terms of this Section 24.4; provided that Bottler may withdraw such offer at any time prior to closing of such transaction, if and only if Bottler (a) reimburses Company for all third party out of pocket expenses incurred by Company in connection with the exercise by Bottler of its rights under this Section 24; and (b) exercises such right to withdraw an offer no more than once every three (3) years.

24.4.2.

If Bottler delivers a Company Sale Notice as contemplated above, then, within thirty (30) days following Company’s receipt of the Company Sale Notice, Company must elect (in Company’s sole discretion) either (1) to acquire the Business (or cause the Business to be acquired by Company’s designee) in accordance with this Section 24.4, or (2) to amend this Agreement as contemplated in Schedule 24.4.2.  Prior to the expiration of such thirty (30) day period, Company will provide Notice of its election to Bottler.  If Bottler provides Notice to Company that Company has failed to make an election under this Section 24.4.2 within the thirty (30) day period, and Company fails to deliver Notice of its election within ten (10) days following receipt of such notice from Bottler, then Company will be deemed to have elected to amend this Agreement as contemplated in Schedule 24.4.2.

24.4.2.1.

If Company delivers a Notice under Section 24.4.2 that Company (or Company’s designee) will acquire the Business, then Company or Company’s designee will acquire the Business for cash (unless otherwise mutually agreed) at the purchase price mutually agreed by Company (or Company’s designee) and Bottler, or, the purchase price established through the Valuation Process, as applicable.

24.4.2.2.

If Company delivers a Notice under Section 24.4.2 that Company (or Company’s designee) will acquire the Business, then Company will acquire the Business on the terms and conditions (other than purchase price) mutually agreed upon by Bottler and Company (or Company’s designee).  If Bottler and Company (or Company’s designee) are unable to agree on terms and conditions of sale (other than purchase price) within sixty (60) days following Company’s delivery of a Notice under Section 24.4.2 that Company (or Company’s designee) will acquire the Business, then Company or Company’s designee will acquire the Business on the terms and conditions specified in Schedule 24.4.1.  The failure to reach agreement on the terms and conditions (other than price) will in no event result in a deemed election to amend the terms of this Agreement. The purchase price for the Business will be paid in cash at closing, unless otherwise agreed by Bottler and Company (or Company’s designee).

24.4.2.3.

Closing of the acquisition of the Business by Company or Company’s designee will occur within ten (10) Business Days following the receipt of all required consents and regulatory approvals (including expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act).

24.4.3.

If Company delivers a Notice under Section 24.4.2 that Company will amend this Agreement as contemplated in Schedule 24.4.2, or Company is deemed to have elected to amend this Agreement as contemplated in Schedule 24.4.2, then (1)

this Agreement will automatically be deemed amended as specified in Schedule 24.4.2 (and Bottler and Company will take whatever actions may be necessary or appropriate to document and confirm such amendments to this Agreement), (2) Company will reimburse Bottler for all third party out of pocket expenses incurred by Bottler in connection with the exercise by Bottler of its rights under this Section 24, and (3) Bottler may thereafter enter into a Sale Transaction with a third party selected by Bottler, in its sole discretion (and as to which Company will have no approval rights), on terms and conditions mutually agreed by Bottler and the third party buyer selected by Bottler. If Bottler does consummate the Sale Transaction, then the buyer will acquire the Business subject to the terms of this Agreement, as modified under Schedule 24.4.2.

24.5.	Each party shall act promptly and without delay in satisfying its obligations under this Section 24.
25.

COMPENSATION TO BOTTLER ON TERMINATION FOR COMMERCIAL IMPRACTICABILITY UNDER SECTION 19.2.2, FORCE MAJEURE UNDER SECTION 20.2.2.2, DEFINED EVENTS UNDER SECTION 21 OR DEFICIENCY TERMINATION UNDER SECTION 22

25.1.

If at any time during the Initial Term or any Additional Term, Company exercises its right to terminate this Agreement in accordance with Section 19.2.2, Section 20.2.2.2, Section 21, or Section 22, Company will send Notice that Company will acquire the Business in accordance with this Section 25 (a “Purchase Notice”).

25.2.

Upon receipt of a Purchase Notice from Company, except as provided in Section 25.2.1, Bottler shall sell the Business to Company (or Company’s designee) and Company (or its designee) shall purchase the Business from Bottler for cash (unless otherwise mutually agreed) at the price determined in accordance with the Valuation Process specified in Section 26 and on the other terms and conditions specified in Schedule 24.4.1.

25.2.1.

If this Agreement terminates under Section 22.1.4 (solely as a result of Bottler’s willful misconduct), Section 22.1.6, or Section 22.1.7, then Company will purchase the Business from Bottler for cash (unless otherwise mutually agreed) at a price equal to eighty-five percent (85%) of the price determined in accordance with the Valuation Process specified in Section 26.

25.3.

Closing of the acquisition of the Business by Company or its designee under this Section 25 will occur within ten (10) Business Days following the receipt of all required consents and regulatory approvals (including expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act) and after determination of the Business Value in accordance with the Valuation Process (if applicable).

25.4.

The acquisition agreement providing for the acquisition of Bottler’s Business by Company or its designee in accordance with Section 24 or this Section 25 will include mutual releases of claims (other than claims arising under the terms of such acquisition agreement).

25.4.1.

Without limiting the preceding sentence, amounts paid by Company (directly or through a Company Affiliate) or Company’s designee to Bottler as required under this Section 25 will be in lieu of, and in full satisfaction of, any claims whatsoever that Bottler may have against Company in connection with the

Covered Beverages or Related Products or Bottler’s Business, including any payment due to Bottler other than (a) any trade payables due in the ordinary course of business, (b) any other undisputed amounts then due and owing, (c) any indemnification, contribution, or other similar rights Bottler may have against Company with respect to a third party claim (including any claim by a Governmental Authority) arising out of any actual or threatened action, suit, proceeding or investigation brought against Bottler, (d) any post-closing adjustments provided for in acquisition agreements between Company (or any of its Affiliates) and Bottler (or any of its Affiliates) with respect to sub-bottling territory acquired from CCR (e.g., purchase price adjustments based on determination of the net book value of transferred assets as of closing), or (e) as otherwise may be agreed by Company and Bottler.

25.4.2.

The parties acknowledge and agree that the remedies at law of Company or Bottler for any actual or threatened breach of the covenants in Sections 24, 25 or 26 would be inadequate and that the non-breaching party will be entitled to specific performance of the covenants in Sections 24, 25 and 26, including entry of an ex parte, temporary restraining order in state or federal court, preliminary and permanent injunctive relief against acts or omissions in violation of  Sections 24, 25 or 26, or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses that the non-breaching party may be legally entitled to recover.

26.	VALUATION
26.1.

If Bottler decides to sell the Business as contemplated under Section 24 and Bottler and Company are unable to mutually agree upon a purchase price within the one hundred twenty (120) day negotiation period specified in Section 24.4.1.3, or if Company is to acquire the Business as contemplated under Section 25, then the purchase price for the Business will be established in accordance with this Section 26.

26.2.

Bottler and Company will each appoint a Valuation Expert within five (5) Business Days after the expiration of the applicable negotiation period under Section 24.4.1.3 (or after receipt by Bottler of a Purchase Notice from Company under Section 25.1 if applicable), and will instruct each Valuation Expert to provide its final valuation no later than sixty (60) days after such appointment.

26.2.1.

“Valuation Expert” means an independent and reputable valuation firm or investment banking firm of national standing, that (i) has had no business relationship of any nature (whether directly or through any of its Affiliates) with either Company or Bottler or their respective Affiliates in the twelve months prior to its selection, (ii) is not, directly or through any of its Affiliates, in then-current discussions with either Company or Bottler or any of their respective Affiliates regarding a proposed future engagement, and (iii) has no other conflict of interest or financial interest in the proposed transaction (other than receipt of its fee as discussed below).  No Valuation Expert will be permitted to receive a fee other than a fixed fee, which fee shall not be contingent on the closing of the transaction or calculated based on the Business Value.

26.2.2.	“Business Value” means the value of the Business as finally determined under the Valuation Process.
26.3.	Each Valuation Expert will perform a valuation of the Business.
26.4.	If the valuations differ by less than ten percent (10%) of the higher valuation, the average of the two valuations will be the value of the Business.
26.5.

If the valuations differ by ten percent (10%) of the higher valuation or more, the Valuation Experts will appoint a third Valuation Expert who will value the Business and will be instructed to provide its final valuation no later than sixty (60) days after its appointment.

26.5.1.

In this event, the value of the Business will be the average of the two valuations with the smallest difference in the reported value, unless one valuation is the average of the other two valuations, in which case such valuation will be the value of the Business (measured on an absolute basis).

26.6.

The Valuation Experts will be instructed to determine the fair value of the Business by determining the fair market value of the Business as if sold as a going concern, as between a willing buyer and a willing seller not under a compulsion to buy or sell in an arm’s-length transaction, taking into account all relevant factors, and using such methods as the Valuation Experts deem appropriate, subject to the specific instructions set forth in Schedule 26.

26.7.

Each party will have the right to review all information and materials furnished by the other party to the Valuation Experts, and each party will cooperate in good faith to correct any errors in the information and materials provided by that party prior to submission to the Valuation Experts.

26.8.	If a third Valuation Expert is used, as contemplated above, the third Valuation Expert will not be provided access to the valuations performed by the first two Valuation Experts.
26.9.

The fees and expenses incurred in connection with the Valuation Process will be borne equally by Bottler and Company; provided, however, that if a third Valuation Expert is required under the foregoing provisions, then the party who appointed the Valuation Expert whose valuation differs more from the Business Value as finally determined (measured on an absolute basis) will be responsible for the fees and expenses of the third Valuation Expert.

27.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS
27.1.	Upon the expiration without renewal or earlier termination of this Agreement and thereafter:
27.1.1.

Bottler must not distribute or sell the Covered Beverages or Related Products or make any use of the Trademarks, Finished Product or advertising, marketing or promotional material used or intended for use by Bottler in connection with the distribution and sale of the Covered Beverages or Related Products;

27.1.2.

Bottler must promptly eliminate all references to Company, the Covered Beverages, the Related Products and the Trademarks from the premises, delivery vehicles, vending machines, coolers and other equipment of Bottler and from all business stationery and all written, graphic, electromagnetic, digital or other advertising, marketing or promotional material used or maintained by Bottler, and Bottler must not hold forth in any manner whatsoever that Bottler has any connection with Company, the Covered Beverages, the Related Products or the Trademarks; and

27.1.3.

All rights and obligations under this Agreement, whether specifically set out or whether accrued or accruing by use, conduct or otherwise, will expire, cease and end, excepting (a) all provisions concerning the obligations of Bottler as set forth in Sections 24 through 27, (b) all provisions concerning the obligations of Company as set forth in Sections 24 through 26, (c) all claims for amounts due and payable by one party to the other under the terms of this Agreement as of the date of termination, and (d) each of Sections 28 through 44, all of which will continue in full force and effect, provided always that this provision will not affect any rights either party may have against the other in respect of any claim for nonpayment of any debt or account owed by Bottler to Company or Company Authorized Suppliers or by Company or any Authorized Company Authorized Suppliers to Bottler.

28.	COMPANY’S RIGHT OF ASSIGNMENT

Company may assign any of its rights and delegate all or any of its duties or obligations under this Agreement to one or more of its Affiliates; provided, however, that any such delegation will not relieve Company from any of its contractual obligations under this Agreement.

29.	LITIGATION
29.1.

Company reserves and has the sole and exclusive right and responsibility to institute any civil, administrative or criminal proceedings or actions, and generally to take or seek any available legal remedy it deems desirable, for the protection of its reputation, the Trademarks, and other intellectual property rights, as well as for the Covered Beverages and Related Products, and to defend any action affecting these matters.

29.2.

At the request of Company, Bottler will render reasonable assistance in any such action, including, if requested to do so in the sole discretion of Company, allowing Bottler to be named as a party to such action. However, no financial burden will be imposed on Bottler for rendering such assistance.

29.3.	Bottler shall not have any claim against Company as a result of such proceedings or action or for any failure to institute or defend such proceedings or action.
29.4.	Bottler must promptly notify Company of any litigation or proceedings instituted or threatened against Bottler affecting these matters.
29.5.

Bottler must not institute any legal or administrative proceedings against any third party that may affect the interests of Company in the Trademarks without the prior written consent of Company, which consent Company may grant or withhold in its sole discretion.

29.6.

Bottler will consult with Company on all product liability claims, proceedings or actions brought against Bottler in connection with the Covered Beverages or Related Products and will take such action with respect to the defense of any such claim or lawsuit as Company may reasonably request in order to protect the interests of Company in the Covered Beverages and Related Products or the goodwill associated with the Trademarks.
30.	INDEMNIFICATION
30.1.

Company will indemnify, protect, defend and hold harmless each of Bottler and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all claims, liabilities, losses, damages, injuries, demands, actions, causes of action, suits, proceedings, judgments and expenses, including reasonable attorneys' fees, court costs and other legal expenses (collectively, “Losses”), to the extent arising from, connected with or attributable to: (a) Company’s or CCR’s manufacture or handling of the Covered Beverages or Related Products; (b) the breach by Company of any provision this Agreement; (c) Bottler’s use, in accordance with this Agreement and Company guidelines respecting use of Company intellectual property, of the Trademarks or of package labels, POS materials and other local marketing and merchandising materials supplied by Company in conjunction with the distribution and sale of the Covered Beverages or Related Products; or (d) the inaccuracy of any warranty or representation made by Company herein or in connection herewith. None of the above indemnities shall require Company to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

30.2.

Bottler will indemnify, protect, defend and hold harmless each of Company and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all Losses to the extent arising from, connected with or attributable to: (a) Bottler’s handling, distribution, promotion, marketing, and sale of the Covered Beverages or Related Products (except to the extent caused by Company’s manufacture or handling of the Covered Beverages or Related Products); (b) the breach by Bottler of any provision of this Agreement; or (c) the inaccuracy of any warranty or representation made by Bottler herein or in connection herewith. None of the above indemnities shall require Bottler to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

30.3.

Neither party will be obligated under this Section 30 to indemnify the other party for Losses consisting of lost profits or revenues, loss of use, or similar economic loss, or for any indirect, special, incidental, consequential or similar damages (“Consequential Damages”) arising out of or in connection with the performance or non-performance of this Agreement (except to the extent that an indemnified third party claim asserted against a party includes Consequential Damages).

31.	BOTTLER’S INSURANCE

Bottler shall obtain and maintain a policy of insurance with insurance carriers in such amounts and against such risks as would be maintained by a similarly situated company of a similar size and giving full and comprehensive coverage both as to amount and risks covered in respect of matters referred to in Section 30 (including Bottler’s indemnity of Company contained therein) and shall on request produce evidence satisfactory to Company of the existence of such insurance.  Compliance with this Section 31 will not limit or relieve Bottler from its obligations under Section 30.  In addition, Bottler will satisfy the insurance requirements specified on Schedule 31.

32.	LIMITATION ON BOTTLER REPRESENTATIONS OR DISCLOSURES REGARDING COVERED BEVERAGES OR RELATED PRODUCTS

Bottler covenants and agrees that, except as required by law, it will make no representations or disclosures to the public or any Governmental Authority or to any third party concerning the attributes of the Covered Beverages or Related Products (other than statements consistent with representations or disclosures previously made or authorized by Company), without the prior written consent of Company.  If Bottler is required to make any such representations or disclosures to a Governmental Authority, Bottler first will notify Company before making any such representation or disclosure and will cooperate with Company in good faith to ensure the accuracy of all such information (except to the extent that such Notice and cooperation would otherwise be prohibited under applicable law).  This Section 32 will not apply to financial information disclosed in accordance with applicable securities laws or to marketing and advertising materials used in the ordinary course of business consistent with the provisions of this Agreement.

33.	INCIDENT MANAGEMENT
33.1.

Company and Bottler recognize that incidents may arise that can threaten the reputation and business of Bottler and/or negatively affect the good name, reputation and image of Company and the Trademarks.

33.2.

In order to address such incidents, including any questions of quality of the Covered Beverages or Related Products that may occur, Bottler will designate and organize an incident management team and inform Company of the members of such team.

33.3.

Bottler further agrees to cooperate fully with Company and such third parties as Company may designate and coordinate all efforts to address and resolve any such incident consistent with procedures for crisis management that may be issued to Bottler by Company from time to time.

34.	SEVERABILITY

If any provision of this Agreement is or becomes legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of such provision shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trademarks.

35.	AMENDMENT AND RESTATEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION
35.1.	As to all matters and things herein mentioned, the parties agree:
35.1.1.

The existing bottle contracts between Company and its Affiliates and Bottler and its Affiliates, including those contracts identified on Exhibit D, are hereby amended, restated and superseded in their entirety, and all rights, duties and obligations of Company and Bottler regarding the Trademarks and the manufacture, packaging, distribution and sale of the Covered Beverages and Related Products shall be determined under this Agreement, without regard to the terms of any prior agreement and without regard to any prior course of conduct between the parties (the parties acknowledge that any existing bottle contract between Company and Bottler that is not listed on Exhibit D is nevertheless superseded hereby), except as specifically provided in Section 35.1.4.

35.1.2.

This Agreement sets forth the entire agreement between Company and Bottler with respect to the subject matter hereof, and all prior understandings, commitments or agreements relating to such matters between the parties or their predecessors-in-interest are of no force or effect and are cancelled hereby, except as specifically provided in Section 35.1.4.

35.1.3.

Any waiver, amendment or modification of this Agreement or any of its provisions, and any consents given under this Agreement shall not be binding upon Bottler, CCR or Company unless made in writing, signed by an officer or other duly qualified and authorized representative of company that it purports to bind.

35.1.4.

Section 35.1.1 and Section 35.1.2 are not intended to affect in any way the rights and obligations of Bottler (or any of its Affiliates) or Company (or any of its Affiliates) under the agreements listed in Schedule 35.1.4.

36.	NO WAIVER

Failure of Company or Bottler (including any of their respective Affiliates) to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the other party, shall not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by Bottler or by Company.

37.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES
37.1.	Bottler is an independent contractor and is not an agent of, or a partner or joint venturer with, Company.
37.2.

Each of Company, on the one hand, and Bottler, on the other hand, agree that it will neither represent, nor allow itself to be held out as an agent of, or partner or joint venturer with the other (including any of its Affiliates).

37.3.

Bottler and Company do not intend to create, and this Agreement shall not be construed to create, a partnership, joint venture, agency, or any form of fiduciary relationship.  Each party covenants and agrees never to assert that a partnership, joint venture or fiduciary relationship exists or has been created under or in connection with this Agreement and the Related Agreements.  There is no partnership, joint venture, agency, or any form of fiduciary relationship existing between Bottler and Company, but if it there is determined or found to be a partnership, joint venture, or agency, then Bottler and Company expressly disclaim all fiduciary duties that might otherwise exist under applicable law.

37.4.

Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person, other than the parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement. This Agreement does not, and is not intended to, confer any rights or remedies upon any Person other than Bottler and Company.

38.	HEADINGS AND OTHER MATTERS
38.1.	The headings herein are solely for the convenience of the parties and shall not affect the interpretation of this Agreement.
38.2.	As used in this Agreement, the phrase “including” means “including, without limitation” in each instance.
38.3.

References in this Agreement to Sections are to the respective Sections of this Agreement, and references to Exhibits and Schedules are to the respective Exhibits and Schedules to this Agreement as they may be amended from time to time.

39.	EXECUTION IN MULTIPLE COUNTERPARTS

The parties may execute this Agreement in counterparts, each of which is deemed an original and all of which only constitute one original.

40.	NOTICE AND ACKNOWLEDGEMENT
40.1.	Notices.
40.1.1.

Requirement of a Writing and Permitted Methods of Delivery.  Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing:

40.1.1.1.	Personal delivery;
40.1.1.2.	Registered or Certified Mail, in each case, return receipt requested and postage prepaid;
40.1.1.3.	Nationally recognized overnight courier, with all fees prepaid; or
40.1.1.4.	E-mail (followed by delivery of an original by another delivery method provided for in this Section).
40.1.2.

Addressees and Addresses.  Each party giving a Notice must address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed below or to another Addressee or at another address designated by a party in a Notice pursuant to this Section.

Company:

The Coca‑Cola Company

One Coca‑Cola Plaza

Atlanta, Georgia 30313

Attention:  EVP & President CCNA [or such other title as may be applicable to Company’s most senior officer for North America operations]

Email:  jdouglas@coca-cola.com

With a copy to:

The Coca‑Cola Company

One Coca‑Cola Plaza

Atlanta, Georgia 30313

Attention:  General Counsel

Email:  bgoepelt@coca-cola.com

and

King & Spalding LLP

1180 Peachtree Street NE

Atlanta, Georgia  30309

Attention:  William G. Roche
                    Anne M. Cox-Johnson

Email:  broche@kslaw.com
           acox@kslaw.com

Bottler:

Piedmont Coca-Cola Bottling Partnership

c/o Coca-Cola Bottling Co. Consolidated

4100 Coca Cola Plaza

Charlotte, North Carolina 28211

Attention:  E. Beauregarde Fisher III,
                    Executive Vice President & General Counsel

Email:  beau.fisher@ccbcc.com

With a copy to:

Moore & Van Allen PLLC

100 North Tryon Street

Suite 4700

Charlotte, North Carolina 28202

Attention:   John V. McIntosh

Email:  johnmcintosh@mvalaw.com

40.1.3.

Effectiveness of a Notice.  Except as specifically provided elsewhere in this Agreement, a Notice is effective only if the party giving or making the Notice has complied with Sections 40.1.1 and 40.1.2 and if the Addressee has received the Notice.  A Notice is deemed to have been received as follows:

40.1.3.1.	If a Notice is delivered in person, when delivered to the Addressee.
40.1.3.2.	If delivered by Registered or Certified Mail, upon receipt by Addressee, as indicated by the date on the signed receipt.
40.1.3.3.	If delivered by nationally recognized overnight courier service, one Business Day after deposit with such courier service.
40.1.3.4.	If sent by e-mail, when sent (if followed promptly by delivery of an original by another delivery method provided for in this Section).
40.1.3.5.

If the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver.

40.1.3.6.

Despite the other clauses of this Section 40.1.3, if any Notice is received after 5:00 p.m. on a Business Day where the Addressee is located, or on a day that is not a Business Day where the Addressee is located, then the Notice is deemed received at 9:00 a.m. on the next Business Day where the Addressee is located.

40.2.

If Bottler’s signature or acknowledgment is required or requested with respect to any document in connection with this Agreement and any employee or representative authorized by Bottler “clicks” in the appropriate space on the website designated by Company or takes such other action as may be indicated by Company, Bottler shall be deemed to have signed or acknowledged the document to the same extent and with the same effect as if Bottler had signed the document manually; provided, however, that no such signature or acknowledgment shall amend or vary the terms and conditions of this Agreement.

40.3.

Bottler acknowledges and agrees that Bottler has the ability and knowledge to print information delivered to Bottler electronically, or otherwise knows how to store that information in a way that ensures that it remains accessible to Bottler in an unchanged form.

41.	CHOICE OF LAW AND VENUE
41.1.

This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia, United States of America, without giving effect to any applicable principles of choice or conflict of laws, as to contract formation, construction and interpretation issues, and the federal trademark laws of the United States of America as to trademark matters.

41.2.

The parties agree that any lawsuit commenced in connection with, or in relation to, this Agreement must be brought in a United States District Court, if there is any basis for federal court jurisdiction.  If the party bringing such action reasonably concludes that federal court jurisdiction does not exist, then the party may commence such action in any court of competent jurisdiction.

42.	CONFIDENTIALITY
42.1.	For purposes hereof:
42.1.1.

“Confidential Business Information” means any valuable, secret business information, other than Trade Secrets, that a Disclosing Party designates or identifies as confidential at the time of disclosure or is by its nature recognizable as confidential information to a reasonably prudent person with knowledge of the Disclosing Party’s business and industry. Confidential Business Information includes any confidential business information provided to Disclosing Party by any third party that the Disclosing Party is obligated to hold in confidence as confidential business information.

42.1.2.

“Disclosing Party” means the party disclosing any Proprietary Information under this Agreement, whether such party is Bottler or Company or any of their respective Affiliates and whether such disclosure is directly from the Disclosing Party or through the Disclosing Party’s employees or agents.

42.1.3.

“Proprietary Information” means Trade Secrets, Confidential Business Information, and any other information or materials that in whole or in part include or are developed or based on any Trade Secrets or Confidential Business Information.  Proprietary Information does not include any information that: (a) was in the Receiving Party’s possession without restriction as to confidentiality, before receipt from the Disclosing Party; (b) is or becomes a matter of public knowledge through no breach of agreement or other fault of the Receiving Party; (c) is rightfully received by the Receiving Party from a third party without a duty of confidentiality; (d) is disclosed by the Disclosing Party to a third party without a duty of confidentiality on the third party; (e) is independently developed by the Receiving Party without regard to the Proprietary Information of the Disclosing Party; or (f) is disclosed by the Receiving Party with the Disclosing Party’s prior written approval.

42.1.4.

“Receiving Party” means the party receiving any Proprietary Information under this Agreement, whether such party is Bottler or Company or their respective Affiliates and whether such disclosure is received directly or through the Receiving Party’s employees or agents.

42.1.5.

“Trade Secrets” mean trade secrets of a Disclosing Party as defined under applicable law, as amended from time to time, including, without regard to form, technical or non-technical data, a formula, a pattern, a compilation, a program, a software program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, non-public forecasts, studies, projections, analyses, all customer data of any kind, or a list of actual or potential customers or suppliers, business and contractual relationships, or any information similar to the foregoing that: (a) derives economic value, actual or potential, from not being generally known and not being readily ascertainable by proper means to other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  Trade Secrets include any trade secret information provided to Disclosing Party by any third party that the Disclosing Party is obligated to hold in confidence as a trade secret.

42.2.

In the performance of this Agreement, each party may disclose to the other party certain Proprietary Information.  The Proprietary Information of the Disclosing Party will remain the sole and exclusive property of the Disclosing Party or a third party providing such information to the Disclosing Party.  The disclosure of the Proprietary Information to the Receiving Party does not confer upon the Receiving Party any license, interest, or right of any kind in or to the Proprietary Information, except as expressly provided under this Agreement.

42.3.

At all times and notwithstanding any termination or expiration of this Agreement or any amendment hereto, the Receiving Party agrees that it will hold in strict confidence and not disclose to any third party the Proprietary Information of the Disclosing Party, except as approved in writing by the Disclosing Party.  The Receiving Party will only permit access to the Proprietary Information of the Disclosing Party to those of its or its Affiliates’ employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained in this Agreement (including external auditors, attorneys and consultants).

42.4.

The Receiving Party will be responsible to the Disclosing Party for any third party’s use and disclosure of the Proprietary Information that the Receiving Party provides to such third party in accordance with this Agreement.  The Receiving Party will use at least the same degree of care it would use to protect its own Proprietary Information of like importance, but in any case with no less than a reasonable degree of care, including maintaining information security standards specific to such information as set forth in this Agreement.

42.5.

If the Receiving Party is required by a Governmental Authority or applicable law to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party will (a) first give Notice of such required disclosure to the Disclosing Party (to the extent permitted by applicable law), (b) if requested by the Disclosing Party, use reasonable efforts to obtain a protective order requiring that the Proprietary Information to be disclosed be used only for the purposes for which disclosure is required, (c) if requested by the Disclosing Party, take reasonable steps to allow the Disclosing Party to seek to protect the confidentiality of the Proprietary Information required to be disclosed, and (d) disclose only that part of the Proprietary Information that, after consultation with its legal counsel, it determines that it is required to disclose.

42.6.	Each Party will immediately notify the other Party in writing upon discovery of any loss or unauthorized use or disclosure of the Proprietary Information of the other Party.
42.7.

The Receiving Party will not reproduce the Disclosing Party’s Proprietary Information in any form except as required to accomplish the intent of this Agreement.  Any reproduction of any Proprietary Information by the Receiving Party will remain the property of the Disclosing

Party and must contain any and all confidential or proprietary Notices or legends that appear on the original, unless otherwise authorized in writing by the Disclosing Party.
42.8.	Neither Party will communicate any information to the other Party in violation of the proprietary rights of any third party.
42.9.

Upon the earlier of termination of this Agreement, written request of the Disclosing Party, or when no longer needed by the Receiving Party for fulfillment of its obligations under this Agreement, the Receiving Party will, if requested by the Disclosing Party,  either: (a) promptly return to the Disclosing Party all documents and other tangible materials representing the Disclosing Party’s Proprietary Information, and all copies thereof in its possession or control, if any; or (b) destroy all tangible copies of the Disclosing Party’s Proprietary Information in its possession or control, if any, in each case, except to the extent that such action would violate applicable regulatory or legal requirements.  Each party’s counsel may retain one copy of documents and communications between the Parties as necessary for archival purposes or regulatory purposes.

43.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS

The parties acknowledge and agree that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions must not be construed in favor of or against any party by reason of the extent to which a party or its professional advisors may have participated in the preparation of this Agreement.

44.	RESERVATION OF RIGHTS

Company reserves all rights not expressly granted to Bottler under this Agreement or Related Agreements.

[Signature page follows]

IN WITNESS WHEREOF, COMPANY AT ATLANTA, GEORGIA, AND BOTTLER AT CHARLOTTE, NORTH CAROLINA, HAVE CAUSED THESE PRESENTS TO BE EXECUTED IN TRIPLICATE BY THE DULY AUTHORIZED PERSON OR PERSONS ON THEIR BEHALF ON THE EFFECTIVE DATE.

THE COCA-COLA COMPANY

By:     /s/ J. A. M. Douglas, Jr.

         Authorized Representative

PIEDMONT COCA-COLA BOTTLING PARTNERSHIP

BY: COCA-COLA BOTTLING CO. CONSOLIDATED,

ITS MANAGER

By:     /s/ E. Beauregarde Fisher III

         Authorized Representative

[Signature Page to Comprehensive Beverage Agreement]

EXHIBIT A

Covered Beverages

The following Beverages and all SKUs, packages, flavor, calorie and other variations (e.g., Sprite Cranberry, Sprite Zero Cranberry) of each such Beverage offered by Company that are identified by the primary Trademark that also identifies such Beverage or any modification of such primary Trademark, such as, e.g., the primary Trademark used in conjunction with a prefix, a suffix or other modifier:

Coca-Cola

Caffeine Free Coca-Cola

Diet Coke

Diet Coke with Lime

Diet Coke with Splenda®

caffeine free Diet Coke

Coca-Cola Life

Coca-Cola Zero

caffeine free Coca-Cola Zero

Cherry Coke

Diet Cherry Coke

Cherry Coke Zero

Vanilla Coke

Diet Vanilla Coke

Vanilla Coke Zero

Barq’s

Diet Barq’s

DASANI

DASANI Plus

DASANI Sparkling

Fanta

Fanta Zero

Fresca

Mello Yello

Mello Yello Zero

PiBB Xtra

PiBB Zero

Seagram’s ginger ale

Seagram’s mixers

Seagram’s seltzer water

Sprite

Sprite Zero

TaB

VAULT

VAULT Zero

Delaware Punch

Surge

Minute Maid Sparkling

Exhibit A – page 1

Classified - Confidential

FUZE

FUZE iced tea

FUZE Juices

FUZE Refreshments

FUZE slenderize

Glacéau Vitaminwater

Glacéau Vitaminwater Energy

Glacéau Vitaminwater Zero

Glacéau Smartwater

Glacéau Fruitwater

Glacéau Smartwater Sparkling

POWERADE

POWERADE ZERO

The following Multiple Route To Market Beverages may be distributed in the First-Line Territory via Direct Store Delivery only to the extent specified below, provided, however, that if Company reasonably believes that Bottler’s distribution of any of the Beverages described below does not conform to these conditions, Company will provide Bottler with Notice of the circumstances and a period of 90 days to address such circumstances before asserting that Bottler is in breach of this Agreement:

All flavors of Minute Maid® Juices To Go in cans and PET bottles with volume between 10.0 fluid ounces and 1.0 liter, and in such other single serve packages to which Company from time to time provides prior written consent, which consent shall not be unreasonably withheld.

All flavors of Minute Maid® Refreshment (cold fill) in 2 liter PET bottles, 12 fluid ounce cans, 20 fluid ounce PET bottles, 16 fluid ounce PET bottles, and 500 milliliter PET bottles, and in such other single serve packages to which Company from time to time provides prior written consent, which consent shall not be unreasonably withheld.

All flavors of Gold Peak (hot fill) in 500 milliliter PET Bottles, 64 ounce (1.89 Liter) PET Bottles, and PET bottles with volume between 16.9 fluid ounces and 1.0 liter, and in such other single serve packages to which Company from time to time provides prior written consent, which consent shall not be unreasonably withheld.

All flavors of Honest Tea and Honest Ade in 59 fluid ounce PET bottles and in PET bottles with volume between 16.9 fluid ounces and 1.0 liter, and in such other single serve packages to which Company from time to time provides prior written consent, which consent shall not be unreasonably withheld.

Exhibit A – page 2

Classified - Confidential

EXHIBIT B

Trademarks

All trademarks, whether owned by Company, licensed by Company or otherwise authorized and approved for use by Company, to identify a Covered Beverage or Related Product identified on Exhibit A or Exhibit F, including any amendments thereto, including:

Coca-Cola

Coca-Cola (Script)

Coca-Cola (Red Disk icon)

Coke

Coca-Cola Bottle (2D symbol and 3D shape)

Dynamic Ribbon

Diet Coke

Coca-Cola Life

Coca-Cola Zero

Cherry Coke

Cherry Coke Zero

Vanilla Coke

Diet Vanilla Coke

Vanilla Coke Zero

Barq’s

Delaware Punch

Surge

Fanta

Fanta Zero

Fresca

Mello Yello

Mello Yello Zero

PiBB

PiBB Xtra

PiBB Zero

Seagram’s

Sprite

SPRITE Bottle (2D symbol and 3D shape)

Sprite Zero

TaB

VAULT

VAULT Zero

DASANI

DASANI Plus

DASANI Drops

FUZE

FUZE slenderize

FUZE Refreshments

FUZE Drops

Gold Peak

Exhibit B – page 1

Classified - Confidential

Glacéau Vitaminwater

Glacéau Vitaminwater Energy

Glacéau Vitaminwater Zero

Glacéau Vitaminwater Zero Drops

Glacéau Smartwater

Glacéau Fruitwater

Honest Tea

Honest Ade

Minute Maid

Minute Maid Drops

Minute Maid Juices to Go

Minute Maid Sparkling

POWERADE

POWERADE MOUNTAIN BERRY BLAST

POWERADE ZERO

POWERADE ZERO DROPS

Exhibit B – page 2

Classified - Confidential

EXHIBIT C

First-Line Territory

See attached.

Exhibit C

Classified - Confidential

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.

IN THE STATE OF GEORGIA:

That portion of the State of Georgia described as follows:

All of Hart County, all of Franklin County, except the South West Corner, bounded by a line drawn from Carlan in Banks to Aid, and from Aid running West of Bold Springs to the corner of Banks and Madison Counties; That part of Madison County lying North and East of lines drawn from Fort Lamar to the Northern limits of the town of Danielsville, and from the Eastern Limits of Danielsville to Dye in Elbert County, and that part of Elbert County lying North of lines drawn from Dye to a point on the Southern Railroad midway between Goss and Elberton and from this point to a point on the Savannah River, this last line running North of Hulme and Gaines and South of Critic.

(All points referred to are as the same existed on July 11, 1955.)

Exhibit C – page 1

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.

IN THE STATE OF NORTH CAROLINA:

Territory formally held by Kinston, N. C.:

In the City of Kinston, Lenoir County, North Carolina, and at all points within the following boundaries, viz: along and south of the Norfolk & Southern Railway that runs from Goldsboro, N.C. to Dover, N.C. between a point one (1) mile east of the eastern boundary of the City limits of the City of Goldsboro and the town of Dover including Dover; all points along and west of the Dover and South Bound Railway from Dover to Richlands, Onslow County, inclusive; north of a straight line drawn from a point one mile (1) southeast of Richlands, North Carolina, to a point one (1) mile north of the town of Hallsville, N. C., thence to a point one (1) mile southwest of the town of Cabin, N.C.; east of a line drawn due north and south from a point one (1) mile west of Cabin, N.C. through a point one (1) mile west of the towns of Pearshall and Branch’s Store, thence to a point one (1) mile east of the eastern boundary limits of the City of Goldsboro: (as said limits existed in November 1, 1921); Provided that none of the above points are within fifty miles (50) of the City of Raleigh, North Carolina, and that no territory other than that specifically set out above which may be within fifty (50) miles of the Cities of Wilmington or New Bern, N.C., or within twenty-seven (27) miles of Greenville, N.C. shall be considered to be included in this contract, and provided further that the territory set out in this contract does not encroach upon or conflict with the territory now owned or controlled by any other Coca-Cola Bottling plant.

Definite dividing Line in Wayne County between Kinston, N.C. and Goldsboro, N.C. as set cut in agreement dated August 10, 1953.

Exhibit C – page 2

“Beginning at a point on the Wayne-Green County line where an arc of a circle having a radius of 50 miles measured from the center of the City of Raleigh, North Carolina, crosses said County line and running Southwestwardly in a straight line to a point which lies one (1) mile due West of the Community of Saulston; thence due South in a straight line to a point which lies due East of the Community of Langston; thence Southwestwardly in a straight line to a point in the center of State Highway No. 102 which lies one hundred and fifty (150) yards from the center of the intersection of State Highway No. 102 and Federal Highway No. 70 (said intersection being known as Adamsville); thence Southwardly in a straight line to a point in the center of U.S. Highway No. 70 which lies one hundred and fifty (150) yards from the center of said intersection of State Highway No. 102 and Federal Highway No. 70; thence Southwardly in a straight line to a point where the arc of said circle having a radius of 50 miles measured from the center of Raleigh, North Carolina, crosses State Highway No. 111, said point lying approximately two and one-tenth (2 1/10) miles South of U.S. Highway No. 70.

Territory formally held by Greenville, N. C.:

In the City of Greenville, North Carolina, and within all the territory which is within a radius of twenty-seven (27) miles of said City of Greenville, N.C., which radius is bounded by Graingers on the South. Said territory is not to include Kinston or Vanceboro and should they be in that radius they are specifically excluded from this contract. It is expressly agreed that this contract does not include any point within fifty (50) miles of Raleigh, N. C.

The Tarboro, N.C. and Washington, N.C. territories having been heretofore disposed of, the same is hereby agreed to be excepted from this contract, and is more particularly described as follows:

“The City of Tarboro, N.C., Conetoe and Bethel, N.C., and all points on the East Carolina Railroad between Tarboro and Hookerton, inclusive, but excepting the town of Farmville in Pitt County: All points and dealers who receive freight from any point on the East Carolina R.R., except Snow Hill, are included in this contract: also, Ormondsville and Dixon’s Store in Greene County are included in this contract: also all points on the Norfolk & Carolina R.R. (now A.C.L. Ry.) between Tarboro and Hobgood inclusive are included in this contract. The store of Turnage & Ormond, at Ormondsville, is expressly excluded and the right to sell this store is reserved to the Greenville, N.C. plant.”

“Washington, N.C. and Plymouth, N.C.; also all points within twenty-seven miles of Greenville, N.C. lying east of and including the line of A.C.L. Ry. between Oakley N.C. and Washington, N.C.: east of and including the line of the Norfolk & Southern Ry. between Washington, N.C. and Vanceboro, N. C., but not including the town of Vanceboro, and not including the towns of Janesville, Williamston, Everett and Robertsonville, N.C.”

Exhibit C – page 3

The town of Goldsboro together with the following named towns and all that section of the country included within the boundary line passing around the said town in the order mentioned, to-wit: Dudley, Oliver, Princeton, Pine Level, Scottsville, and Pinkney, all in North Carolina.

AND ALSO:

The City of Mount Olive, N. C., and all points in Duplin, Wayne, and Sampson Counties, N. C., lying between a line drawn due north and south through a point one (1) mile west of the town of Clinton, N.C. and a line drawn on a fifty (50) mile radius from the City of Newbern, N. C., except such territory as may be within fifty (50) miles of either the cities of Wilmington, Raleigh or Newbern, N.C. excepting the territory from above south of a line drawn from a point one mile south of Clinton and one mile west of Clinton, said line then running in an easterly direction to a point one mile south of Warsaw, N.C., thence to a point four miles east of Warsaw, N.C. on the Kenansville Highway, thence in a northeastwardly direction to the boundary of Kinston, N.C. territory. It is understood that the towns of Dudley, Mt. Olive, Calypso, Bowden, Faison, Warsaw, Turkey and Clinton, N.C. are included in the above territory.

It is agreed that the above territory shall not conflict with the territory of any other Coca-Cola bottling plant now established.

Exhibit C – page 4

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.

IN THE STATE OF NORTH CAROLINA:

“In the city of Plymouth, North Carolina and that territory within the following described lines:

Beginning at a point in Washington County, North Carolina, on Albermarle Sound, one mile west of Machey’s south to a point one mile west of Roper, thence due south to a point where this line intersects a fifty (50) mile radius from New Bern, North Carolina; thence counter-clockwise along this same radius to a point where it intersects the Roanoke River. Thence in a northeastwardly direction along the south bank of the Roanoke River to Albermarle Sound; thence along the south bank of the Albermarle Sound to the point of beginning.”

Exhibit C – page 5

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.

IN THE STATE OF NORTH CAROLINA:

In the City of Tarboro, N.C., Conetoe and Bethel, N.C., and all points on the East Carolina Railroad between Tarboro and Hookerton, inclusive, but excepting the town of Farmville in Pitt County. All points and dealers who receive freight from any point on the East Carolina Railroad except Snow Hill, are included in this territory; also Ormondsville and Dixon’s Store in Greene County are included in this territory; also all points on the Norfolk and Carolina Railroad (now the A.C.L. Ry.) between Tarboro and Hobgood inclusive are included in this contract. The store of Turnage & Ormond, at Ormondsville is expressly excluded from this contract and the right to sell this store is reserved to the Greenville, N.C. Plant.

It is agreed that this contract does not include any point that is within fifty (50) miles of the City of Raleigh, N. C.

Exhibit C – page 6

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.

STATE OF NORTH CAROLINA:

The town of Wilson, North Carolina, together with all the towns in North Carolina named below and all that section of territory included within a boundary line passing through said towns in the order mentioned: Baca, Red Oak, Oakland, Bunn, Sutton, Middlesex, Micro, Pine Level, Oliver, Beasley, Rosenhill, Dudley, Moyton, Willbanks, Medora and Baca.

And also, that portion of Nash County, North Carolina which is within fifty (50) miles of the City of Raleigh, North Carolina not covered in the above paragraph.

Excluded from the descriptions above is the town of Goldsboro together with the following named towns and all that section of the country included within the boundary line passing around the said town in the order mentioned, to wit: Dudley, Oliver, Princeton, Pine Level, Scottsville and Pinkney, and in North Carolina.

(THE TERRITORY ABOVE IN WHICH BOTTLER ACTUALLY MARKETS COCA‑COLA.)

Exhibit C – page 7

SCHEDULE D

Territories

The geographic areas described below define the Territory

That portion of Abbeville and McCormick Counties, South Carolina, lying within the following boundaries, to-wit:

Beginning at the point of intersection of McCormick, Abbeville, and Greenwood Counties, South Carolina, and running Westwardly along the McCormick-Abbeville County line to a point where a straight line drawn from Hodges to Mt. Carmel intersects said McCormick-Abbeville County line; thence Southeastwardly in a straight line to but not including the town of McCormick, as the same existed on February 1, 1940, in McCormick County, South Carolina; thence Southwestwardly in a straight line to the point of confluence of the Little River and Savannah River; thence Northwestwardly along the Savannah River (the Georgia-South Carolina State line) to the Abbeville-Anderson County line; thence Northeastwardly along the Abbeville-Anderson County line to a point on said line which lies one and one-half (1 1/2) miles (measured along said Abbeville-Anderson County line) from the Southern Railway; thence Southeastwardly in a straight line to a point on the Abbeville-Greenwood County line where said line makes approximately ninety degree angle and goes Northeastwardly across the Southern Railway -- said point lying approximately one and one-half (1 1/2) miles measured along said Abbeville-Greenwood County line from the Southern Railway; thence Southwardly along the Abbeville-Greenwood County line to the intersection of McCormick, Abbeville, and Greenwood Counties, said point of beginning.

(All points referred to are as same existed on April 12, 1955).

Exhibit C – page 8

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.

IN THE STATE OF SOUTH CAROLINA:

All of Oconee County. South Carolina. All of Anderson County, South Carolina. except that portion of said County included within the following boundaries, to-wit: Beginning at a point on the Anderson-Greenville County line due east of the town of Williamston and running west in a straight line to and including Williamston (present corporate limits), a town in the Greenville territory; thence northwardly in a straight line from the western extremity of the corporate limits of Williamston to the western extremity of the present corporate limits of the town of West Polar (a town in the Greenville Territory); thence northwardly in a straight line to and including the settlement as now constituted, adjoining the mill village of Piedmont in Anderson County, and nicknamed “Simpsonville”, to a point one hundred (100) feet west of Ayers Grocery Store, in Simpsonville (a point in the Greenville territory); thence east in a straight line in a slightly northeasterly direction to a point on the Anderson-Greenville County line one mile north of State Highway Number 8 which crosses said county line at Piedmont, South Carolina; thence in a southerly direction along the Anderson-Greenville County line to a point on said line due east of the town of Williamson, the point of beginning.

That portion of Pickens County, South Carolina, lying west and south of a line beginning at a point on the Anderson-Pickens County line two hundred (200) feet east of the Wesleyan College Road and running in a northwestwardly direction parallel to, and two hundred (200) feet east of said Wesleyan College Road to a point on the Highway approximately two-tenths (2-10) of a mile northeast of the city limits of the town of Central, where the Wesleyan College Road joins the Greenville Highway; thence continuing northwestwardly, at right angles to the Southern Railroad, for a distance of one (1) mile; thence southwestwardly, running parallel to and one (1) mile north of the Southern Railroad, to the Oconee County line.

(As all of said Towns and Counties existed on July 14, 1937)

Exhibit C – page 9

June 23, 1993

Coca-Cola Bottling Co. Affiliated, Inc.
c/o Coca-Cola Bottling Co. Consolidated
P.O Box 31487
Charlotte, North Carolina 28231

Gentlemen:

In consideration of your agreement to fulfill your obligations under the Master Bottle Contract, dated January 11, 1990, and respective Allied Bottle Contracts (collectively the “Contracts”) in the bottling territory known as the Anderson, South Carolina territory (“Anderson”), we hereby enclose a copy of Schedule D2 to your Contracts which adds to Anderson a portion of your Asheville, North Carolina territory. You should insert a copy of this schedule in each of your Anderson Contracts.

Please confirm your receipt of the schedule and acceptance of the added territory by signing both copies of this letter and returning one to me for our files.

Sincerely,

/s/ E. Virginia Woodlee

E. Virginia Woodlee
Manager, Domestic Bottler Contracts

Accepted and agreed to this 30th
day of June, 1993.

COCA-COLA BOTTLING CO.
AFFILIATED INC.

By: /s/ [Authorized Signatory]

Title: Vice President

Exhibit C – page 10

SCHEDULE D2

Greenville County, South Carolina, in its entirety.

That portion of Anderson County, South Carolina, beginning at a point on the Anderson Greenville County line due East of the Town of Williamston and running West in a straight line to and including Williamston (as said town existed on July 14, 1937, a town in the Greenville territory); thence Northwardly in a straight line from the Western, extremity of the corporate limits of Williamston to the Western extremity of the present corporate limits of the Town of West Pelzer (a town in the Greenville territory, as said town existed on July 14, 1937); thence Northwardly in a straight line to and including the settlement as now constituted adjoining the mill village of Piedmont in Anderson County and nicknamed “Simpsonville”, to a point one hundred (100) feet West of Ayers Grocery Store, in Simpsonville ( a point in the Greenville territory); thence East in a straight line in a slightly northeasterly direction to a point on the Anderson-Greenville County line one (1) mile North of State Highway Number 8, which crosses said County line at Piedmont, South Carolina, thence in a Southerly direction along the Anderson-Greenville County line to a point on said line due East of the Town of Williamston, the point of the beginning.

All of Pickens County, South Carolina, except that portion lying West and South of a line beginning at a point on the Anderson-Pickens County line two hundred (200) feet East of the Wesleyan College Road and running in a Northwestwardly direction parallel to, and two hundred (200) feet East of said Wesleyan College Road to a point on the highway approximately two-tenths (2/10) of a mile Northeast of the City Limits of the Town of Central, where the Wesleyan College Road joins the Greenville Highway; thence continuing Northwestwardly, at right angles to the Southern Railroad, for a distance of one (1) mile; thence Southwestwardly running parallel to and one (1) mile North of the Southern Railroad, to the Oconee County line.

That portion of Spartanburg County included within the following boundary lines, to-wit: Beginning at the point of intersection of Greenville, Spartanburg and Lauren’s Counties; thence Northwardly along the Greenville-Spartanburg County line to a point nearest the Pelham Mill School House, as the same existed on January 23, 1926; thence in an Easterly direction to said school house; thence in a Northerly direction in a straight line to a point where the present State Highway No. 8 intersects with Groce’s Road near Lyman, South Carolina; thence along said Groce’s Road to the intersection of said road with the track of the Southern Railway Company where said road crosses the said railroad on a bridge; thence along the Holly Springs dirt road to Friendship School House; thence West to a point on the Greenville County line; thence Southwardly and Southeastwardly to the point of intersection of Greenville, Spartanburg and Lauren’s Counties, point of beginning.

(It is further understood and agreed that all places where soft drinks are now sold, or may hereafter be sold, now facing or which may hereafter face, on either side of the Groce Road or the Holly Springs Road, herein referred to, shall belong to the territory of the Spartanburg Coca-Cola Bottling Company and that the Coca-Cola Bottling Company of Greenville, S.C. or its successor has not now nor will hereafter make any claim to the places facing or to face upon said roads, as herein specified.)

Exhibit C – page 11

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.

STATE OF SOUTH CAROLINA:

The Counties of Charleston and Georgetown in their entireties.

Colleton County except Warren and Broxton townships.

Beaufort County except that part south of the Broad River (not including the Islands of Lemon, Spring, Rose (or Daw), Pinckney, Hilton Head, Bulls and Daufuskie, which islands are in the territory of Charleston Coca-Cola Bottling Company).

Exhibit C – page 12

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.

STATE OF SOUTH CAROLINA:

The town of Peak in Newberry County, South Carolina. The town of Blaney in Kershaw County, South Carolina and all points on U.S. Highway No. 1 from the eastern boundary of Richland County to Blaney.  All the territory in South Carolina included within the following boundaries, to-wit: Beginning at the point of confluence of the Congaree and Wateree Rivers and running northwardly along the Wateree River to the Kershaw County line; thence southwest, northwest, and northeast along the Richland-Kershaw County line to its intersection with the Fairfield County line; thence continuing northeastwardly along the Fairfield-Kershaw County line to the intersection of this line with the Wateree River; thence westwardly in a straight line to and including Winnsboro; thence northwestwardly in a straight line to and including Shelton; thence south along Broad River to its intersection with the Richland County line; thence southwestwardly along the Newberry-Richland County line to its intersection with the Lexington County line; thence southwestwardly along the Newberry-Lexington County line to its intersection with the Saluda County line; thence southwestwardly in a straight line to but not including Emory; thence southeastwardly to but not including Monetta; thence south in a southeasterly direction to Davis Bridge at the intersection of Aiken, Orangeburg, and Barnwell Counties; thence southwestwardly along the Aiken-Barnwell County line to a point due west of Elko; thence east to and including Elko; thence continuing due east to the Barnwell-Bamberg County line; thence north along the Barnwell-Bamberg County line to the Orangeburg County line; thence northwardly in a straight line to the intersection of Aiken, Lexington, and Orangeburg Counties; thence northeastwardly along the Lexington-Orangeburg County line to its intersection with the Calhoun County line; thence continuing northeastwardly along the Lexington-Calhoun County line and Beaver Creek to the Congaree River; thence eastwardly along the Congaree River to the point of its confluence with the Wateree River, the point of beginning.

(All references above are as same existed on January 7, 1941.)

AND ALSO:

That portion of the State of South Carolina except the town of Peak in Newberry County included within the following boundaries, to-wit:

Beginning at the point of intersection of the Newberry, Fairfield, and Richland County lines, and running northwardly along Broad River to and including Herbert, in Union County; thence westwardly in a straight line to but not including Whitmire; thence in a straight line to the point of intersection of Laurens, Union, and Newberry Counties; thence southwestwardly to but not including Renno; thence southwestwardly in a straight

Exhibit C – page 13

line to a point due north of Goldville, which point is half-way between the S. A. L. and C. N. & L. Railroads; thence due west to the intersection of a line running from Clinton to Silverstreet; thence southeastwardly along said line to but not including Silverstreet; thence south in a straight line to but not including Emory in Saluda County; thence northeast in a straight line to the point of intersection of the Saluda, Lexington, and Newberry County lines; thence northeastwardly along the Newberry-Lexington County line to its intersection with the Richland County line; thence northeastwardly along the Newberry-Richland County line to its intersection with the Fairfield County line, the point of beginning.

All references to towns and/or cities hereinabove referred to, are intended to designate the town and/or city limit of such town or city, as of December 9, 1940. Also all counties as they existed as of December 9, 1940.

AND

Beginning at Aiken, South Carolina, running along the Southern Railroad to and including Langley, South Carolina; from Langley to and including Turner; thence through Hawthorne to the Aiken County line; thence along the county line through and including White Pond to Davis Bridge; thence North to Monetta; thence on a line toward Greenwood, South Carolina to the beginning of the territory sold by Augusta Coca-Cola Bottling Co. to H. D. & J. K. Crosswell; thence Southwest to a point half way between McCormack and Edgefield, South Carolina; thence back to Langley, including all the territory between the different boundary lines herein set out.

(As all points existed on June 19, 1923.)

AND

The town of Ellenton, South Carolina, and all territory on the Charleston & Western Carolina Railroad to and including Brunson, South Carolina; the town of Robbins, South Carolina and all territory along the Atlantic Coast Line Railroad to but not including Hilda South Carolina; the town of Blackville, South Carolina, on Southern Railroad to and including Estelle, South Carolina.

(All points as they existed on February 15, 1913.)

Also, the town of Sycamore, South Carolina, as it existed on May 20, 1919.

AND

The town of Hilda in Barnwell County, S.C. That portion of the State of South Carolina included within the following boundaries, to wit:

Beginning at a point where the dividing line between Lexington and Aiken Counties intersects the Orangeburg County line and running southwardly in a straight line to the intersection of the Barnwell-Bamberg County line with the Orangeburg County line; thence south along the Barnwell-Bamberg County line to the Salkehatchie River; thence

Exhibit C – page 14

continuing southwardly in a straight line to, but not including, the town of Sycamore in Allendale County; thence east in a straight line, including Jennys, to the intersection of Allendale, Hampton, Bamberg and Colleton Counties; thence northeastwardly along the Bamberg-Colleton County line to the Edisto River; thence northwestwardly along the Edisto River to a point where the Atlantic Coast Line Railroad between Denmark and Orangeburg crosses said River; thence northwardly in a straight line to a point on the North Fork of the Edisto River due west of the town of Jamison in Orangeburg County; thence northwestwardly along the North Fork of the Edisto River to the point of intersection of Aiken, Lexington and Orangeburg Counties, the point of beginning: EXCEPT, the town of Ehrhardt in Bamberg County and the points on Highways Number 36 and 64 south of Ehrhardt in Bamberg County.

(All references to towns and/or cities hereinabove referred to, are intended to designate the town and/or city limit of such town or city, as of January 23, 1936.)

Exhibit C – page 15

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of the Agreement.

IN THE STATE OF SOUTH CAROLINA:

Beginning with and including Silver Street, South Carolina, to and including Emory, South Carolina, in Saluda County and from Emory to and including Cleora, in Edgefield County and from Cleora on a direct line through and including Prescott and Clarks Hill to the Savannah River; and thence from this point on the Savannah River to the junction of the Savannah River and Little River, and thence from this point to and including McCormick and thence on the C. & W. C. R. R. from McCormick to and including Greenwood and thence from Greenwood on the Southern Railway including the towns on this railroad to and including Donalds and thence from Donalds to and including Ware Shoals, and thence from Ware Shoals to and including Madden, and thence from Madden to and including Clinton, and thence on the S. A. L. R. R. to and including Renno, and thence back to Clinton thence from Clinton back to the point of beginning -- namely Silver Street.

All reference to towns and/or cities hereinabove referred to, are intended to designate the town and/or city limit of such town or city as of September 24, 1921.

Exhibit C – page 16

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.

STATE OF SOUTH CAROLINA:

All of Hampton County except the town of Brunson; and the community of Grays in Jasper County; and also that portion of Jasper County included in the boundaries set forth herein, the above territory to include all that area beginning at a starting point at Cohen’s Bluff on Savannah River down to Tillman, Tillman to Pineland, Pineland to Staffords, Staffords to Nixville, Nixville to Gifford; the following towns being included in said territory: Gifford, Luray, Estill, Scotia, Garnett, Brighton, Shirley, Pender’s, Cohen’s Bluff, Robertville, Tillman, Pineland, Tarboro, Furman, Lena, Staffords and Nixville; and the community of Ehrhardt in Bamberg County; and all of Warren and Broxton Townships in Colleton County.

(All points referred to above are as the same existed on February 9, 1931.)

Exhibit C – page 17

SCHEDULE D

Territories

The geographic areas described below define the Territory subject to the terms and conditions of this Agreement.

STATE OF SOUTH CAROLINA:

That territory lying in Dorchester, Berkeley and Orangeburg Counties, South Carolina, extending from the established line of territory owned by the Charleston Coca-Cola Bottling Company in the said counties on the north and west to Charleston County line on the east and bounded by the Colleton County line on the south side. (This territory includes all of Dorchester County, all of Berkeley County and that part of Orangeburg County lying south of a line across the eastern corner of said County beginning at a point on the Dorchester-Orangeburg County line at the northernmost corner of Dorchester County where said line intersects Four Hole Creek and running thence northeast across Orangeburg County to the point where Berkeley, Orangeburg and Clarendon counties join. This part of Orangeburg County includes the towns of Holly Hill and Connors and was originally a part of Berkeley County.)

Exhibit C – page 18

EXHIBIT D

Preexisting Contracts

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	January 11, 1990
Allied Bottle Contract for Fresca	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	January 11, 1990
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	January 11, 1990
Allied Bottle Contract for Mr. PiBB	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	January 11, 1990
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	January 11, 1990
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	January 11, 1990
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	January 31, 1990
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	January 11, 1990
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	Georgia, Hartwell	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	May 1, 2002
Allied Bottle Contract for Fresca	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	January 1, 1993
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	January 1, 1993
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	January 1, 1993
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	January 1, 1993
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	May 27, 2004

Exhibit D – page 1

Contract / Product	Bottler	Territory	Date
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	January 29, 1993
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	January 1, 1993
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	North Carolina, Goldsboro	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	May 1, 2002
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	July 1, 1989
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	July 1, 1989
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	July 1, 1989
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	July 1, 1989
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	North Carolina, Plymouth	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	May 1, 2002
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	January 27, 1989
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	January 27, 1989
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	January 27, 1989
Barq's Bottler's Agreement	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	June 19, 1989 March 22, 1994

Exhibit D – page 2

Contract / Product	Bottler	Territory	Date
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	January 27, 1989
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	January 27, 1989
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	North Carolina, Tarboro	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	August 28, 1987
Allied Bottle Contract for Fresca	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	August 28, 1987
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	August 28, 1987
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	August 28, 1987
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	August 28, 1987
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	August 28, 1987
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	August 28, 1987
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	North Carolina, Wilson	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	January 11, 1990

Exhibit D – page 3

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	January 11, 1990
Allied Bottle Contract for Mr. PiBB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	January 11, 1990
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	January 11, 1990
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	January 11, 1990
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	January 31, 1990
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	January 11, 1990
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Abbeville	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	January 11, 1990
Allied Bottle Contract for Fresca	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	January 11, 1990
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	January 11, 1990
Allied Bottle Contract for Mr. PiBB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	January 11, 1990
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	January 11, 1990
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	January 11, 1990
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	January 31, 1990
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	October 1, 2000

Exhibit D – page 4

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	January 11, 1990
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Anderson	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	August 28, 1987
Allied Bottle Contract for Fresca	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	August 28, 1987
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	August 28, 1987
Allied Bottle Contract for Mr. PiBB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	August 28, 1987
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	August 28, 1987
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	August 28, 1987
Barq's Bottler's Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	October 1, 1990 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	August 28, 1987
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	August 28, 1987
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Charleston	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	May 1, 2002
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	December 31, 1986
Allied Bottle Contract for Mr. PiBB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	December 31, 1986

Exhibit D – page 5

Contract / Product	Bottler	Territory	Date
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	December 31, 1986
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	December 31, 1986
Barq's Bottler's Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	August 28, 1987 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	June 15, 1987
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	December 31, 1986
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Columbia	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	January 11, 1990
Allied Bottle Contract for Fresca	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	January 11, 1990
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	January 11, 1990
Allied Bottle Contract for Mr. PiBB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	January 11, 1990
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	January 11, 1990
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	January 11, 1990
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	January 31, 1990
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	December 1, 1997

Exhibit D – page 6

Contract / Product	Bottler	Territory	Date
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	January 11, 1990
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Greenwood	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	May 1, 2002
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	August 28, 1987
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	August 28, 1987
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	August 28, 1987
Barq's Bottler's Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	December 31, 1984 March 22, 1994
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	August 28, 1987
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	August 28, 1987
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Hampton	August 1, 2005
1983 TAB Amendment (83TAB)	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	April 22, 1987
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	May 27, 2004
Contract for TAB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	January 8, 1964
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	November 30, 1994

Exhibit D – page 7

Contract / Product	Bottler	Territory	Date
Temporary License Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	September 15, 1981
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	August 1, 2010
Allied Bottle Contract for Fanta	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	May 1, 2002
Allied Bottle Contract for Fresca	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	August 28, 1987
Allied Bottle Contract for Mello Yello	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	August 28, 1987
Allied Bottle Contract for Mr. PiBB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	August 28, 1987
Allied Bottle Contract for Sprite	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	August 28, 1987
Allied Bottle Contract for TAB	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	August 28, 1987
Bottler Contract for Minute Maid Cold Fill Products	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	May 27, 2004
Cessation of Production Acknowledgement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	December 6, 1990
Home Market Amendment - Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	August 28, 1987
Marketing and Distribution Agreement for DASANI	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	October 1, 2000
Marketing and Distribution Agreement for Minute Maid (MMJTG)	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	December 1, 1997
Marketing and Distribution Agreement for POWERADE	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	November 30, 1994
Master Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	August 28, 1987
Temporary Processing Agreement	Piedmont Coca-Cola Bottling Partnership	South Carolina, Summerville	August 1, 2010

Exhibit D – page 8

EXHIBIT E

Finished Goods Supply Agreement

See attached.

Exhibit E – page 1

Classified - Confidential

NATIONAL PRODUCT SUPPLY GROUP FINISHED GOODS SUPPLY AGREEMENT

[For Use Between Two RPBs]

This National Product Supply Group (NPSG) Finished Goods Supply Agreement (“Agreement”) is made and executed this ___ day of _______, 20__ by and between ____________________________ (“Supplier”) and ______________________________ (“Purchaser”).

Background

A.

The Coca-Cola Company (“Company”) and Supplier (or one or more of its affiliates of Supplier) have entered into one or more Regional Manufacturing Agreements (collectively, and as may be amended, restated or modified from time to time, “Supplier’s RMA”).

B.

Among other things, pursuant to Supplier’s RMA, Company has appointed Supplier as an authorized purchaser of certain concentrates and/or beverage bases for the purpose of manufacturing, producing and packaging Authorized Covered Beverages in authorized containers at its Regional Manufacturing Facilities for sale by Supplier and its affiliates to certain other U.S. Coca-Cola bottlers in accordance with Supplier’s RMA, the National Product Supply Group Governance Agreement, and this Agreement.

In exchange for the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Term

The term of this Agreement (the “Term”) will begin as of January 1, 2017 and will continue until terminated in accordance with Section 24 hereof.

2.	Definitions

In addition, the following terms have the meanings specified below:

a.

“Annual Sourcing Plan” means the annual plan for Regional Manufacturing Facility to Distribution Center sourcing and Regional Manufacturing Facility to Regional Manufacturing Facility sourcing approved by the NPSG Board.

b.

“Authorized Covered Beverages” means shelf-stable ready-to-drink beverages sold under trademarks owned or licensed by Company and produced by Supplier under authorization from Company in Supplier’s RMA.

c.

“Comprehensive Beverage Agreement” or “CBA” means a comprehensive beverage agreement under which Company has authorized Purchaser to market, promote, distribute and sell Authorized Covered Beverages and certain other shelf-stable, ready to drink beverages and beverage products sold under trademarks owned or licensed by Company within specific geographic territories.

d.

“CCNA Exchange” means a process unilaterally established and operated by Company, acting by and through its Coca-Cola North America division (“CCNA”), to conduct certain financial activities in support of the National Product Supply System, including, but not limited to, reconciling the [***] with standardized cost differences, providing input into the development of [***] by Company, providing each RPB with [***] for each SKU of Authorized Covered Beverages sold by each such RPB as provided under the RMA, and facilitating sales to Coca-Cola bottlers that have not entered into a form of comprehensive beverage agreement or form of regional manufacturing agreement with Company.

e.	“Current Year Sourcing” means sourcing changes or additions during a particular calendar year approved by the NPSG Board.
f.

“Distribution Center” means a facility operated by Purchaser or other Coca-Cola bottlers at which Products are received, and from which Products are distributed to customers and consumers in their authorized distribution territories pursuant to a comprehensive beverage agreement or other authorization agreement with Company.

g.	“Effective Date” means January 1, 2017.
h.

“Innovation SKU” means a new SKU that has been introduced by Company that Purchaser distributes or intends to distribute in Purchaser’s Territory.  Innovation SKU does not include any SKU that has been distributed in the Territory for greater than thirteen weeks.

i.	“Limited Source SKU” means a SKU that is produced in a limited number of Regional Manufacturing Facilities based on criteria determined by NPSG.
j.	[***]

k.	“National Product Supply Group” or “NPSG” means the Coca-Cola national product supply group established by the NPSG Agreement.
l.	“National Product Supply System” or “NPSS” means the national product supply system for Authorized Covered Beverages produced using concentrate based, cold-fill manufacturing processes.
m.

“NPSG Agreement” means the National Product Supply System Governance Agreement among Supplier, certain other Regional Producing Bottlers and Company, as may be amended, restated or modified from time to time.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

n.

“NPSG Board” means The Coca-Cola System National Product Supply Group Governance Board, the governing body for the Coca-Cola National Product Supply Group consisting of representatives of Company and all Regional Producing Bottlers, as described more fully in the NPSG Agreement.

o.	“Party” means either Supplier or Purchaser, or their permitted successors or assigns hereunder.
p.

“Primary Packaging” means the container for a Product SKU in any form or material (together with the graphics), including, by way of example and not limitation, 8 oz. glass bottles with graphics imprinted, 12 oz. aluminum cans with graphics imprinted or plastic 2 two liter containers with labels.

q.	“Products” has the meaning ascribed thereto in Section 3 below.
r.

“Regional Manufacturing Facility” means a manufacturing facility operated by Supplier, an affiliate of Company, or other RPBs from time to time during the Term, that manufactures, produces, and/or assembles Authorized Covered Beverages, and from which Supplier or such other supplier transports Authorized Covered Beverages to Purchaser. “Regional Manufacturing Facility” includes, without limitation, any manufacturing facility acquired or built by Supplier or other RPBs after the Effective Date with the approval of the NPSG Board.

s.

“Regional Producing Bottler” or “RPB” means Supplier and other Coca-Cola bottlers who manufacture and produce Authorized Covered Beverages and are considered Regional Producing Bottlers under regional manufacturing agreements with Company.

t.

“Rolling Forecast” means a weekly-generated written estimate, by individual SKU, by week, by Distribution Center and in the aggregate for all of Purchaser’s Distribution Centers, of the volume of Products that Purchaser expects to purchase from Supplier for the next thirteen (13) calendar weeks.

u.	[***]
v.	“Service Level Agreement” or “SLA” means the Service Level Agreement agreed to between Parties, attached to this Agreement as Exhibit C, and as hereafter amended by the Parties.
w.	“Secondary Packaging” means packaging that contains Primary Packaging.
x.

“SKU” means a stock-keeping unit or other uniquely identifiable type of beverage or other product configuration, distinguished by the use of a different primary or secondary packaging and/or different flavoring or other characteristics from other beverage or product configurations, such that such configuration requires the use of a separate UPC code to distinguish it from other forms of beverage or product configurations.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

y.	[***].

z.

“Territory” means the geographic territory in which Company has authorized Purchaser to market, promote, distribute and sell certain shelf-stable, ready to drink beverages and beverage products sold under trademarks owned or licensed by Company.

aa.	“Tertiary Packaging” means packaging that contains Secondary Packaging.
bb.

“Value Added Facility” or “VAF” means a facility owned by Supplier and designated by CCNA as a VAF, which consolidates certain Product SKUs determined by CCNA (“VAF Products”) for shipment to Supplier’s Distribution Centers and Regional Manufacturing Facilities and Purchaser’s Distribution Centers and Regional Manufacturing Facilities.

cc.	“Version” means the Primary Packaging, Secondary Packaging, Tertiary Packaging, and the pallet configuration, in which a Product SKU is to be provided by Supplier hereunder.
3.	Products

This Agreement covers the supply by Supplier to Purchaser of the Authorized Covered Beverages produced by or on behalf of Supplier in bottles, cans or other factory sealed containers (“Products”) for Purchaser.

Supplier will supply all SKUs of the Products required by Purchaser as provided in the Annual Sourcing Plan and Current Year Sourcing.  Supplier agrees to add SKUs for Purchaser as directed by NPSG.

Supplier may delete and not produce a SKU by providing Purchaser and NPSG with written notice at least sixty (60) days prior to the end of a calendar year provided, however, that Supplier may not delete a SKU that has been determined to be a “Core” or “Mandated” Beverage, or required SKU, by the System Leadership Governance Board or its designated committee.

The methodology of determining Product SKU prices to Purchaser is provided in Exhibit A.

4.	Parties’ Purchase and Supply Commitments and Sourcing
a.

Except as specifically permitted in this Section 4, the Parties agree to abide by the NPSG Annual Sourcing Plans and Current Year Sourcing between Supplier Regional Manufacturing Facilities and Purchaser Distribution Centers and

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Regional Manufacturing Facilities.  The NPSG Annual Sourcing Plan is intended to be available by the end of November of each calendar year.

b.

Subject to the Purchaser’s right to purchase from: (i) a finished goods co-operative if Purchaser is a member of such co-operative and has purchase obligations, or (ii) any other Company Authorized Supplier described in Section 2.9(b) of the CBA, subject to the terms of any applicable supply agreement between Purchaser and such Company Authorized Supplier (but expressly restricted to the purchase volumes consistent with Purchaser’s transactions with such Company Authorized Supplier prior to the Effective Date), Purchaser will purchase from Supplier Products as provided in the NPSG Annual Sourcing Plan and Current Year Sourcing requirements.  Supplier will supply Purchaser with such Products in accordance with, and subject to, the terms and conditions contained in this Agreement. Supplier will use commercially reasonable efforts to promptly advise Purchaser of any actual or anticipated delay in delivery of Products.  See Exhibit B for Demand and Supply Variance Management between Supplier Regional Manufacturing Facilities and Purchaser Distribution Centers and Regional Manufacturing Facilities.

c.

The Parties understand that intermittent demand- or supply-related sourcing issues routinely occur.  No financial remedy of any kind is available between Supplier and Purchaser for any such sourcing issues. The Parties agree to work diligently to minimize demand- or supply-related sourcing issues with specific requirements to mitigate them as part of the Service Level Agreement in Exhibit C.  Purchaser is permitted to seek sourcing from alternative sources to the extent provided in Exhibit B.

d.

The Parties understand that NPSG Annual Sourcing Plan and Current Year Sourcing requirements may change sourcing of Products supplied by Supplier or to Purchaser.  The Parties acknowledge and agree that in the event that such NPSG requirements impact Supplier’s Regional Manufacturing Facility absorption costs, the Parties’ remedies are solely as set forth in Exhibit A.

e.

If, from time to time, Supplier cannot source product from its NPSG-designated Regional Manufacturing Facilities, then the Parties agree to follow the NPSG secondary sourcing requirements except as permitted by Exhibit B.  In all situations, Supplier will promptly notify Purchaser of a change in sourcing to a secondary Regional Manufacturing Facility.  Product sourcing from secondary Regional Manufacturing Facilities to Purchaser’s facilities will be managed as follows:

i.

If Supplier’s Regional Manufacturing Facility is the secondary source, then Supplier agrees to instruct the secondary Supplier Regional Manufacturing Facility to source the affected Purchaser Distribution Center or Regional Manufacturing Facility.

ii.	If another RPB Regional Manufacturing Facility is the secondary source, then Purchaser agrees to notify the secondary RPB Regional

Manufacturing Facility to source the affected Purchaser Distribution Center or Regional Manufacturing Facility.
iii.	The secondary sourcing Regional Manufacturing Facility will manage the freight to Purchaser Distribution Center or Regional Manufacturing Facility.
f.

Funding for VAF services may be provided by CCNA at its discretion. If and to the extent funded by CCNA sufficient to meet the verifiable costs incurred by Supplier in providing VAF services, Supplier will operate VAFs and handle VAF Products, both of which are designated by CCNA, for supply to Supplier’s Distribution Centers and Regional Manufacturing Facilities and to Purchaser’s Distribution Centers.  With the assistance of NPSG, CCNA shall determine the location of VAFs, the VAF SKUs for each VAF, and the VAF SKU flow (i.e., in full pallet or less than full pallet quantities).  If Purchaser orders VAF SKUs not in the CCNA-determined flows, then Purchaser shall pay a VAF-specific handling fee set by Supplier.

5.	Regional Manufacturing Facilities and Package Versions
a.	Supplier will supply Products in Versions for each Purchaser Distribution Center and Purchaser Regional Manufacturing Facility as reasonably determined by Supplier.
b.

Supplier will supply the specified Versions as determined pursuant to Section 5(a) from its primary and secondary Regional Manufacturing Facilities as required by the NPSG Annual Sourcing Plan and the Current Year Sourcing.

c.	Supplier and Purchaser will meet as specified in their SLA (Exhibit C) as part of the normal management process.
6.	Forecasts, Purchaser’s Purchase Obligation, and Allocation of Constrained SKUs
a.

The Parties will determine if a Rolling Forecast for an existing Product SKU is required.  If an existing Product SKU Rolling Forecast is required, then Purchaser will provide the Rolling Forecast as described in the SLA (Exhibit C).

b.	A Rolling Forecast is required from Purchaser for all Innovation SKUs. The requirements of the Innovation SKU Rolling Forecast are set forth in the SLA (Exhibit C).
c.

Supplier will use commercially reasonable efforts to avoid shortages and will provide timely updates on constrained SKUs.  In the event of capacity constraints or short supply of Supplier, Supplier will allocate available supply based on the following:

i.

For an existing Product SKU:  In the event of a shortage of an existing Product SKU (based on Supplier’s total capacity), Supplier will manage a fair and equitable process based on the annual historical total case volume percentage of all bottlers supplied by Supplier for the constrained SKU for the previous calendar year applied to the available supply of the constrained SKU supplied by Supplier, considering only the bottlers requiring the SKU that is in short supply.
ii.

For an Innovation SKU new to the system:  In the event of a shortage of an Innovation SKU new to the system, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering such Innovation SKU from Supplier (based upon the forecasts of each bottler for such Innovation SKU).

iii.

For an Innovation SKU new to Purchaser but not new to the system, where the SKU is replacing an existing SKU (a “Replacement Innovation SKU”):  In the event of shortage of a Replacement Innovation SKU, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering the Replacement Innovation SKU from Supplier (based on (x) Purchaser’s prior year sales of the SKU being replaced, (y) the prior year sales of the SKU being replaced for any other bottlers that are ordering the Replacement SKU for the first time, and (z) the prior year sales of the Replacement Innovation SKU and of the SKU being replaced for the bottlers that are not ordering the Replacement Innovation SKU for the first time).

iv.

For an Innovation SKU new to Purchaser but not new to the system, where the SKU is not replacing an existing SKU (a “Non-Replacement Innovation SKU”):  In the event of shortage of a Non-Replacement Innovation SKU, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering the Non-Replacement Innovation SKU from Supplier (based on (x) Purchaser’s forecast for the Non-Replacement SKU, (y) the forecast for the Non-Replacement Innovation SKU for any other bottlers that are ordering the Non-Replacement SKU for the first time, and (z) the prior year sales of the Non-Replacement Innovation SKU for the bottlers that are not ordering the Non-Replacement Innovation SKU for the first time).

d.

Purchaser may, in its sole discretion, direct such constrained Products in disproportionate amounts to any of its Distribution Centers or Regional Manufacturing Facilities that are sourced by Supplier.

e.

Supplier will use commercially reasonable efforts to provide Purchaser with written notice (by email to Purchaser’s defined representative) of the proposed launch of an Innovation SKU as soon as practicable prior to the proposed launch date.

i.

Purchaser shall: (A) within ninety (90) days of the Innovation SKU launch date; or (B) within fifteen (15) days following its receipt of such notice, whichever is later, provide to Supplier a written Innovation SKU forecast as determined in the SLA between Parties but at least for the first thirteen (13) weeks (unless a different period of time is mutually agreed by the Parties) after launch of such Innovation SKU (“Innovation SKU Forecast”).

Purchaser may revise any Innovation SKU Forecast at any time prior to sixty (60) days before the launch date.
ii.

The Innovation SKU Forecast will bind Purchaser to reimburse Supplier for all raw materials purchased by Supplier to meet this Innovation SKU Forecast.    Additionally, Purchaser may revise any part of the last nine (9) weeks of the Innovation SKU Forecast (but not the first four (4) weeks of the Innovation SKU Forecast, as the first four (4) weeks of such forecast is a firm order) between sixty (60) days and thirty (30) days prior to the launch date.  Prior to any Supplier production run of the Innovation SKU, Purchaser may request changes in timing of receiving the first four (4) week order and Supplier will accommodate Purchaser's request if commercially reasonable,  but Supplier is not obligated to do so.  Supplier will communicate the potential liability (i.e., required purchases by Purchaser) of Innovation SKU finished goods to Purchaser at the end of the first four (4) weeks.

iii.

Once the Innovation SKU is launched, Purchaser shall update all final weeks of the Innovation SKU forecast (but not the first four (4) weeks of each updated Innovation SKU Forecast).  The first four (4) weeks of the Innovation SKU Forecast (as modified by any permitted revisions, as permitted by this paragraph) will be a firm purchase obligation on behalf of Purchaser, and Purchaser must purchase all Product if Supplier has completed the production of the Innovation SKU for the four (4) week Innovation SKU Forecast.  Supplier will use commercially reasonable efforts to provide Purchaser with additional Innovation SKU volume during the first thirteen (13) weeks if product sales are greater than the forecast.

iv.

For orders of Innovation SKUs once launched, the SLA between Supplier and Purchaser will determine the order lead time due to differences in production cycles.  Once Innovation SKU orders are placed within the SLA-agreed order lead time, these Innovation SKU orders shall be firm purchase orders, and Purchaser shall purchase and pay in full for the Innovation SKUs contained in such purchase orders.  Supplier will accommodate Purchaser’s order that does not meet the order lead time if commercially reasonable, but Supplier is not obligated to do so.

v.

After the Innovation SKU has been distributed for thirteen (13) weeks, Purchaser will comply with the requirements of Section 6(a) above for any Rolling Forecasts required, which will provide subsequent Rolling Forecasts that include the Innovation SKU.

7.	Local Innovation and Product Requests by Purchaser
a.	Primary packaging local innovation requests will go through Company’s commercialization process as updated from time to time by Company in its sole discretion.

b.

If a local innovation request involves Secondary and Tertiary Packaging changes and the request calls for graphics changes, the local innovation execution process for the graphics changes will be guided by the Company’s commercialization processes as described above.

In all other respects, the approval process for a local innovation request relating to Secondary or Tertiary Packaging will be as set forth below:

i.

Within three business days of a written request from Purchaser, Supplier will inform Purchaser whether Supplier has the capability to provide the requested local innovation; provided, however, that this response will not constitute a commitment by Supplier to proceed with the local innovation request.

ii.

If Supplier indicates that it does have the capability and capacity to supply the requested local innovation, then within ten (10) business days of a written request from Purchaser, Supplier will inform Purchaser of the costs of such requested local innovation within an expected range of +/- 40% accuracy.

iii.

Within twenty (20) business days of a written request from Purchaser, Supplier will inform Purchaser in writing of the actual costs, delivery dates and projected production quantities for the requested local innovation.  If within twenty (20) business days following such written notice, Purchaser accepts such additional costs and delivery dates set forth in the notice and agrees to purchase all or a portion of such quantities set forth in such notice, Supplier shall be obligated to produce and deliver such quantities at the price and dates set forth in the notice.

c.

If Purchaser desires to purchase a SKU for its Territory that is not included in the Annual Sourcing Plan or Current Year Sourcing determined by NPSG for Purchaser’s Distribution Centers or Regional Manufacturing Facilities, Supplier shall not be required to provide such SKU.  However, NPSG may update the Annual Sourcing Plan or Current Year Sourcing to determine the appropriate RPB and Regional Manufacturing Facility to source such SKU to Purchaser.

8.	Price

Purchaser will purchase, and Supplier will sell, the Products at the applicable price determined in accordance with the pricing methodology set forth in Exhibit A determined by CCNA, except as specifically provided in Section 7(b)(iii) above.

9.	Payment Terms and Invoicing
a.	Payment for Products is due in full within twenty-one (21) days from date of invoice.
b.	Supplier shall submit invoices for Products in accordance with Exhibit A hereto, and such invoices shall be submitted by Supplier to Purchaser within forty-five (45) days of shipment.

c.	Invoices will identify any applicable sales, use, or excise taxes.
d.

Purchaser will reimburse Supplier for all sales, use or excise taxes (if any), but Purchaser will not be responsible for remittance of such taxes to applicable tax authorities. Supplier will remit such taxes to the applicable tax authorities.  In the event Supplier fails to timely remit such taxes to the applicable tax authorities and Purchaser receives an audit assessment for such taxes, Supplier will reimburse Purchaser for such tax assessment including penalties and interest. To the extent applicable, Supplier shall reasonably cooperate with Purchaser in its efforts to obtain or maintain any reseller tax exemption certificates

10.	Service Level Agreement (SLA)

Supplier and Purchaser agree to comply with the terms of the Service Level Agreement determined by the Parties as set forth in Exhibit C.  The Parties agree that Exhibit C may contain more specific provisions, metrics and standards than are stated elsewhere in this Agreement.  However, no provisions of the Service Level Agreement may act to limit, reduce or render unenforceable any of the terms of this Agreement and any such provisions of the SLA shall have no force and effect.

11.	Supplier Customer Service Metrics
a.

Supplier agrees to implement a customer service metric or metrics to assess service performance to Purchaser Distribution Centers and Regional Manufacturing Facilities.  Supplier will define the metric(s) with targets developed with Purchaser as part of the SLA.

b.

Supplier will use commercially reasonable efforts to (a) meet the customer service metric performance targets as set forth in the SLA and (b) measure, track, and report to Purchaser the customer service metric by time period for each Purchaser Distribution Center and Regional Manufacturing Facility sourced by Supplier as set forth in the SLA.

12.	Purchaser Performance Metrics
a.	If the Parties agree to a Rolling Forecast as part of Section 6(a), then Forecast Accuracy will be measured.
i.

“Forecast Accuracy” means the accuracy of the “Lag 2 Week” included in Purchaser’s Rolling Forecast for each Purchaser Distribution Center or Regional Manufacturing Facility, which is the forecasted volume to be purchased from Supplier for the second week of each such Rolling Forecast, and is measured as 1 minus the Mean Absolute Percent Error (MAPE) over the 1 week period measured.  “MAPE” is defined as the sum across all SKUs of the absolute value of the difference between the SKU-level Lag-2 Week of the Rolling Forecast provided to Supplier and the actual SKU-level trade sales of Product sold by Purchaser in the Territory for such Lag-2 Week, divided by the actual SKU-level trade sales of

Product sold by Purchaser in the Territory for such Lag-2 Week.  Purchaser will not be responsible for forecast errors to the extent attributable to Product not delivered by Supplier (i.e., the calculation will be adjusted to take into account Product not delivered by Supplier to a particular Distribution Center or Regional Manufacturing Facility for the Lag-2 Week period in question).

ii.

Purchaser will use commercially reasonable efforts to (a) meet the “Forecast Accuracy Performance Target” set forth in the Service Level Agreement and (b) track, measure, and report to Supplier Forecast Accuracy weekly by Lag 2 Week.

iii.

NPSG maintains the listing of Limited Source SKUs.  Because of sourcing difficulties related to Limited Source SKUs, forecasts for all Limited Source Core SKUs are considered firm purchase orders for the “Lag 2 Week.”

b.	Purchaser will measure order lead time adherence as defined by the Parties in the SLA ensuring that the requirements in Subsection 12(a) of this Agreement are met.
13.	Product Quality
a.	Products must be delivered to Purchaser in saleable condition, meeting all product and package quality standards established by Company.
b.

Supplier will deliver all Products to Purchaser’s Distribution Center or Regional Manufacturing Facility with at least 45 days of shelf life remaining, except that, in the case of SKUs requiring more than 45 days of shelf life remaining because of customer requirements (e.g., Club Stores, ARTM, etc.), Supplier will deliver such SKUs to Purchaser’s Distribution Center or Regional Manufacturing Facility with at least 12 days more than the customer-specific requirements.

c.	Purchaser may accept or reject any Product with less than 45 days of available shelf life remaining, in Purchaser’s sole discretion, after discussion with Supplier.
d.	Products must have no material defects in material or workmanship when delivered to Purchaser’s Distribution Center or Regional Manufacturing Facility.
e.	Supplier will not deliver to Purchaser’s Distribution Center(s) or Regional Manufacturing Facility any Products that Supplier knows to be subject to recall.
f.	Product SKUs must be standing and undamaged when delivered by Supplier to Purchaser’s Distribution Center or Regional Manufacturing Facility.
g.	Product loads must be braced and dunnaged or wrapped when delivered to Purchaser’s Distribution Center or Regional Manufacturing Facility.
h.	Delivery trailers containing Products must be sealed, with Product documentation, and must not have off odors, leaks, or contaminants.

14.	Product Orders and Risk of Loss
a.

Ordering will be as set forth in the SLA (Exhibit C), whether Purchaser places orders for Products via the Coke One North America (CONA) system or places orders for Products via manual or other type of order generation.  Supplier will implement order lead time requirements and define order lead time targets in the SLA.  Order lead time will not exceed fourteen (14) calendar days from Purchaser order submittal to Purchaser order delivery, except as described in Section 14(c) below.

b.

For those Purchasers that place orders manually or by any other non-CONA system methodology, Purchaser agrees to cooperate with Supplier’s order management personnel to comply with an efficient, level ordering plan for the purchase of Products by Purchaser.

c.

NPSG maintains a listing of Limited Source SKUs.  Because of sourcing difficulties related to Limited Source SKUs, orders for all Limited Source Core SKUs are considered firm purchase orders within seven (7) calendar days of their requested delivery to Purchaser, and Purchaser shall purchase and pay in full for the Limited Source Core SKUs contained in such purchase orders.  For orders of Limited Source Non-Core SKUs, the SLA between Supplier and Purchaser will determine the order lead time due to differences in production cycles.  Once Limited Source Non-Core SKU orders are placed within the SLA-agreed order lead time, these Limited Source Non-Core SKU orders shall be firm purchase orders, and Purchaser shall purchase and pay in full for the Limited Source Non-Core SKUs contained in such purchase orders.

d.	Except as provided in the SLA (Exhibit C), (i) all orders for Product from Supplier must be in full truck load quantities only and (ii) the minimum order quantity per SKU will be a full pallet.
e.

Supplier will ship Product orders from the Regional Manufacturing Facility designated by the NPSG to Purchaser’s Distribution Centers or Regional Manufacturing Facilities, except as provided in Subsection 14(f).  Title and risk of loss will pass to Purchaser upon initial receipt of the Products at Purchaser’s Distribution Center or Regional Manufacturing Facility.

f.

At Supplier’s sole discretion, Purchaser may be permitted to pick up Product orders at Supplier’s Regional Manufacturing Facility designated by the NPSG.  Title and risk of loss will pass to Purchaser upon completion of the loading of such Products on Purchaser’s vehicles or common carriers at Supplier’s Regional Manufacturing Facility.

g.	Additional provisions regarding placement and execution of orders are set forth in the SLA (Exhibit C).
i.	Neither Purchaser nor Supplier will make any changes in the Product order fulfillment process that could have an operational or financial impact on the other

Party without the prior review and approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed and which will be documented in the SLA).
15.	Escalation
a.

The Parties acknowledge and agree that they anticipate that demand and supply issues will occur during the Term, and that, pursuant to Section 4 above, financial remedies are not available for such variances.  However if demand- or supply-related issues (a) are substantial or excessive in the reasonable opinion of Purchaser because of their impact to service and costs; and (b) these issues have not been mitigated to Purchaser’s reasonable requirements identified in the SLA, then the Parties shall attempt to resolve any disputes amicably, with ultimate referral of the issues to their senior Supply Chain and Financial officers. If these officers are unable to resolve the dispute, Purchaser may, at its option, refer the matter to NPSG staff for possible resolution through potential modifications to the Annual Sourcing Plan or Current Year Sourcing.

b.

While financial remedies for demand or supply-related sourcing issues are not prescribed in this Agreement, the Parties acknowledge that future circumstances may require that financial remedies be considered.  The Parties may, at their option, refer such matters to CCNA and CCNA will work collaboratively with all RPBs to consider appropriate remedies.  No such remedies would be effective unless first agreed upon in writing by the Parties.

c.

The Parties acknowledge that this Agreement has been prepared based on a form determined by the Company, in order to support the goals of the Coca-Cola bottling system in the United States, including: (i) the sustainable effectiveness and efficiency of such system and its members; (ii) increasing the competitiveness of such system and its members; and (iii) the profitable growth of such system and its members.  The Parties, along with Company, shall meet periodically in order to discuss proposed amendments to this Agreement to support the goals stated above.  The Parties shall negotiate in good faith with one another and with Company with respect to such proposed amendments, which amendments will require mutual written agreement to be effective.  It is provided, however, that:  (i) no amendment shall conflict with the reserved rights of Supplier set forth in Attachment 1-A of the NPSG Governance Agreement; and (ii) no amendment shall be effective with respect to a Party if it conflicts with the Party’s existing contractual obligations, whether with Company or otherwise.  It is further provided that the Parties shall not modify or amend this Agreement (except for amendments to Exhibit C and for amendments to the notice addresses provided in section 32) without the express written consent of Company.

d.

The Parties acknowledge and agree that for the purposes of section 15(c) above, and of Exhibit A to this Agreement, Company is an intended third party beneficiary and shall have rights to enforce same as if it were a party to this Agreement.

16.	Warranties
a.

Each Party represents and warrants the following: (i) the Party’s execution, delivery and performance of this Agreement: (A) have been authorized by all necessary company action, (B) do not violate the terms of any law, regulation, or court order to which such Party is subject or the terms of any material agreement to which the Party or any of its assets may be subject and (C) are not subject to the consent or approval of any third party; (ii) this Agreement is the valid and binding obligation of the representing Party, enforceable against such Party in accordance with its terms; and (iii) such Party is not subject to any pending or threatened litigation or governmental action which could interfere with such Party’s performance of its obligations under this Agreement in any material respect.

b.

In rendering its obligations under this Agreement, without limiting other applicable performance warranties, Supplier represents and warrants to Purchaser as follows: (i) Supplier is in good standing in the state of its incorporation or formation and is qualified to do business in each of the other states in which it conducts business; and (ii) Supplier shall secure or has secured all permits, licenses, regulatory approvals and registrations required to deliver and sell the Products, including registration with the appropriate taxing authorities for remittance of taxes.

c.

In performing its obligations under this Agreement, Purchaser represents and warrants to Supplier as follows: (i) Purchaser is in good standing in the state of its incorporation or formation and is qualified to do business in each of the other states in which it is doing business; and (ii) Purchaser shall secure or has secured all permits, licenses, regulatory approvals and registrations required to perform its obligations under this Agreement.

17.	Product Warranty
a.

Based on and subject to the warranties provided to Supplier by Company in Supplier’s RMA, Supplier warrants to Purchaser that (i) the Products sold to Purchaser under this Agreement comply at the time of shipment to Purchaser in all respects with the Federal Food, Drug and Cosmetic Act, as amended (the “Act”), and all federal, state and local laws, rules, regulations and guidelines applicable in the Territory, and (ii) all Products shipped to Purchaser under this Agreement, and all packaging and other materials which come in contact with such Products, will not at the time of shipment to Purchaser be adulterated, contaminated, or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation applicable in Purchaser’s Territory. Supplier warrants to Purchaser that the Products sold to Purchaser under this Agreement will be handled, stored and transported properly by Supplier, up to the time of delivery to Purchaser.

b.

Supplier makes no covenant, representation or warranty concerning the Products of any kind whatsoever, express or implied, except as expressly set forth in this Agreement.  THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF

MERCHANTABILITY AND FITNESS, AND CONSTITUTE THE ONLY WARRANTIES OF SUPPLIER WITH RESPECT TO SUPPLIER’S PRODUCTS.
18.	Returns of Rejected Products
a.

Product Returns Classification.  Supplier or Purchaser may discover or become aware of the existence of Product related problems, quality or other technical problems relating to Products at the time of receipt by Purchaser, after acceptance by Purchaser, or after delivery by Purchaser to customers.  If such problems or quality issues are discovered, and such quality issues were due to quality or technical defects prior to delivery to Purchaser’s Distribution Center or Regional Manufacturing Facility, then the affected Products will be returned to Supplier following the procedures in this Section based on the timing or circumstances of the discovery of quality or technical problems.

b.

Product Return – At Receipt.  If Purchaser discovers any of the following issues associated with Products within 24 hours following delivery of such Products to the Purchaser’s Distribution Center or Regional Manufacturing Facility (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable):

i.	any Product that has either not been ordered and scheduled for delivery on a particular date, or
ii.	any Product that does not match the shipping documents presented at delivery, or
iii.	any defect or deficiency in such Product (e.g., loose caps or leaking seams), or
iv.	any non-conformance of such Product with any applicable warranties or quality standards,

then Purchaser will, within 24 hours following delivery of such Products to Purchaser’s Distribution Center or Regional Manufacturing Facility (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable), notify Supplier of such defect, deficiency or non-conformance.  Purchaser will be entitled to credit equal to the price paid by Purchaser for the defective, deficient or non-conforming Product (or cancellation of any unpaid charges associated with the defective, deficient or non-conforming Product), plus freight costs, if any, incurred by Purchaser in connection with the delivery and return of such defective, deficient or non-conforming product.  Any such credits will be applied within twenty-one (21) days against amounts otherwise due from Purchaser and will be reflected in reasonable detail on appropriate invoices sent to Purchaser.  All credit requests must be submitted by Purchaser to Supplier within thirty (30) days of shipment acceptance for credit requests to be considered.

c.	Product Return – Quality Issues Post-Acceptance. If after acceptance of any Product and more than 24 hours following delivery to Purchaser’s Distribution

Center or Regional Manufacturing Facility (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable), Purchaser discovers:
i.	any defect or deficiency in such Products caused by Supplier, or
ii.	any non-conformance of such Products with any applicable warranties or quality standards that existed as of the time of delivery by Supplier,

then Purchaser will notify Supplier within 24 hours of Purchaser’s identification of such defect, deficiency or non-conformance.  If the Product issue was discovered while in Purchaser’s possession, Purchaser will be entitled to a credit equal to price paid by Purchaser for the defective, deficient or non-conforming Product (or cancellation of any unpaid charges associated with the defective, deficient or non-conforming Product) as identified by Purchaser, plus freight costs, if any, incurred by Purchaser in connection with the delivery and return of such defective, deficient or non-conforming product.  If the Product issue was discovered while in possession of Purchaser’s customer or another third party, Purchaser will be entitled to reimbursement of any reasonable expenses it incurred in connection with removing, returning and/or replacing such defective, deficient or non-conforming Product.  Any such credits awarded hereunder will be applied against amounts otherwise due from Purchaser and will be reflected in reasonable detail on appropriate invoices sent to Purchaser.

19.	Product Recalls

Supplier’s duties as a supplier regarding Product Recalls are as provided in Supplier’s RMA. Purchaser’s duties as a distributor regarding Product Recalls are as provided in its Comprehensive Beverage Agreement.

20.	Return of Deposit Materials, Recyclable Materials, and Tertiary Packaging
a.

Supplier will work with Purchaser to coordinate return of deposit SKUs, Tertiary Packaging, non-hazardous recyclables, and CO2 cylinders from Distribution Centers at commercially reasonable times.  Purchaser will be responsible for shipping such items to Supplier at Purchaser’s expense, utilizing Supplier back hauling to the extent available.  Additional provisions regarding these matters may be found on Exhibit C attached hereto.

b.

Supplier will credit Purchaser at Supplier’s invoice rates any deposit amounts due to Purchaser for items that are timely returned in useable condition.  Any such credits will be applied within twenty-one (21) days against amounts otherwise due from Purchaser.

c.	Supplier will accept the return of non-hazardous recyclables based on the recyclables list approved by Supplier.

21.	Recycling Programs

Supplier and Purchaser will develop recycling programs as set forth in the SLA for the disposal of defective, damaged or expired Products held by Purchaser or Purchaser’s customers that have been paid for by Purchaser and for which Purchaser has not received credit.

22.	Compliance with Laws
a.

Supplier will, and will cause its affiliates and subcontractors to, comply with all applicable federal, state and local laws and regulations applicable to each of them relating to: (i) the production, packaging, labeling, transport and delivery to Purchaser of the Products; and (ii) the performance of Supplier’s obligations set forth herein.

b.

Purchaser will comply with all applicable federal, state and local laws and regulations applicable to it and relating to: (i) the storage, marketing, promotion, distribution and sale of the Products; and (ii) and the performance of Purchaser’s obligations set forth herein.

23.	Indemnity

Supplier will indemnify, defend, and hold harmless Purchaser against any and all damages, loss, costs, or other liability (including reasonable attorneys’ fees) arising out of a third party claim that (i) results from Supplier’s breach of this Agreement or any representation or warranty made by Supplier in this Agreement, or any negligent act or omission of Supplier, or (ii) alleges damage for loss to property, death, illness or injuries, resulting from the use or consumption of any Products, except as set forth below. Supplier will assume responsibility and expense of investigation, litigation, judgment and/or settlement of any such claim on the condition that Supplier is notified promptly (in no event later than thirty (30) days after the first receipt of written notice thereof by Purchaser) in writing of any such claim and is permitted to deal therewith at its own discretion and through its own representatives; except that Purchaser’s failure to provide notice of a claim will not affect Supplier’s obligation to indemnify the claim under this Section 23 unless such failure prejudices the defense of such claim.  The Parties will cooperate reasonably in the investigation and defense of any such claim, and Supplier will not settle any such claim that imposes on Purchaser a non-monetary obligation or a liability that is not indemnified without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Supplier will have no obligation to indemnify Purchaser for any claim to the extent that such claim arises out of the negligence or recklessness of Purchaser.  This Section 23 sets forth the sole and exclusive remedy for Purchaser against Supplier with respect to third party claims relating to the Products purchased by Purchaser from Supplier under this Agreement.  SUPPLIER WILL NOT BE LIABLE TO PURCHASER WHETHER IN CONTRACT OR IN TORT OR ON ANY OTHER LEGAL THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, ANY LOST REVENUES, PROFITS OR BUSINESS OPPORTUNITIES, OR FOR ANY OTHER LOSS OR COST OF A SIMILAR TYPE (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”) OF PURCHASER OR ANY CUSTOMER OF

PURCHASER OR OF ANY PERSON WHO MAY HAVE BECOME INJURED BY SUPPLIER’S PRODUCTS PURCHASED FROM PURCHASER (EXCEPT TO THE EXTENT THAT AN INDEMNIFIED THIRD PARTY CLAIM INCLUDES CONSEQUENTIAL DAMAGES).

24.	Termination

This Agreement will terminate automatically upon termination of either Supplier’s RMA or Purchaser’s CBA.

25.	Confidentiality

The terms and conditions of this Agreement are strictly confidential.  Purchaser agrees that the terms and conditions of this Agreement are subject to the confidentiality requirements set forth in the Comprehensive Beverage Agreement.  Supplier agrees that the terms and conditions of this Agreement are subject to the confidentiality requirements set forth in Supplier’s RMA.

26.	Modification/Waivers

No modification, waiver or amendment to this Agreement will be binding upon either Party unless first agreed to in writing by both Parties.   The Parties shall not modify or amend this Agreement (except for amendments to Exhibit C and for amendments to the notice addresses provided in section 32) without the express written consent of Company.  A waiver by either Party of any default or breach by the other Party will not be considered as a waiver of any subsequent default or breach of the same or other provisions of this Agreement.

27.	Assignment

Except in connection with any permitted assignment by Purchaser of its rights under the Comprehensive Beverage Agreement, Purchaser may not assign this Agreement or any of the rights hereunder or delegate any of its obligations hereunder, without the prior written consent of Supplier, and any such attempted assignment will be void.

28.	Relationship of Parties

The Parties are acting under this Agreement as independent contractors.  Nothing in this Agreement will create or be construed as creating a partnership, joint venture or agency relationship between the Parties, and no Party will have the authority to bind the other in any respect.

29.	Authority

Each Party represents and warrants that it has the full right and authority necessary to enter into this Agreement.  Each Party further represents and warrants that all necessary approvals for this Agreement have been obtained, and the person whose signature appears below has the power and authority necessary to execute this Agreement on behalf of the Party indicated.

30.	Force Majeure

Neither Party will be liable to the other for any delay or failure to perform fully where such delay or failure is caused by terrorism, acts of public enemy, acts of a sovereign nation or any state or political subdivision, fires, floods or explosions, where such cause is beyond the reasonable control of the affected Party and renders performance commercially impracticable as defined under the Uniform Commercial Code (a “Force Majeure Event”).

31.	Business Continuity

Supplier will develop and maintain a commercially reasonable business continuity plan.

32.	Notices

All notices under this Agreement or the Service Level Agreement by either Party to the other Party must be in writing, delivered by electronic mail and confirmed by overnight delivery, certified or registered mail, return receipt requested, and will be deemed to have been duly given when received or when deposited in either the United States mail, postage prepaid, or with the applicable overnight carrier, addressed as follows:

If to Purchaser:	The then current address of Purchaser as contained in Supplier’s contractual files
With a copy to: Purchaser’s Chief Financial Officer or other designated representative, at the above address
If to Supplier:	[Add Supplier’s address

Add Supplier’s address

Direct: (xxx) xxx-xxxx

Fax: (xxx) xxx-xxxx

Attention: Add Name & Title

With a copy to: Add Name & Title]

33.	Governing Law

This Agreement and any dispute arising out of or relating to this Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without reference to its conflict of law rules.

34.	Entire Agreement
a.

This Agreement and the NPSG Governance Agreement constitute the final, complete and exclusive written expression of the intentions of the Parties with respect to the subject matter herein and supersede all previous communications, representations, agreements, promises or statements, either oral or written, by or between either Party concerning the activities described herein.

b.

Supplier will not be bound by any provisions in Purchaser’s purchase order(s) or other documents, electronic or otherwise (including counter offers) which propose any terms or conditions in addition to or differing with the terms and conditions set forth in this Agreement, and any such terms and conditions of Purchaser and any other modification to this Agreement will have no force or effect and will not constitute any part of the terms and conditions of purchase, except to the extent separately and specifically agreed to in writing by Supplier.  Supplier’s failure to object to provisions contained in Purchaser’s documents will not be deemed a waiver of the terms and conditions set forth in this Agreement, which will constitute the entire agreement between the Parties.

c.

Purchaser will not be bound by any provisions in Supplier’s confirmation of acceptance or other documents, electronic or otherwise (including counter offers) which propose any terms or conditions in addition to or differing with the terms and conditions set forth in this Agreement, and any such terms and conditions of Supplier and any other modification to this Agreement will have no force or effect and will not constitute any part of the terms and conditions of purchase, except to the extent separately and specifically agreed to in writing by Purchaser.  Purchaser’s failure to object to provisions contained in Supplier’s documents will not be deemed a waiver of the terms and conditions set forth herein, which constitute the entire agreement between the Parties.

d.	This Agreement will inure to the benefit of and be binding upon each of the Parties and their successors and permitted assigns.

[Signature Page Follows]

Agreed to and accepted as of the date indicated below.

Supplier	Purchaser
By: Print Name: Title:	By: Print Name: Title:

EXHIBIT A

Transfer Price Methodology from Supplier to Purchaser

1.

The Transfer Price for sales of Authorized Covered Beverages by Supplier to Purchaser is calculated in accordance with  the following formula established by the Company (by its Coca‑Cola North America division (“CCNA”)) and required under Supplier’s RMA:

Transfer Price = [***]

2.

CCNA will unilaterally determine [***] as provided in Supplier’s RMA, if and to the extent applicable.  CCNA Exchange will maintain records of [***] for each of Supplier’s Regional Manufacturing Facilities.  [***] will be added to [***] for all Authorized Covered Beverages sold by Supplier to Purchaser.

3.

Supplier intends to provide initial estimates of [***] by Supplier Regional Manufacturing Facility and by freight lane annually by November 1 for each following calendar year.  As the Supplier’s internal cost standard calculations may not be finalized until early in the calendar year, Supplier may update Transfer Prices on or by May 1 which changes will apply for the remainder of the calendar year, subject to other Transfer Price changes that may occur in accordance with Paragraph 7 below.  Once each calendar year begins, Supplier may use [***] for invoicing purposes.

4.

For each calendar year, Supplier and Purchaser will reconcile variances between the estimated Transfer Price and the actual Transfer Price in the manner described in this Paragraph 4.  As used in this Exhibit, “Transfer Price Variances” mean variances between: (i) the estimated Transfer Price established on January 1 of the applicable calendar year (or updated on May 1 or September 1 of such year, if applicable), and (ii) the actual Transfer Price, calculated as the sum of [***] and [***].  Supplier will provide Purchaser with an interim report on Transfer Price Variances on a quarterly basis, for informational purposes only and a reconciliation will occur within 120 days following calendar year end.  If the actual Transfer price is greater than, or less than, the estimated Transfer Price established on January 1 or updated on May 1 or September 1, if applicable, then Supplier and Purchaser will settle the differences between themselves within 120 days following year end.

5.

NPSG may direct that sourcing of certain SKUs from Supplier’s Regional Manufacturing Facilities shift to Purchaser’s Regional Manufacturing Facilities as part of its Annual Sourcing or Current Year Sourcing processes.  The volume of physical cases of Authorized Covered Beverages that shift to Purchaser’s Regional Manufacturing Facilities are referred to below as “Shifted Physical Cases.”

a.

Separately, Supplier and Purchaser may agree that the Purchaser will reimburse the Supplier up to the total costs of lost absorption (i.e., the increase in costs per case due to lower volume handled by a Production Facility) on Shifted Physical Cases resulting from NPSG-designated sourcing changes, and reimbursement will be based on the last fully completed twelve calendar months of volume at the time of sourcing change.  Supplier and Purchaser will solely determine between themselves whether reimbursement is made, and will directly manage this

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

process without CCNA’s involvement. If Supplier and Purchaser agree that reimbursements are made for lost absorption, then the reimbursement up to the total costs of lost absorption on Shifted Physical Cases will be a one-time adjustment.

b.

Any payments to be made by Purchaser as described above for lost absorption (if any, to the extent mutually agreed by Purchaser and Supplier) will be made at the same time as any required payment for Transfer Price Variances is made within 120 days after calendar year end.

6.

In addition to changes in the Transfer Price as described in Paragraph 3 above, the estimated Transfer Price may be adjusted by Supplier (a “September Adjustment”) during the year as of September 1 (“September Adjustment Date”) to account for changes in Supplier’s [***], as provided in subparagraphs a and b of this Paragraph 6:

a.

If Supplier’s actual year to date costs per physical case for any of the components shown in the table below as compared to the estimated costs per physical case for such component as included in the estimated Transfer Price established on January 1 of the applicable calendar year (or updated May 1 of such year, if applicable), change by more than the percentage indicated in the table below as of a September Adjustment Date, then a September Adjustment will be made to [***]:

Component	September 1
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

b.

No September Adjustment will be made for any pricing components other than [***].  The Parties agree to consider adjusting the cost ranges as part of the escalation process of Section 15 of this Agreement.

7.

[***] will be taken into account by Supplier in establishing the Transfer Price annually, subject to annual reconciliation as part of the Transfer Price Variance process provided for in Paragraph 4 above.

8.

Purchaser will be entitled to a freight credit from Supplier for Authorized Covered Beverages picked up by Purchaser at the Supplier’s Regional Manufacturing Facility only if Supplier has agreed to allow for Purchaser pick up of Products as specified in Section 14(f) of this Agreement.  The amount of the freight credit will be based on Supplier’s actual freight cost.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

9.

Purchaser will pay Supplier a deposit equal to Supplier’s standard rate, as stated in the Service Level Agreement (Exhibit C), for shells, pallets, CO2 containers, etc., which will be refunded to Purchaser when such items are timely returned in useable condition as set forth in Section 20 of this Agreement.

10.	To the extent funded by NPSG, CCNA Exchange will engage a certified public accounting firm (“Firm”) to annually review and perform tests of:

a.	[***] calculated and provided by Supplier to ensure it is consistent with the [***] methodology approved by NPSG;

b.	Transfer Price Variances for the settlement of RPB to RPB transactions.

The costs of the Firm will be funded by NPSG members in proportion to the funding shares set out in the NPSG Governance Agreement.  NPSG, the CCNA Exchange and the RPBs will provide the Firm with the books, records and access that is reasonably required to conduct the review and testing described above.  To the extent permitted by law, CCNA Exchange will share the Firm’s report with each member of the NPSG.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXHIBIT B

Demand and Supply Variance Management between Supplier and Purchaser Distribution Centers & Regional Manufacturing Facilities

a.	When used in this Exhibit B, “Variance(s)” shall mean variances from the Annual Sourcing Plan or Current Year Sourcing determined by NPSG.
b.

Any Variances within a calendar year (whether or not required by NPSG sourcing requirements) that solely impact Supplier and Purchaser shall be managed directly between Supplier and Purchaser without CCNA’s involvement as per Section 4 of this Agreement.  No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.

c.

In the case of Authorized Covered Beverages, Purchaser may purchase or acquire one or more SKUs from alternate Regional Manufacturing Facilities based on the NPSG Annual Sourcing or Current Year Sourcing matrix (i.e., primary and secondary sources including, if applicable, from any such authorized production facilities operated by Purchaser), or from a finished goods co-operative if Purchaser is a member of such co-operative and has purchase obligations, if and to the extent that (i) Supplier has notified Purchaser that Supplier cannot or will not provide such SKU (such notice to be provided by telephone call and email); (ii) Purchaser has reasonably determined that delivery by Supplier of any such SKU (including any SKU requested by Purchaser’s customers) to the applicable Distribution Center will either (A) be 48 hours or more overdue, or (B) result in a Distribution Center out-of-stock situation; or (iii) Supplier’s delivery of any Products is delayed or impaired as a result of a Force Majeure Event.  No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.

d.

Purchaser will have the right to source from alternate Regional Manufacturing Facilities based on the NPSG Annual Sourcing Plan or Current Year Sourcing matrix (i.e., primary and secondary sources including, if applicable, any such authorized production facilities operated by Purchaser) or from a finished goods co-operative if Purchaser is a member of such a co-operative and has purchase obligations, if and to the extent the order is for:  (i) slow moving products (less than full pallet quantities), (ii) customer special requests, and (iii) “Hot Shot” Orders (i.e., time-sensitive orders that require faster delivery times than are required in the normal order process) that Supplier cannot fulfill or elects not to fulfill, in each case, so long as Purchaser has first provided Supplier with the opportunity to supply the requested Products and Supplier has declined to provide them.  Supplier will respond in a reasonably prompt manner to any such requests from Purchaser. No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.

B-1

EXHIBIT C

Service Level Agreement (“SLA”)

The SLA is developed between the Parties to ensure that the detailed operating requirements in this FGSA are documented.  The SLA may contain appropriate operating requirements agreed upon by the Parties but must, at least, address the following items:

•	Management Operating Reviews between Parties (e.g., meeting frequency, topics, attendees, etc.)
•	Metrics
o	Supplier – Customer Service Metric, Definition, & Targets
o	Purchaser – Order Lead Time Adherence Definition & Target
•	Innovation SKUs
o	Rolling Forecast requirements for all Innovation SKUs
o	Communication requirements.
•	Returns (Finished Goods & Dunnage)
•	Deposit Item Pricing
•	Escalation Process to Resolve Sourcing Issues

C-1

EXHIBIT F

Related Products

All SKUs, packages, flavors, calorie or other variations offered by Company of:

POWERade powder

POWERade ZERO Drops

DASANI Drops

Minute Maid Drops

Glacéau Vitaminwater Zero Drops

Fuze Drops

Exhibit F– page 1

Classified - Confidential

SCHEDULE 2.17.2

Participating Bottlers

As of the Effective Date:

1.	Bink's Coca-Cola Bottling Company
2.	Big Springs, Inc. d/b/a Huntsville Coca-Cola Bottling Company
3.	Coca-Cola Bottling Company of Minden, Incorporated
4.	Trenton Coca-Cola Bottling Company, L.L.C.
5.	Coca-Cola Bottling Co. [Williston, ND]
6.	Coca-Cola Bottling Works of Pulaski, Tennessee, Incorporated
7.	Coca-Cola Bottling Company of Washington, N.C., Inc.
8.	Hancock Bottling Co., Inc.
9.	Union City Coca-Cola Bottling Company, LLC
10.	Decatur Coca-Cola Bottling Company
11.	Orangeburg Coca-Cola Bottling Co.
12.	Coca-Cola Bottling Co., Columbus-Indiana-Inc.
13.	Coca-Cola Bottling Company of International Falls
14.	Gardner Enterprises, Inc. d/b/a Coca-Cola Bottling Co. of Canyon City
15.	Lufkin Coca-Cola Bottling Company, Ltd.

Added After the Effective Date:

SCHEDULE 2.17.2– page 1

Classified - Confidential

SCHEDULE 2.31

Permitted Ancillary Businesses

Subject to the limitations set forth in this Schedule 2.31, Company consents pursuant to Section 13.1.4 of this Agreement to Bottler’s (and its Affiliates’) distributing, selling, dealing in or otherwise using or handling, and, solely in the case of the businesses described in subparts B and C hereof, producing, preparing, packaging, as applicable, Beverages, Beverage Components and other beverage products during the Term of this Agreement inside or outside of the Territory in connection with operation of the ancillary businesses identified in this Schedule 2.31, in reliance on Bottler’s representation that, except as described herein, none of such ancillary businesses produces, manufactures, prepares, packages, distributes, sells, deals in or otherwise uses or handles Beverages, Beverage Components or other beverage products other than the (i) Covered Beverages, (ii) Related Products, or (iii) the Permitted Beverage Products.

A.

Bottler’s Affiliate Coca-Cola Bottling Co. Consolidated (“CCBCC”) owns and operates an over-the-road transportation and freight brokerage business that is operated separately from Bottler’s beverage business, with its own separate management team and employees (the “RCS Transportation Business”).  The RCS Transportation Business operates as a for-hire commodity carrier that transports goods from point A to point B, which points may include warehouses, non-retail outlets and loading docks of retail outlets.  The RCS Transportation Business does not use conventional beverage route trucks or perform merchandising services or other services traditionally associated with Direct Store Delivery, the parties acknowledging and agreeing that commodity transport of goods to loading docks of retail outlets does not constitute Direct Store Delivery. The RCS Transportation Business does not transport Covered Beverages, Related Products and Permitted Beverage Products in the same truck load as other beverage products. The RCS Transportation Business does not transport beverage products other than Covered Beverages, Related Products and Permitted Beverage Products to convenience stores, or restaurants. RCS Transportation Business drivers generally do not load or unload beverage products other than Covered Beverages, Related Products and Permitted Beverage Products at any location.

The RCS Transportation Business is currently conducted through CCBCC’s wholly-owned subsidiary Red Classic Services LLC and the following direct and indirect wholly-owned subsidiaries: Red Classic Equipment, LLC, Red Classic Transportation Services, LLC, Red Classic Transit, LLC, Red Classic Contractor, LLC. In the future as a result of ordinary course corporate reorganizations the RCS Transportation Business may be conducted through certain other Affiliates wholly owned or Controlled by CCBCC or RCS. Bottler will inform Company of the identity of any such Affiliates.

Subject to the limitations set forth below, Company consents to transport by RCS and the above mentioned Affiliates of Beverages, Beverage Components and other beverage products during the Term in the operation of the RCS Transportation Business.

i.

No Pepsi Beverages:  CCBCC will cause the RCS Transportation Business not to transport any beverage products distinguished by trademarks owned by PepsiCo, Inc. or its Affiliates, other than over-the-road transport in response to the request of a third party freight broker, wholesaler or retailer.

SCHEDULE 2.31– page 1

Classified - Confidential

ii.	No Direct Store Delivery or Merchandising Services: Bottler will cause the RCS Transportation Business not to provide Direct Store Delivery or merchandising services;

iii.

No Use of Vehicles Bearing Company Trademarks:  On or prior to December 31, 2015, CCBCC has caused the RCS Transportation Business not to use trucks, trailers, delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks to transport beverage products, other than Covered Beverages, Related Products and Permitted Beverage Products.

B.

CCBCC and/or one or more of its Affiliates are engaged in the business of providing contract manufacturing services outside of the Territory for Beverages, Beverage Components and other beverage products that may be distributed, sold, marketed, dealt in or otherwise used or handled by third parties in the Territory. Subject to and without waiving its rights under this Agreement, Company consents to CCBCC and/or one or more of its Affiliates continuing after the Effective Date to be engaged outside of the Territory in the business of producing, manufacturing, preparing, packaging, distributing, selling, dealing in and otherwise using or handling Beverages, Beverage Components or beverage related products that may be distributed, sold, marketed, dealt in or otherwise used or handled by third parties in the Territory, to the extent that such activity is not prohibited under such preexisting contracts.

C.

Bottler and/or one or more of its Affiliates are engaged in the business of producing, manufacturing, preparing, and packaging Beverages, Beverage Components and beverage related products.  Company consents to Bottler and/or one or more of its Affiliates continuing after the Effective Date to be engaged in the business of producing, manufacturing, preparing, and packaging Beverages, Beverage Components and beverage related products that may be distributed, sold, marketed, dealt in or otherwise used or handled by U.S. Coca-Cola Bottlers and other third parties, to the extent that such activity is permitted under Bottler’s (or its Affiliate’s) Regional Manufacturing Agreement.

D.

CCBCC and/or one or more of its subsidiaries own an interest in, and provide management services and shared services to, South Atlantic Canners, Inc. (“SAC”), a manufacturing cooperative located in Bishopville, South Carolina and whose eight (8) members are all U.S. Coca‑Cola Bottlers. Subject to and without waiving its rights under this Agreement, Company consents to CCBCC and/or one or more of its Affiliates continuing after the Effective Date to own an interest in, and provide management services and shared services to, SAC which will be engaged in the business of producing, manufacturing, preparing, packaging, selling, dealing in and otherwise using or handling Beverages, Beverage Components or beverage related products that may be distributed, sold, marketed, dealt in or otherwise used or handled by U.S. Coca-Cola Bottlers, to the extent that such activity is not prohibited under SAC’s then applicable contracts with Company (or its Affiliate) or the Comprehensive Beverage Agreement or other bottling and distribution agreements, as the case may be,  between Company and such U.S. Coca-Cola Bottlers.

SCHEDULE 2.31– page 2

Classified - Confidential

SCHEDULE 2.32

Permitted Beverage Products

Bottler may distribute, sell, deal in and otherwise use or handle in the First-Line Territory the following Permitted Beverage Products and any Line Extensions thereof:

A.

Dr Pepper, Dr Pepper cherry, Dr Pepper Ten, Caffeine free Dr Pepper, Diet Dr Pepper, Diet Dr Pepper cherry, Caffeine free diet Dr Pepper, Cherry Vanilla Dr Pepper, Diet Cherry Vanilla Dr Pepper, Dr Pepper Vanilla Float, and all other Dr Pepper trademark Beverages introduced by Dr Pepper/Seven Up, Inc. or one of its Affiliates, or any of their successors and assigns, (“DPSU”) on a nationwide basis other than (i) any cola Beverages, and (ii) except as provided in Item B below, any other Beverages not containing the principal flavor characteristic of Dr Pepper.  For purposes of clarity, a Beverage containing the principal flavor characteristic of Dr Pepper includes Dr Pepper Cherry, Dr Pepper Cherry Vanilla and any other line extension or innovation of Dr Pepper whose principal flavor characteristic is substantially similar to brand Dr Pepper, and such Beverage will be deemed a Permitted Beverage Product hereunder.

B.

In the case of any geographic area located within the First-Line Territory in which Bottler distributed other Beverages that are not cola Beverages (as defined in this Agreement) or Dr Pepper Trademark beverages that contain the principal flavor characteristic of Dr Pepper under license from DPSU immediately prior to the date that Bottler’s rights to distribute Covered Beverages and Related Products in such First-Line Territory became subject to the terms and conditions of this Agreement (“Legacy DPSU Territory”) the following such Beverages:

1.

Sun-Drop, but solely with respect to such geographic areas supplied as of such date by Bottler’s (or any of its Affiliate’s) sales centers in the following cities located in the First-Line Territory: Charlotte, Clayton, Mt. Airy, Fayetteville, Skyland, Bryson City, Hickory, Boone, Conway, Leland, New Bern, Halifax, and Greenville (NC).

C.	[***]

SCHEDULE 2.32– page 1

Classified – Confidential

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

D.

(a)All “Energy Drinks” as defined under the AMENDED AND RESTATED DISTRIBUTION AGREEMENT entered into as of March 26, 2015, between MONSTER ENERGY COMPANY, a Delaware corporation (formerly known as Hansen Beverage Company) (“MEC”) and Bottler and/or its Affiliate, CCBCC Operations, LLC, including the following Energy Drinks identified on the Initial Product List attached as Exhibit A to such AMENDED AND RESTATED DISTRIBUTION AGREEMENT:

Monster Energy: Monster Energy, Lo-Carb Monster Energy, Monster Energy Assault, Juice Monster Khaos Energy + Juice, Juice Monster Ripper Energy + Juice, Monster Energy Absolutely Zero, Punch Monster Baller’s Blend, Punch Monster Mad Dog, Monster Energy Unleaded

Monster Energy Ultra: Monster Energy Zero Ultra, Monster Energy Ultra Blue, Monster Energy Ultra Red, Monster Energy Ultra Sunrise, Monster Energy Ultra Citron

Monster Energy Extra Strength with Nitrous Technology: Monster Energy Extra Strength Nitrous Technology Anti Gravity, Monster Energy Extra Strength Nitrous Technology Super Dry, Monster Energy Extra Strength Nitrous Technology Black Ice

Monster Rehab: Monster Rehab Tea + Lemonade + Energy, Monster Rehab Green Tea + Energy, Monster Rehab Rojo Tea + Energy, Monster Rehab Tea + Orangeade + Energy, Monster Rehab Tea + Pink Lemonade + Energy, Monster Rehab + Peach Tea + Energy

Monster Import: Monster Energy Import

Muscle Monster Energy Shake: Muscle Monster Energy Shake Chocolate, Muscle Monster Energy Shake Vanilla, Muscle Monster Energy Shake Coffee, Muscle Monster Energy Shake Strawberry, Muscle Monster Energy Shake Peanut Butter Cup

Java Monster: Java Monster Kona Blend, Java Monster Loca Moca, Java Monster Mean Bean, Java Monster Vanilla Light, Java Monster Irish Blend, Java Monster Cappuccino

Monster M3 Super Concentrate: Monster Energy M3 Super Concentrate

Ubermonster: Ubermonster

Plus (b) all other “Products”, as defined in clause (y) of Section 1(b) of such AMENDED AND RESTATED DISTRIBUTION AGREEMENT, which may be added to Exhibit A attached thereto by agreement of MEC and CCBCC Operations, LLC after the date hereof in accordance with Section 2(e) of such AMENDED AND RESTATED DISTRIBUTION AGREEMENT (subject to and after compliance by MEC with its obligations to Company under the “Distribution Coordination Agreement” referred to in such AMENDED AND RESTATED DISTRIBUTION AGREEMENT, including, without limitation, MEC’s obligation to obtain Company’s written consent to such addition), including the following:

Mutant:  Mutant with red berry, citrus flavor profiles and Mutant White Lightning in 20 ounce PET bottles.

E.	NOS, NOS ACTIVE and NOS ZERO.

SCHEDULE 2.32– page 2

Classified – Confidential

F.	Core Power and Yup!
G.	Worx.
H.	Full Throttle.
I.	Post-mix, syrups and concentrates, whether packaged in bag in the box (BIB) or in cartridge format, that are identified by the primary Trademark that also identifies a Permitted Beverage Product.

SCHEDULE 2.32– page 3

Classified – Confidential

SCHEDULE 2.33

Permitted Lines of Business

Company consents under this Agreement to Bottler’s (and any of Bottler’s Affiliates’) operation inside or outside the Territory during the term of this Agreement of the Permitted Lines of Business identified in this Schedule 2.33 in reliance on Bottler’s representation that, except as described in this Schedule 2.33, none of such lines of business uses in the Territory any delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks other than in connection with the distribution and sale of Covered Beverages, Related Products and Permitted Beverage Products, or assigns personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products in the Territory (other than executive officers of Bottler).

None.

SCHEDULE 2.33– page 1

Classified - Confidential

SCHEDULE 2.36

Related Agreements

1.Finished Goods Supply Agreement.

2.Expanding Participating Bottler Revenue Incidence Agreement.

SCHEDULE 2.36– page 1

Classified - Confidential

SCHEDULE 3.4.2

Existing Alternate Route to Market Agreements

The agreements listed on Schedule 35.1.4 to the extent they relate to existing ARTM programs.

SCHEDULE 3.4.2– page 1

Classified - Confidential

SCHEDULE 5.5

Approved names, corporate names, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, and “Coke”

A.

Below is a list of certain corporate names, trading names, titles of establishments or other commercial designations or logos that Bottler (or one or more of its Affiliates) use that include the words “Coca‑Cola”, “Coca”, “Cola”, or “Coke”:

Names Used In Operations
1	Coca-Cola Bottling Co. Consolidated
2	Coke Consolidated and Coca-Cola Consolidated
3	Piedmont Coca-Cola Bottling Partnership
4	Coca-Cola Ventures, Inc.
5	Coca-Cola Bottlers' Sales & Services Company LLC
6	Coca-Cola Consolidated Employees For Good Government
7	Coca-Cola Bottling Co. Consolidated Employee Benefit Plan
8	Coca-Cola Bottling Co. Consolidated Employees Pension Plan
9	Coca-Cola Bottling Co. Consolidated Retirement Savings Plan
10	Coca-Cola Bottling Co. Consolidated Bargaining Employees Pension Plan
11	Coca-Cola Bottling Co. Consolidated Bargaining Employees 401(k) Plan

B.

Over the years, Bottler has made many acquisitions of other Coca-Cola bottlers that used names which included the words “Coca-Cola”, “Coca”, “Cola”, and/or “Coke”, including without limitation Wometco Coca-Cola Bottling Company, Pageland Coca-Cola Bottling Company, Federal Coca-Cola Bottling Company, Lonesome Pine Coca Cola Bottling Company, New Bern Coca-Cola Bottling Works, Inc., Waycross-Douglas Coca-Cola Bottling, Coca-Cola Bottling Company of West Virginia, Sunbelt Coca-Cola Bottling Company, Inc., etc.   Following the acquisitions, these names may still be used on historical real estate deeds, property tax bills, business licenses, vehicle titles, bottle contracts and similar documents.  Bottler will not be required to update these records to reflect the current name.  Third parties may still refer to these prior names, and Bottler may use these names in this manner.

C.

From time to time, Bottler may use the name “Coca-Cola Bottling of [insert name of applicable City or State within Bottler’s territory]”, “Coca-Cola of [insert name of applicable City or State within Bottler’s territory]” or “Coca-Cola Consolidated of [insert name of applicable City or State within Bottler’s territory]” or “Coke Consolidated of [insert name of applicable City or State within Bottler’s territory]”.

SCHEDULE 5.5– page 1

Classified - Confidential

D.	Bottler uses “COKE” as its ticker symbol.
E.

From time to time property tax bills, business licenses, vehicle titles and similar documents may use a truncated version or misspelled version of the names described above. Company agrees and acknowledges that it is not a breach under the Agreement for Bottler not to request that the name be corrected.

SCHEDULE 5.5– page 2

Classified - Confidential

SCHEDULE 5.5 (cont.)

Approved names, corporate names, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, and “Coke”

SCHEDULE 5.5– page 3

Classified - Confidential

SCHEDULE 5.5 (cont.)

Approved names, corporate names, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, and “Coke”

SCHEDULE 5.5– page 4

Classified - Confidential

SCHEDULE 5.5 (cont.)

Approved names, corporate names, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, and “Coke”

SCHEDULE 5.5– page 5

Classified - Confidential

SCHEDULE 5.5 (cont.)

Approved names, corporate names, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, and “Coke”

SCHEDULE 5.5– page 6

Classified - Confidential

SCHEDULE 6

Covered Beverages or Related Products – Preexisting Contractual Commitments

Pre-existing Contractual Commitments of Company

None.

Pre-existing Contractual Commitments of Bottler

None.

SCHEDULE 6– page 1

Classified - Confidential

SCHEDULE 14.2 – page 1

Classified - Confidential

SCHEDULE 24.1

Included/Excluded Businesses

Included Businesses:

1.

Permitted Beverage Products.  Bottler’s (and any of its subsidiaries’) aggregate business directly and primarily related to the marketing, promotion, distribution, and sale of Permitted Beverage Products.

2.

Other Company Beverages.   Bottler’s (and any of its subsidiaries’) aggregate business directly and primarily related to the marketing, promotion, distribution, and sale of Beverages (including Incubation Beverages), Beverage Components or beverage products distinguished by Trademarks owned by or licensed to Company other than Covered Beverages and Related Products authorized under any separate written agreement with Company or any of Company’s Affiliates, including any agreement contemplated by Section 3.6 of this Agreement.

3.

Beverage Production Business.  Bottler’s (and any of its subsidiaries’) aggregate business directly and primarily related to the manufacture of Authorized Covered Beverages (as defined in the Regional Manufacturing Agreement), Permitted Beverage Products and any other Beverages (including Incubation Beverages), Beverage Components or beverage products distinguished by Trademarks owned by or licensed to Company authorized under any separate written agreement with Company or any of Company’s Affiliates.

4.

Management Services.  Bottler’s (and any of its subsidiaries’) aggregate business of providing management services and shared services (i) to South Atlantic Canners, Inc., a manufacturing cooperative located in Bishopville, South Carolina and whose eight (8) members are all U.S. Coca‑Cola Bottlers and (ii) to Piedmont Coca-Cola Bottling Partnership, a general partership formed by Bottler and Company to distribute and market nonalcoholic beverages primarily in portions of North Carolina and South Carolina.

5.	The “Business” as defined in the Comprehensive Beverage Agreement Form EPB First-Line and Sub‑Bottling, effective as of the Effective Date, by and between Company and CCBCC.
6.

The “Business” as defined in the Comprehensive Beverage Agreement Form EPB First-Line, effective as of the Effective Date, by and between Company and Piedmont Coca-Cola Bottling Partnership (Marion, SC First-Line Territory).

7.	The “Business” as defined in the Comprehensive Beverage Agreement Form EPB First-Line, effective as of the Effective Date, by and between Company and CCBC of Wilmington, Inc.

Excluded Businesses:

1.	RCS Transpiration Business. Bottler’s “RCS Transportation Business” businesses described on Schedule 2.31.
2.

Data Ventures Inc.   Data Ventures develops and provides analytics product suites, analytics services and consulting services for a wide variety of industries.  These product suites and services include data warehousing and access solutions, shopper segmentation/clustering analytics, out of

SCHEDULE 24.1 – page 1

Classified - Confidential

stock/shelf analytics, shopper behavior analytics, pricing and promotion analytics and product assortment analytics.
3.

Equipment Reutilization Solutions LLC.  Equipment Reutilization Solutions provides manufacturing and maintenance services for heating, ventilation and air conditioning systems, including equipment employing refrigeration systems.  These services include manufacturing, installation, periodic maintenance service, and repair of mechanical and fluid systems employed in the beverage business, such as fountain dispenser equipment, vending equipment, and fast lane/cold carton merchandizing equipment used in the beverage and other businesses.

4.

Third-party logistics services (“3PL Services”) and fourth-party logistics services (“4PL Services”).  Bottler and its subsidiaries are involved in providing 3PL Services and 4PL Services.  3PL Services include the performance of outsourced logistics activities, such as warehousing, inventory management, pick and pack services, and other value added services including those that have been performed traditionally within an organization itself.  4PL Services include acting as an integrator that assembles the resources, capabilities and technology to design and build, execute and manage comprehensive supply chain solutions.

SCHEDULE 24.1 – page 2

Classified - Confidential

SCHEDULE 24.4.1

Terms and Conditions of Sale

The parties will enter into an acquisition and sale agreement (however structured, the “Acquisition Agreement”) with respect to the sale of the Business from Bottler (and/or its Affiliates) to Company or Company’s designee that includes terms and conditions (other than purchase price) that are substantially the same as the lead market asset purchase agreement(s) entered into by one or more Affiliates of Company and Bottler, an example of which is attached as an Exhibit to Bottler’s Current Report on Form 8-K filed February 17, 2015 with the Securities and Exchange Commission, except as otherwise specified in this Schedule 24.4.1.

1.

The seller(s) indemnification obligations under the Acquisition Agreement will survive for a period of eighteen (18) months after the closing of the transactions contemplated by the Acquisition Agreement (except in the case of Fundamental Matters), provided that any indemnification obligations arising out of or otherwise relating to matters regarding (1) any breach or failure by the seller(s) or Bottler (or its Affiliates or stockholders) to perform any covenants or obligations in the Acquisition Agreement, (2) any breach or inaccuracy of any representation or warranty of the seller(s) or Bottler (or its Affiliates or stockholders) regarding incorporation, qualification, authority, ownership/title, conflicts (but only as to Bottler’s organizational documents) or brokers, or (3) pre‑closing liabilities to the extent not disclosed in the Disclosure Schedule to the Acquisition Agreement or expressly included as a liability in either the Valuation Process or in the net working capital adjustment described below (collectively, the “Fundamental Matters”) will survive for a period of three (3) years after the closing of the transactions contemplated by the Acquisition Agreement.  The Acquisition Agreement will provide for a deductible amount equal to one percent (1%) of the purchase price.  Indemnification claims will be satisfied by escrow of a portion of the purchase price, by the use of then available insurance products providing equivalent protection (the premium costs of which will be borne by the seller(s)), or through such other equivalent means as may be customary, as of the effective date of the Acquisition Agreement, in transactions of that kind and nature (the costs of which will be borne by the seller(s)); provided that, except in the case of fraud or intentional misrepresentation, (x) in no event will the seller(s) be at risk with respect to matters in amounts in excess of the escrowed funds or insurance proceeds, as the case may be, and (y) any escrow used to provide the post-closing indemnity described herein will expire on the three (3) year anniversary of the closing of the transactions contemplated in the Acquisition Agreement (the “Indemnification Escrow Period”).  The amount escrowed (the “Indemnification Escrow Amount”) will be equal to the lesser of (a) 15% of the purchase price, or (b) $200 million (which amount will be adjusted for changes in the Consumer Price Index from and after September 1, 2015).  The Indemnification Escrow Amount will be distributed as follows: (a) 50% will be distributed to seller(s) after 18 months (subject to pending claims for indemnification), and (b) the balance will be distributed to seller(s) after 36 months (subject to pending claims for indemnification).  Notwithstanding the foregoing, if, at the time of the acquisition, either or both of the Indemnification Escrow Amount or Indemnification Escrow Period, when considered in context with the other terms and conditions described herein, are not customary in transactions of that size and nature, then the Indemnification Escrow Amount and/or the Indemnification Escrow Period, as the case may be, will be in such amount or will extend for such period as may then be customary in transactions of that size and nature.

SCHEDULE 24.4.1 – page 1

Classified - Confidential

2.	Company or Company’s designee (in either case, the “Buyer”) will be the acquiror of the Business, and Bottler and/or its Affiliates or stockholders, as applicable, will be the seller of the Business.
3.

The Acquisition Agreement will be structured as a stock or unit purchase agreement, asset purchase agreement, or a merger agreement depending upon the nature of the stockholder base, the tax impact to Bottler’s stockholders of different sale structures, the existence of Excluded Businesses within Bottler’s corporate structure and such other pertinent considerations as the parties may otherwise mutually agree.

4.

The Acquisition Agreement will include a purchase price adjustment that (i) increases the amount payable for the Business by the amount of cash and cash equivalents as of Closing that are acquired by Company (either directly or indirectly as a result of such cash and cash equivalents being on the balance sheet of the Business in a stock purchase or merger), and (ii) reduces the amount payable for the Business by the amount of Bottler’s Indebtedness (as defined below) as of Closing that is assumed by Company or paid on behalf of Bottler by Company (or its designee) to the holder of such Indebtedness. “Indebtedness” means, without duplication, the outstanding principal amount of, accrued and unpaid interest on and other payment obligations (including any prepayment obligations payable as a result of the consummation of the acquisition of Bottler) of Bottler and its Affiliates related to (a) all indebtedness for borrowed money, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired and subject thereto; (c) any guarantee, endorsement or other contingent obligations in respect of Indebtedness of others, on which a claim for payment has been made or that is reasonably expected to be made and that would be required to be reflected as a liability on the balance sheet of Bottler under Generally Accepted Accounting Principles in the United States (or any successor set of accounting principles that may then be in effect) (“GAAP”); (d) the deferred portion or installments of purchase price, and any amounts reserved for the payment of a contingent purchase price, in each case in connection with the acquisition of any business (not including any sub-bottling payments owed under any CBA); (e) obligations to reimburse issuers of any letters of credit (but only to the extent drawn without duplication of other indebtedness supported or guaranteed thereby); (f) any obligation evidenced by bonds, debentures, notes or similar instruments; (g) capital lease obligations, with such lease obligations to be determined in accordance with GAAP; and (h) any net liability under interest rate swap contracts, swap contracts, foreign currency exchange contracts or other hedging or similar contracts (including any breakage or associated fees); provided that Indebtedness shall not include (x) intercompany obligations, (y) operating leases, or (z) accounts payable, accrued expenses, accrued income taxes or deferred income tax liability, in each case, incurred in the ordinary course of business or otherwise included in any working capital adjustment.

5.

The Acquisition Agreement will include a net working capital purchase price adjustment (and for this purpose, working capital will exclude cash and cash equivalents). The Acquisition Agreement will also include a provision regarding the escrow of an appropriate portion of the purchase price (such amount not to exceed 10% of the target net working capital amount used in the Acquisition Agreement), in addition to the Indemnification Escrow Amount, to serve as security for negative purchase price adjustments based on working capital (the “Adjustment Escrow Amount”), until such time as such working capital adjustments are completed, at which

SCHEDULE 24.4.1 – page 2

Classified - Confidential

time the then-remaining balance of the Adjustment Escrow Amount will be distributed to the seller(s).
6.

If the Acquisition Agreement is structured as a merger agreement or stock purchase agreement and Bottler has more than one (1) stockholder, such Acquisition Agreement will set forth a “stockholder representative” to act for and on behalf of Bottler’s stockholders in post‑closing matters.

7.

If the Acquisition Agreement is structured as a stock purchase agreement or merger agreement, it will include representations and warranties regarding the capitalization of the entity being sold and its direct and indirect subsidiaries.

8.

Unless the Parties otherwise mutually agree in good faith based upon then-current customary terms or other facts and circumstances existing at the time of the transaction, the representations and warranties regarding financial statements, intellectual property and taxes will be modified as set forth below (and such representations and warranties will be subject to any exceptions thereto as are set forth on the relevant Disclosure Schedules to the Acquisition Agreement):

a.	Financial Statements.
i.

Attached to Section [•] of the Disclosure Schedule are true, correct and complete copies of (i) the audited consolidated balance sheet of Bottler and its Subsidiaries as of [•], [•] and [•], and the related audited consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of Bottler and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of Bottler's independent auditors (collectively referred to as the “Financial Statements”), and the unaudited consolidated balance sheet of Bottler and its Subsidiaries as at __________, and the related consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of Bottler and its Subsidiaries, together with all related notes and schedules thereto, other than such notes and schedules that are customarily only included in year-end audited financial statements (collectively referred to as the "Interim Financial Statements"). Each of the Financial Statements and the Interim Financial Statements (1) are correct and complete in all material respects and have been prepared in accordance with the books and records of Bottler and its Subsidiaries, (2) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (3) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Bottler and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material and to the absence of notes (that if presented, would not differ materially from those included in the most recently audited balance sheet included in the Financial Statements).

SCHEDULE 24.4.1 – page 3

Classified - Confidential

ii.

Section [•] of the Acquisition Agreement contemplates the delivery of the Interim Monthly Data.  The Interim Monthly Data will be prepared in good faith  in a manner consistent with the preparation of the Financial Statements and will be derived from the books and records of Bottler. Sections [•] and [•] contemplate the delivery of the Interim Quarterly Data and the Interim Annual Data. The Interim Quarterly Data and the Interim Annual Data: (1) will be prepared from the books and records of Bottler and its Affiliates and will be prepared in accordance with GAAP consistently applied throughout the periods indicated and will have been maintained on a basis consistent with the past practice of Bottler, and (2) will accurately reflect in all material respects, as of the dates therein specified and for the periods indicated therein, and subject to the assumptions set forth therein, the assets and liabilities of Bottler and will fairly and accurately present, in all material respects, as of the dates therein specified and for the periods therein indicated, and subject to the assumptions set forth therein, the financial condition and results of the operations of Bottler, subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material and to the absence of notes (that if presented, would not differ materially from those included in the most recently audited balance sheet included in the Financial Statements).

iii.

Bottler and its Subsidiaries maintain accurate books and records reflecting each of their assets and liabilities and maintain proper and adequate internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of annual financial statements for external purposes in accordance with GAAP.

iv.

All Receivables that have not been collected as of the date of the closing of the acquisition will represent valid obligations of the customers of Bottler or its Subsidiaries arising from bona fide transactions entered into in the ordinary course of business consistent with past practice, will be current and, to Bottler’s knowledge, will be collectible (net of any reserves set forth in the books and records of Bottler) without resort to legal proceedings or collections agencies.  Bottler has not factored any of its Receivables.

b.	Intellectual Property.
i.

Section [•] of the Disclosure Schedule contains (1) a complete and accurate list of all Bottler Registered Intellectual Property (including the jurisdictions where such Bottler Registered Intellectual Property is registered or where applications have been filed, all registration or application numbers, as appropriate, and the title of the invention or work of authorship or identification of the mark), (2) all material unregistered trademarks of Bottler and its Subsidiaries, and (3) all domain names and social media identifiers of Bottler and its Subsidiaries.

ii.	No Bottler Intellectual Property owned by Bottler or its Subsidiaries or, to the Knowledge of Bottler, owned by any other Person (other than Buyer or

SCHEDULE 24.4.1 – page 4

Classified - Confidential

its Affiliates), is subject to any Action or outstanding Governmental Order (1) restricting in any manner the use, transfer or licensing thereof by Bottler or its Subsidiaries, or (2) that may affect the validity, use or enforceability of the Bottler Intellectual Property or the use or commercial exploitation of any such product or service.  Each item of Bottler Registered Intellectual Property is valid, subsisting and enforceable.  All necessary registration, maintenance and renewal fees currently due in connection with Bottler Registered Intellectual Property have been made, and all necessary documents, recordations and certifications in connection with the Bottler Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Bottler Registered Intellectual Property and formally recording the name of the proper owner of such Bottler Registered Intellectual Property except where the failure to have taken any of such actions would not have a material negative effect on the Business.

iii.

Bottler and its Subsidiaries own, or have the right to use pursuant to a valid and enforceable license, all Intellectual Property necessary and sufficient for the operation of the Business as currently conducted. Bottler or its Subsidiaries are the exclusive owner of, or have licenses to, each item of Bottler Intellectual Property, free and clear of any Liens (other than Permitted Liens), and Bottler or its Subsidiaries are the exclusive owner or valid licensee of all trademarks and service marks, trade names and domain names (collectively, the “Marks”) used by Bottler and its Subsidiaries, including the Marks used in the marketing and sale of any products or the provision of any services of Bottler and its Subsidiaries, free and clear of all Liens (other than Permitted Liens). Except as set forth on Section [•] of the Disclosure Schedule, neither Bottler nor any of its Subsidiaries have granted any rights or interest in the Bottler Intellectual Property to any Person.

iv.

To the Knowledge of Bottler, no Person has or is infringing, diluting, violating or misappropriating any Bottler Intellectual Property. Neither Bottler nor any of its Subsidiaries has made a claim of or threat in writing alleging an infringement, misappropriation, dilution or violation by any Person, of Bottler’s or its Subsidiaries’ rights to, or in connection with, the Bottler Intellectual Property.

v.

(1) No individual identified in the definition of “Knowledge of the Bottler” has received written notice that any Third Party Intellectual Property, or the use of such Third Party Intellectual Property by Bottler or its Subsidiaries, infringes, dilutes violates or misappropriates the Intellectual Property of any other Person; and (2) to the Knowledge of the Bottler, excluding the Third Party Intellectual Property, the other assets and properties of Bottler and its Subsidiaries (including the Bottler Intellectual Property and the products and the services of Bottler and its Subsidiaries) do not, and their use in the Business does not, otherwise infringe, dilute, violate or misappropriate the Intellectual Property of any other Person.

SCHEDULE 24.4.1 – page 5

Classified - Confidential

vi.

Each of Bottler and its Subsidiaries have taken reasonable steps to protect the rights of Bottler and its Subsidiaries in their respective confidential information and trade secrets and in any trade secret or confidential information of third parties used by Bottler and its Subsidiaries, and, except under confidentiality obligations, there has not been any disclosure by Bottler or its Subsidiaries of any confidential information or trade secret of Bottler or its Subsidiaries or any such trade secret or confidential information of third parties.

vii.

The Bottler Intellectual Property owned or purportedly owned by Bottler or its Subsidiaries was: (1) developed by employees of Bottler or its Subsidiaries working within the scope of their employment at the time of such development; (2) developed by agents, consultants, contractors or other Persons who have executed appropriate instruments of assignment in favor of Bottler or its Subsidiaries as assignee that have conveyed to Bottler or its Subsidiaries ownership of all of his, her or its Intellectual Property rights in the Bottler Intellectual Property; or (3) acquired by Bottler or its Subsidiaries in connection with acquisitions in which Bottler or its Subsidiaries obtained customary and commercially reasonable representations and warranties from the transferring party relating to the title to the Bottler Intellectual Property.

viii.

Except as set forth on Section [•] of the Disclosure Schedule, the transactions contemplated by this Acquisition Agreement shall not impair the right, title or interest of Bottler or its Subsidiaries in or to any Intellectual Property owned by or licensed to Bottler or its Subsidiaries, and all of such Intellectual Property shall be owned, licensed or otherwise available for use by Bottler or its Subsidiaries immediately after the Closing on terms and conditions identical to those under which Bottler or its Subsidiaries owned or licensed such Intellectual Property in the Business immediately prior to the Closing.

c.	Taxes.
i.

Each of Bottler and its Subsidiaries has timely filed or caused to be filed all Tax Returns required by applicable Law to be filed by, on behalf of, or with respect to it (taking into account applicable extensions) and all such Tax Returns were true, correct and complete in all material respects.

ii.	Each of Bottler and its Subsidiaries has paid or caused to be paid when due all Taxes required to be paid by or with respect to it.
iii.

Each of Bottler and its Subsidiaries has made or will have made or caused to have been made provision for all Taxes payable by, on behalf of, or with respect to it related to each Pre-Closing Tax Period and each Pre-Closing Straddle Period which have not been paid prior to the Closing Date. The provisions for Taxes with respect to each of Bottler and its Subsidiaries for

SCHEDULE 24.4.1 – page 6

Classified - Confidential

each Pre-Closing Tax Period and each Pre-Closing Straddle Period are adequate to cover all Taxes with respect to such period.
iv.

Neither Bottler nor any of its Subsidiaries is currently or has ever been a party to any Tax allocation, Tax sharing, Tax indemnity, Tax reimbursement, cost sharing, or joint obligor agreement or arrangement under which it has any obligation or liability for Taxes other than agreements the primary subject matter of which is not Taxes.

v.

Neither Bottler nor any of its Subsidiaries is currently the subject of any Tax Contest nor has any such Tax Contest been threatened against or with respect to Bottler or any of its Subsidiaries by any Governmental Entity.

vi.

There are no assessments or deficiencies in respect of any Taxes of or with respect to Bottler or any of its Subsidiaries for which the period of assessment or collection has not lapsed that have been claimed in writing by any Governmental Entity.

vii.

Neither Bottler nor any of its Subsidiaries has executed or filed with any Governmental Entity, nor has any Person executed or filed with any Governmental Entity, any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes of Bottler or any of its Subsidiaries for which the period of assessment or collection has not lapsed.

viii.	No claim has been asserted by any Governmental Entity that Bottler or any of its Subsidiaries is liable for Taxes under, or as a result of any Law comparable to, Section 482 of the Code.
ix.	There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Bottler or any of its Subsidiaries.
x.

Each of Bottler and its Subsidiaries has withheld and paid, or caused to be withheld and paid, all Taxes required to be withheld and paid in connection with amounts paid and owing to any employee, independent contractor, creditor, shareholder or other third party and/or has obtained or caused to be obtained from any such employee, independent contractor, creditor, shareholder, other third party or other Person any certificate or other document that it is required to obtain or that would mitigate, reduce or eliminate any such Taxes or any withholding or deduction with respect thereto for payments made on or prior to the Closing and has complied with all applicable Laws relating to information or other similar reporting relating to any such payments.

xi.

Neither Bottler nor any of its Subsidiaries has been, nor is, required to file or cause to be filed Tax Returns in a jurisdiction in which it has not filed such Tax Returns, and no Governmental Entity has made a written claim that it is or may be required to file Tax Returns with respect to such periods in, or is or may be subject to Tax by, such a jurisdiction.

SCHEDULE 24.4.1 – page 7

Classified - Confidential

xii.

Neither Bottler nor any of its Subsidiaries (1) is or has ever been a member of an affiliated, combined, unitary, or other similar group filing consolidated, combined, unitary, or other similar Tax Returns other than such a group the parent of which is Bottler, and (2) has any liability for the Taxes of any Person under Treasury Regulation § 1.1502-6 or any similar provision of any state, local or foreign Law, as a transferee or successor, by contract, or otherwise other than as a result of having been a member of a group described in clause (1) hereof.

xiii.

No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign applicable Tax Laws) has been entered into by or with respect to Bottler or any of its Subsidiaries that has continuing effect after the Closing Date.

xiv.	Neither Bottler nor any of its Subsidiaries has requested, obtained, or granted a power of attorney that is currently in force with respect to Taxes of it.
xv.

Neither Bottler nor any of its Subsidiaries has received any letter ruling, determination or similar document, issued by any Governmental Entity in respect of the treatment of any Tax position taken by Bottler.

xvi.

During the five (5)-year period ending on the Closing Date, neither Bottler nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

xvii.

Neither Bottler nor any of its Subsidiaries has within the preceding twelve (12) months made any change to a depreciation, amortization or similar item that has the effect of accelerating deductions from a Post-Closing Tax Period or Post-Closing Straddle Period to a Pre-Closing Tax Period or a Pre-Closing Straddle Period of Bottler. Neither Bottler nor any of its Subsidiaries is or will be required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provision of state, local or foreign Law) by reason of a change in accounting method prior to the Closing or as a result of the transactions contemplated hereby. Neither Bottler nor any of its Subsidiaries will be required to include any item of income in, or exclude an item of deduction from, taxable income for any Post-Closing Tax Period or Post‑Closing Straddle Period as a result of any (1) installment sale or open transaction disposition made on or prior to the Closing Date, (2) prepaid amount received, or paid, prior to the Closing Date, (3) election under Section 108(i) of the Code or any corresponding or similar provision of state, local or foreign law.

xviii.	Neither Bottler nor any of its Subsidiaries has been engaged in any “listed transaction” under Section 6011 of the Code and the Treasury Regulations thereunder.

SCHEDULE 24.4.1 – page 8

Classified - Confidential

Notwithstanding the foregoing, if, at the time of the acquisition, the representations and warranties described above are not customary in transactions of that size and nature, then they will be modified to be consistent with then-existing customary practice.

9.

The “conduct of business” covenants will be modified by adding the following restrictions on the actions of Bottler and its Subsidiaries; provided, that, if at the time of the acquisition, the covenants described below are not customary in transactions of that size and nature, then they will be modified to be consistent with then-existing customary practice:

(a)

neither Bottler nor any of its Subsidiaries will authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, except in the ordinary course of business consistent with past practices, or split, combine or reclassify any shares of its capital stock;

(b)

neither Bottler nor any of its Subsidiaries will declare any dividend, pay or set aside for payment any dividend or other distribution or make any payment to any Affiliates other than (i) the payment of salaries, bonuses, benefits and other compensation in the ordinary course of business consistent with past practice and reimbursement of expenses in accordance with Bottler’s policies and practices, (ii) the payment of cash dividends or cash distributions prior to the Closing, (iii) cash payments prior to closing to satisfy any Indebtedness with Affiliates, and (iv) as otherwise contemplated in Item 14 below;

(c)

neither Bottler nor any of its Subsidiaries will reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or make any other change with respect to its capital structure, other than the repurchase of shares of capital stock from employees  and other shareholders in the ordinary course of business consistent with past practice;

(d)

neither Bottler nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or otherwise alter its corporate structure;

(e)

neither Bottler nor any of its Subsidiaries will incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, other than (i) borrowings under Bottler’s existing lines of credit in the ordinary course of business and consistent with past practice, (ii) such other indebtedness incurred in connection with ordinary course purchases of Bottler or its Subsidiaries in each case in the ordinary course of business and consistent with past practice, and (iii) any other indebtedness that will be satisfied in full at or prior to closing;

(f)

neither Bottler nor any of its Subsidiaries will make or change any election related to Taxes (unless required by Law), adopt or change any accounting method with respect to Taxes, file any amended Tax Return, enter into any closing agreement, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to it;

SCHEDULE 24.4.1 – page 9

Classified - Confidential

(g)	neither Bottler nor any of its Subsidiaries make any change in any method of accounting or accounting practice or policy, except as required by GAAP;
(h)	neither Bottler nor any of its Subsidiaries will settle or compromise any Tax liability;
(i)	neither Bottler nor any of its Subsidiaries will amend or modify its charter documents; and
(j)

neither Bottler nor any of its Subsidiaries will create any Subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business or entity.

10.	The covenant regarding the provision of financial information to Company between signing and closing of the Acquisition Agreement will include the provision of the following to Company:
(a)

at the end of each month, unaudited monthly financial statements for each such month, consisting of data with respect to volume (on a brand basis, to the extent permitted by applicable law and, where required, consented to by third-party brand owners), revenue, and cost of goods sold at standard and gross margin (“Interim Monthly Data”);

(b)

at the end of each quarter, all of the Interim Monthly Data, together with the unaudited balance sheet of Bottler as of the end of such fiscal quarter and the unaudited statement of income of Bottler for such fiscal quarter (“Interim Quarterly Data”); and

(c)

at the end of each fiscal year, (A) the unaudited balance sheet of Bottler as of the end of such year and the unaudited statement of income for Bottler for such year (“Interim Annual Data”), and (B) to the extent permitted by applicable law and, where required, consented to by third-party brand owners, volume information by brand and package for each fiscal year ended after the date of the Acquisition Agreement and prior to the closing of the Acquisition Agreement.

11.

If the Acquisition Agreement is structured as a merger agreement (or as an asset purchase agreement involving the sale of all or substantially all of Bottler’s assets), it will include appropriate provisions, as required by applicable law and as are then customary in U.S. transactions of that size and nature, regarding stockholder approval and the transmittal of an information statement.

12.

The Acquisition Agreement will include covenants regarding the payoff of Affiliate loans (other than loans between Affiliates that are being acquired by Buyer) and indemnification of Bottler’s pre-closing directors and officers, as and to the extent may be customary at that time in U.S. transactions of that size and nature.

13.

The Acquisition Agreement will include a non-compete and non-solicitation covenant from Bottler (if Bottler is the seller); provided, however, that such covenant shall not restrict Bottler or any Bottler Affiliate or stockholder from engaging in any Permitted Ancillary Business described in Schedule 2.31 or which is otherwise permitted by any other written agreement then in effect between Bottler and Company (or any of their respective Affiliates) following the closing of the transactions contemplated by such Acquisition Agreement.

SCHEDULE 24.4.1 – page 10

Classified - Confidential

14.

The Acquisition Agreement will provide that, at Company’s request, Bottler and Company will use commercially reasonable efforts and work together in good faith prior to the closing of the transactions contemplated thereby to develop and implement mutually agreeable stay bonuses, employee retention agreements, severance agreements, restrictive covenants and/or other similar arrangements with (a) any stockholder who, individually or together with such stockholder’s spouse and lineal descendants (including trusts for the benefit of such spouse and/or lineal descendants), owns and controls 5% or more of the stock of Bottler (other than a holder of 5% or more of any shares of a class of securities registered under the Securities Act of 1933, as amended), and is actively employed (other than solely as a member of Bottler’s board of directors or managing board) in the Business as a senior executive (a “Major Stockholder”), and (b) Bottler’s top five (5) most highly compensated executives that are not Major Stockholders.

15.

If the Acquisition Agreement is structured as a merger agreement, or if stockholder approval of the transaction is otherwise required by applicable law, it will include a dissenters rights threshold of 5% or such other threshold as then may be mutually agreed by Bottler and Company, which “closing condition” shall be for the benefit of Company only, and a mutual “closing condition” regarding receipt of stockholder approval.

16.

The Acquisition Agreement will include mutual releases of claims (other than claims arising under the Acquisition Agreement and ordinary course payables and other amounts then owed by Company (or its Affiliates) to Bottler or by Bottler (or its Affiliates) to Company, which amounts will be paid or credited, as the case may be, at the closing to the extent then feasible).

17.

The Acquisition Agreement may be terminated by Bottler at any time prior to the closing of the transactions contemplated thereby if and only if Bottler reimburses Company for all third party out of pocket expenses incurred by Company (or its Affiliates) in connection with the exercise by Bottler of such termination right; provided such reimbursement shall not be required (i) if Bottler terminates the Acquisition Agreement due to a breach by Company (or its designee) of any of its covenants therein or due to any representation or warranty made by Company (or its designee) therein having been or having become untrue or inaccurate, or (ii) if Bottler terminates the Agreement due to conditions to closing relating to the receipt of required governmental consents and approvals having not been satisfied by an agreed upon “drop dead” date (as long as Bottler’s failure to take any action required to fulfill such a closing condition was not the cause of the failure to satisfy such closing condition).

18.

If the shares of Bottler are publicly traded at the time of the acquisition, then, in lieu of the foregoing terms and conditions, the parties will enter into a merger agreement for the acquisition of Bottler that will include such terms and conditions as are customary for the acquisition of a publicly traded company at the time of the acquisition (and Company and Bottler acknowledge that, as of the date of this Agreement, customary terms and conditions would not include any indemnities, escrow or survival of representations, warranties or covenants), except that, in all events, the provisions of Paragraphs 11 through 14, and Paragraph 17 of this Schedule 24.4.1 will be included in the Acquisition Agreement.

19.	The Acquisition Agreement will include such other additional terms and conditions as warranted by the particular transaction and as negotiated and agreed between the parties in good faith.

SCHEDULE 24.4.1 – page 11

Classified - Confidential

SCHEDULE 24.4.2

Amendments to Agreement

1.Section 2.9 will be deleted and the following new Section 2.9 will apply:

“Company Authorized Supplier” means any Person expressly authorized by Company to supply Expanding Participating Bottlers with Covered Beverages and Related Products. If Bottler was a Company Authorized Supplier as of the date this Agreement was deemed to be automatically amended to include this new Section 2.9, Company will not unreasonably withdraw authorization for Bottler to supply Expanding Participating Bottlers or other Company authorized bottlers with Covered Beverages and Related Products.

2.The existing definition of Permitted Ancillary Business (Section 2.31) will be deleted and the following new definition will apply:

“Permitted Ancillary Business” means a business operated by Bottler or an Affiliate of Bottler to which Company has provided its consent on Schedule 2.31 (subject to the conditions specified on Schedule 2.31), and is therefore permitted under this Agreement to produce, manufacture, prepare, package, distribute, sell, deal in, or otherwise use or handle, as the case may be, Beverages, Beverage Components or other beverage products that are not Covered Beverages, Related Products, or Permitted Beverage Products.  “Permitted Ancillary Business” will include (a) any ancillary businesses to which Company may hereafter provide prior written consent, which consent will result in the automatic amendment of Schedule 2.31 to include such permitted ancillary business, and (b) any business that (i) is not directly and primarily involved in the manufacture, marketing, promotion, distribution or sale of Beverages, Beverage Components and other beverage products (e.g., sale, lease or servicing of equipment used in the distribution of beverages to third parties), or (ii) provides office coffee service to offices or facilities.

3.The existing definition of Permitted Beverage Product (Section 2.32) will be deleted and the following new definition will apply:

“Permitted Beverage Product” means a Beverage, Beverage Component, or other beverage product that either is not prohibited under Section 13.1, or to which Company has provided its consent on Schedule 2.32 (subject to the conditions specified on Schedule 2.32) and is therefore permitted under this Agreement. “Permitted Beverage Product” will include any beverage product to which Company hereafter provides prior written consent, which consent will result in the automatic amendment of Schedule 2.32 to include such permitted beverage product, and any Line Extension of a Permitted Beverage Product or new SKU or package of an existing Permitted Beverage Product.

4.The existing definition of Permitted Line of Business (Section 2.33) will be deleted and the following new definition will apply:

“Permitted Line of Business” means a line of business operated by Bottler or an Affiliate of Bottler to which Company has provided its consent on Schedule 2.33 (subject to the conditions specified on Schedule 2.33), and is therefore permitted under this Agreement to use delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks and/or to assign duties relating to such line of business to personnel or

SCHEDULE 24.4.2 – page 1

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management whose primary duties relate to delivery or sales of Covered Beverages or Related Products.  “Permitted Line of Business” will include (a) [if applicable, any Permitted Ancillary Business], and (b) any line of business as to which Company hereafter provides prior written consent, which consent will not be unreasonably withheld by Company and will result in the automatic amendment of Schedule 2.33 to include such Permitted Line of Business.

5.Existing Section 3.6.2 will be deleted and replaced with the following:

3.6.2in the case of or to the extent distributed through means other than Direct Store Delivery, a Multiple Route to Market Beverage or Multiple Route to Market Related Product, under one or more agreements addressing Bottler’s economic participation in the sale of such products in the First-Line Territory.

6.Existing Section 7.5 will be deleted.

7.Existing Section 12.2 will be deleted and replaced with the following:

The obligation under Section 12.1 shall not apply to (i) any consent, waiver or approval provided under this Agreement or under any agreement held by another Expanding Participating Bottler or (ii) provisions in any authorization agreement relating to the opportunity of Expanding Participating Bottlers other than Bottler to participate economically in sales of beverages and other products by Company or its Affiliates through means other than Direct Store Delivery.

8.Existing Section 13 will be deleted and replaced with the following new Section 13:

13.OBLIGATIONS OF BOTTLER AS TO OTHER BEVERAGE PRODUCTS AND OTHER BUSINESS ACTIVITIES

13.1Bottler agrees during the term of this Agreement and in accordance with any requirements imposed upon Bottler under applicable laws:

13.1.1.Except for Permitted Beverage Products and Beverages, Beverage Components, or other beverage products produced, manufactured, packaged, distributed, sold, dealt in or otherwise used or handled by Bottler under authority of Company, not to produce, manufacture, package, sell, deal in or otherwise use or handle any Beverage, Beverage Component or other beverage product that is:

13.1.1.1. a “Cola Product” (herein defined to mean any Beverage, Beverage Component or other beverage product which is generally marketed as a cola product or which is generally perceived as being a cola product);

13.1.1.2.a bottled water (so long as DASANI brand Beverages or another bottled water remain Covered Beverages);

13.1.1.3.a hypertonic, hypotonic or isotonic energy and fluid replacement drink (sometimes referred to as "sports drink"), (so long as POWERADE brand Beverages or another sports drink remain Covered Beverages);

SCHEDULE 24.4.2 – page 2

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13.1.1.4.a nutrient-enhanced and electrolyte-enhanced water beverage product (so long as Glaceau Vitaminwater brand Beverages or another nutrient-enhanced and electrolyte-enhanced water beverage product remain Covered Beverages); or

13.1.1.5.called root beer, or with a similar flavor to root beer (so long as Barq’s root beer Beverages or another root beer remain Covered Beverages).

13.1.2.Not to manufacture, package, sell, deal in or otherwise use or handle any concentrate, beverage base, syrup, beverage or any other product which is likely to be confused with, or passed off for, any of the Covered Beverages or Related Products;

13.1.3.Not to manufacture, package, sell, deal in or otherwise use or handle any product under any trade dress or in any container that is an imitation of a trade dress or container in which Company claims a proprietary interest or which is likely to be confused or cause confusion or be confusingly similar to or be passed off as such trade dress or container; and

13.1.4.Not to manufacture, package, sell, deal in or otherwise use or handle any product under any trademark or other designation that is an imitation, counterfeit, copy or infringement of, or confusingly similar to, any of the Trademarks.

13.2.Bottler covenants and agrees not to acquire or hold directly or indirectly through any Affiliate, whether located within or outside of the First-Line Territory, any ownership interest in any Person that engages in any of the activities prohibited under Section 13.1 or; enter into any contract or arrangement with respect to the management or control of any Person, within or outside of the First-Line Territory, that would enable Bottler or any Affiliate of Bottler acting collectively with such Person to engage indirectly in any of the activities prohibited under Section 13.1.

13.2.1.Bottler and its Affiliates will, however,  be permitted to acquire and own securities registered pursuant to the Securities Exchange Act of 1934, as amended, or registered for public sale under similar laws of a foreign country, of a company that engages in any of the activities prohibited under Section 13.1 or Section 13.2, in pension, retirement, annuity, life insurance, and estate planning accounts, plans and funds administered by Bottler or any of its Affiliates for the benefit of employees, officers, shareholders or directors of Bottler or any of its Affiliates where investment decisions involving such securities are made by independent outside investment or fund managers that are not Affiliates of Bottler; provided that such ownership represents a passive investment and that neither Bottler nor any Affiliate of Bottler in any way, either directly or indirectly, manages or exercises control of such company, guarantees any of its financial obligations, consults with, advises, or otherwise takes any part in its business (other than exercising rights as a shareholder), or seeks to do any of the foregoing.

13.3.Bottler covenants and agrees that neither Bottler nor its Affiliates will use delivery vehicles, cases, cartons, coolers, vending machines or other equipment bearing Company’s Trademarks in connection with, or assign personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products (other than executive officers of Bottler) to, any line of business other than the marketing, promotion, distribution, and sale of Covered Beverages, Related Products and Permitted Beverage Products; provided, however, that:

SCHEDULE 24.4.2 – page 3

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13.3.1.any of Bottler’s assets and personnel or management whose primary duties relate to delivery or sales of Covered Beverages or Related Products may be used in a Permitted Ancillary Business, subject to any limitations specified in Schedule 2.31, or a Permitted Line of Business, subject to any limitations specified in Schedule 2.33, anywhere within (or, as applicable, outside of) Bottler’s First-Line Territory without further approvals from Company.

10.Existing Section 14.3 will be deleted and replaced with the following:

Bottler will participate fully in, and comply fully with, operating, customer, commercial, pricing, sales, merchandizing, planning, information technology, product supply and other requirements and programs established from time to time by the Governance Board.

11.Existing Section 17.3.1 will be deleted (without replacement).

12.Existing Section 22.1.6 will be deleted (without replacement).

13.Existing Section 22.1.7 will be deleted (without replacement).

14.Existing Section 24 (but not Schedule 24.4.1 which shall remain applicable) will be deleted and replaced with the following:

24BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS

24.1“Business” means Bottler’s aggregate business in all Territories under this Agreement and any other agreement directly and primarily related to the marketing, promotion, distribution, and sale of Covered Beverages and Related Products in such territories.

24.1.1“Business” will also include any business conducted by Bottler and identified on Schedule 24.1 as an “Included Business.”

24.1.2“Business” will expressly exclude any business identified on Schedule 24.1 as an “Excluded Business.”

24.1.3“Business” will also expressly exclude any business that is not directly and primarily related to the marketing, promotion, distribution and sale of Covered Beverages and Related Products in such territories that is not identified on Schedule 24.1 as an “Included Business”, whether or not such business is identified on Schedule 24.1 as an “Excluded Business.”

24.1.4“Sale Transaction” means either (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities of one or more of Bottler’s Subsidiaries), to any Person for value, of all or substantially all of the assets of the Business on a consolidated basis, or (ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of Bottler) with any Person the result of which is that the shareholders of Bottler immediately prior to such transaction are (after giving

SCHEDULE 24.4.2 – page 4

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effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting shares of Bottler on an as-converted, fully-diluted basis.

24.2Discussions with Company or Third Parties and Sale of Business to Third Parties

24.2.1If Bottler decides to sell, directly or indirectly, all or a majority interest in the Business, including as a result of a change in control or an unsolicited third party offer, Bottler will notify Company of the possible Sale Transaction promptly after identifying its proposed Buyer (a “Potential Buyer”).  Any and all discussions between Company and Bottler regarding such possible Sale Transaction shall be kept confidential, shall not be binding on either party, and shall not be deemed to have triggered the commencement of the procedures for possible sale of the Business to Company described in Section 24.3.

24.2.2Notwithstanding any provisions in this Agreement or any Related Agreement to the contrary, Bottler may enter into a binding agreement for a Sale Transaction with any Potential Buyer at any time following such notice and, upon consummation of such sale, of all Bottler’s rights and obligations under this Agreement and all Related Agreements may be assigned to and assumed by such Potential Buyer.

24.3Offer of Sale of Business to Company

24.3.1At any time after the Effective Date, Bottler may provide Company with Notice that Bottler wishes to sell the Business in a Sale Transaction to Company or Company’s designee or to a Jointly Selected Potential Buyer identified under Section 24.3.5 hereof, under the terms of this Section 24.3 (an “Offer Notice”).

24.3.2The Offer Notice will include the material terms and conditions (including price and form of consideration) of the proposal by Bottler and/or any third party offer(s) that may have been received by Bottler.

24.3.3Bottler may withdraw such Offer Notice at any time prior to closing of such transaction, if and only if Bottler (a) reimburses Company for all third party out of pocket expenses incurred by Company in connection with the exercise by Bottler of its rights under this Section 24.3; and (b) exercises such right to withdraw an offer made in an Offer Notice no more than once every three (3) years.

24.3.4The Offer Notice must be delivered in writing to Company’s Chief Financial Officer, with a copy to Company’s General Counsel.

24.3.5If Bottler delivers an Offer Notice to Company, Bottler and Company will cooperate with each other, on a confidential basis, to identify potential third parties who may be interested in and financially capable of acquiring the Business.

SCHEDULE 24.4.2 – page 5

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24.3.5.1If one or more potential third party buyers are identified in this manner that are approved both by Bottler (in its sole discretion) and Company (in its sole discretion) (a “Jointly Selected Potential Buyer”) within 30 days after the date of the Offer Notice, then Bottler may enter into a binding agreement for the sale of the Business with any Jointly Selected Potential Buyer, on such terms and conditions as Bottler may determine in its sole discretion, within 180 days following the end of such 30 day period (the “Third Party Negotiation Period”) and, upon consummation of such sale, all of Bottler’s rights and obligations under this Agreement and all Related Agreements may be assigned to and assumed by such Jointly Selected Potential Buyer.

24.3.5.2If, despite the identification of one or more Jointly Selected Potential Buyers in the process outlined above, Bottler is unable to enter into a binding agreement for the sale of the Business with such Jointly Selected Potential Buyer prior to the end of the Third Party Negotiation Period (as such period may be extended by mutual written agreement of Bottler and Company), or having entered into such a binding agreement, the transactions contemplated therein are not consummated, for any reason, and the binding agreement is terminated in accordance with its terms, then Bottler may elect for Bottler and Company to proceed in accordance with Section 24.3.7.

24.3.5.3If no Jointly Selected Potential Buyer is identified within the 30 day period specified in Section 24.3.5.1, or if following delivery of the Offer Notice, Bottler and Company mutually agree to dispense with an attempt to identify one or more Jointly Selected Potential Buyers as described above, and mutually agree to negotiate terms of a sale of the Business to Company, then Bottler and Company will proceed in accordance with Section 24.3.7.

24.3.6Within five (5) Business Days following delivery of the Offer Notice to Company, Bottler will deliver to Company the following unaudited written management information in Bottler’s possession or control and that is ordinarily and customarily produced and used by Bottler for each of the three (3) year periods ending on the last day of the quarter preceding the date of the delivery of the Offer Notice: (a) revenues with respect to the Business for the relevant period then ended in both dollars and cases; (b) statements of income down to the contribution margin level for the Covered Beverages and Related Products for the relevant period then ended; (c) most current management bills of cost for each of the Covered Beverages and Related Products; (d) a copy of each of the then currently effective and enforceable distribution agreements for distribution of the Covered Beverages and Related Products; (e) business plan volumes and strategic plans for the Business; and (f) material claims relating to the Business of which Bottler has knowledge.  All of the foregoing information is collectively referred to as the “Base Information”. Bottler will also provide such additional information to Company (the “Additional Information”) as Bottler and Company may agree is desirable to facilitate the valuation of the Business and, if applicable, to identify one or more Jointly Selected Potential Buyers as contemplated in Section 24.3.5.

SCHEDULE 24.4.2 – page 6

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24.3.7If either of the circumstances described in Section 24.3.5.2 or Section 24.3.5.3 occurs, then Bottler and Company will meet promptly to discuss the acquisition of the Business by Company (directly or through a Company Affiliate) or Company’s designee and to enter into discussions regarding the purchase price and the other terms and conditions of the acquisition.

24.3.8If Company and Bottler mutually agree upon the purchase price and other terms and conditions of the acquisition, then Company (directly or through a Company Affiliate) or Company’s designee will purchase the Business for cash (unless otherwise agreed) at the purchase price and other terms and conditions so agreed upon.

24.3.9If Company and Bottler mutually agree that Company or its designee will acquire the Business, but Company and Bottler cannot agree on purchase price within 120 days following Company’s receipt of Bottler’s Notice to schedule the meeting described in Section 24.3.7 (the “Negotiation Period”), then Company and Bottler will determine the value of the Business in accordance with the valuation process specified in Section 26 (the “Valuation Process”).

24.3.10If the Business Value, as defined in Section 26.2.2, is determined pursuant to the Valuation Process (rather than by mutual agreement), then Bottler will have the right, in its sole discretion, to deliver Notice to Company that Bottler wishes to sell the Business to Company (or Company’s designee) at the purchase price established through the Valuation Process (a “Company Sale Notice”).  The Company Sale Notice must be delivered by Bottler to Company, if at all, within sixty (60) days following the determination of the purchase price for the Business through the Valuation Process.  The Company Sale Notice will constitute a binding offer by Bottler to sell the Business to Company or Company’s designee in accordance with the terms of this Section 24.4; provided that Bottler may withdraw such offer at any time prior to closing of such transaction, if and only if Bottler (a) reimburses Company for all third party out of pocket expenses incurred by Company in connection with the exercise by Bottler of its rights under this Section 24.3; and (b) exercises such right to withdraw an offer no more than once every three (3) years.  Any withdrawal of an offer by Bottler shall not limit Bottler’s rights to enter into a Sale Transaction under Section 24.2 at any time.  Following receipt of a Company Sale Notice, Company (or its designee) will have the option, in its sole discretion, to acquire the Business for cash (unless otherwise agreed) at the Business Value determined in accordance with the Valuation Process, subject to the following:

24.3.10.1Company shall give Notice to Bottler of its election either to acquire the Business, or to forego its option, within 5 Business Days after the Business Value is determined under Section 26.

24.3.10.2If Company elects to acquire the Business as contemplated in Section 24.3.10, then Bottler and Company will proceed in accordance with Sections 24.3.11 and 24.3.12; provided, that Bottler

SCHEDULE 24.4.2 – page 7

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may withdraw the Offer Notice at any time, subject to the provisions of Section 24.3.3.

24.3.10.3If Company elects not to acquire the Business as contemplated in Section 24.3.10, Company shall reimburse Bottler for all third party out of pocket expenses incurred by Bottler in connection with the exercise by Bottler of its rights under this Section 24.

24.3.11If Company elects to acquire the Business as contemplated in Section 24.3.10, but the parties are unable to agree on terms and conditions of sale (other than purchase price), then Company (directly or through a Company Affiliate) or Company’s designee will acquire the Business on the terms and conditions specified in Schedule 24.4.1.

24.3.12Closing of the acquisition of the Business by Company (directly or through a Company Affiliate) or Company’s designee will occur within ten (10) Business Days timing subject to discussion following the receipt of all required consents and regulatory approvals (including expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act) and after determination of the Business Value in accordance with the Valuation Process (if applicable).

24.3.13Nothing contained in this Section 24 shall, or shall be deemed to, prevent Company from making an offer to acquire the Business at any time, even if Company has previously elected not to acquire the Business under Section 24.3.10.  If any such offer is made, Bottler shall have no obligation to accept it.

15.Existing Section 26 will be deleted and replaced with the following:

26.VALUATION

26.1If (a) Bottler decides to sell the Business as contemplated under Section 24, and (b) a sale to a Jointly Selected Potential Buyer does not occur (or Bottler and Company mutually elect to forego an attempt to identify a Jointly Selected Potential Buyer), and the parties are unable to mutually agree upon a purchase price within the 120 day Negotiation Period specified in Section 24.3.9, or if Company is to acquire the Business as contemplated under Section 25, then the purchase price for the Business will be established in accordance with this Section 26.

26.2Bottler and Company will each appoint a Valuation Expert within five (5) Business Days after the expiration of the Negotiation Period under Section 24.3.9 (or receipt by Bottler of a Purchase Notice from Company under Section 25.1 if applicable), and will instruct each Valuation Expert to provide its final valuation no later than sixty (60) days after such appointment.

26.2.1“Valuation Expert” means an independent and reputable valuation firm or investment banking firm of national standing, that (i) has had no business relationship of any nature (whether directly or through any of its Affiliates) with either Company or Bottler or their respective Affiliates in the twelve months prior to its selection, (ii) is not, directly or through any of its Affiliates, in then-current discussions with either Company or Bottler or any of their respective Affiliates regarding a proposed future engagement, and (iii) has no other conflict of interest or financial interest in the proposed transaction

SCHEDULE 24.4.2 – page 8

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(other than receipt of its fee as discussed below).  No Valuation Expert will be permitted to receive a fee other than a fixed fee, which fee shall not be contingent on the closing of the transaction or calculated based on the Business Value.

26.2.2“Business Value” means the value of the Business as finally determined under the Valuation Process.

26.3Each Valuation Expert will perform a valuation of the Business.

26.4If the valuations differ by less than 10% of the higher valuation, the average of the two valuations will be the value of the Business.

26.5If the valuations differ by 10% of the higher valuation or more, the Valuation Experts will appoint a third Valuation Expert who will value the Business and provide its final valuation no later than sixty (60) days after its appointment.

26.5.1In this event, the value of the Business will be the average of the two valuations with the smallest difference in the reported value, unless one valuation is the average of the other two valuations, in which case such valuation will be the value of the Business (measured on an absolute basis).

26.6The Valuation Experts will be instructed to determine the fair value of the Business by determining the fair market value of the Business as if sold as a going concern, as between a willing buyer and a willing seller not under a compulsion to buy or sell in an arm’s-length transaction, taking into account all relevant factors, and using such methods as the Valuation Experts deem appropriate, subject to the specific instructions set forth in Schedule 26.

26.7Each party will have the right to review all information and materials furnished by the other party to the Valuation Experts, and each party will cooperate in good faith to correct any errors in the information and materials provided by that party prior to submission to the Valuation Experts.

26.8If a third Valuation Expert is used, as contemplated above, the third Valuation Expert will not be provided access to the valuations performed by the first two Valuation Experts.

26.9The fees and expenses incurred in connection with the Valuation Process will be borne equally by Bottler and Company; provided, however, that if a third Valuation Expert is required under the foregoing provisions, then the party who appointed the Valuation Expert whose valuation differs more from the Business Value as finally determined (measured on an absolute basis) will be responsible for the fees and expenses of the third Valuation Expert.

26.10If the Business Value is determined by a third Valuation Expert as contemplated in Section 26.5 (i.e., the valuations produced by the first two Valuation Experts differ by 10% of the higher valuation or more), then, within thirty (30) days following receipt of the third Valuation Expert’s report of the Business Value, Bottler may (at Bottler’s sole option) elect to pursue a sale of the Business to a Potential Buyer or a Jointly Selected Potential Buyer in accordance with Section 24.

SCHEDULE 24.4.2 – page 9

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SCHEDULE 26

Guidance to Valuation Experts

Any Valuation Expert appointed under the terms of this Agreement to determine the value of Bottler’s Business in connection with a Valuation Process will be instructed as follows:

1.

The Valuation Expert must ignore any prior guidance or valuation work provided by or performed by the party appointing the Valuation Expert and must ignore any offers that may have been made with respect to Bottler’s Business by third parties other than bona fide offers from approved Potential Buyers.

2.

The Valuation Expert will determine the fair market value of Bottler’s Business as a going concern under current ownership, assuming an arm’s-length transaction between a willing buyer and willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts.  The Valuation Expert must rely primarily upon a Discounted Cash Flow approach for the valuation of the Business (“DCF”), but may also consider other relevant and commonly accepted valuation methodologies, including market and asset based approaches, to determine the fair market value of Bottler’s Business.  The DCF would utilize a defined forecast period of ten (10) years, based on forecasts provided by Bottler and Company, and the methodology would also contemplate a perpetuity approach in addition to the explicit forecast.  Further, the DCF must be prepared using the information and guidance contained  in this Schedule 26 (i.e., consideration of the Business as a going concern under current ownership, demonstrated historical performance, investment requirements, balance sheet position, cost of capital of the entity, the financial projections provided by Bottler and Company, as well as such other information acquired from the parties that may be necessary or helpful in preparing the underlying economic forecast of the DCF).

3.

Each party will provide such information in its possession that the Valuation Expert reasonably requests to prepare its valuation.  Each of Bottler and Company agrees to provide the Valuation Expert with reasonable access to its (and its applicable Affiliates’) management team members for the Valuation Expert to conduct interviews to discuss Bottler’s historical financial performance, forecasts, the Business, the beverage industry and other matters it determines in its reasonable discretion are necessary or helpful to prepare its valuation.  Bottler shall also permit the Valuation Expert to conduct site visits of the Business upon advance notice and during regular business hours if the Valuation Expert determines such site visits are reasonably necessary to prepare its valuation.

4.

Each party will have the right to submit such information to the Valuation Expert as it deems relevant, and each party will have the right to review all information and materials furnished by the other party prior to submission to the Valuation Experts.  Each party will cooperate in good faith to correct any errors in the information and materials provided by that party prior to submission to the Valuation Experts.

5.

If the transaction is structured as a merger or stock purchase, the Valuation Expert is to determine a price per share assuming an acquisition of all of the outstanding equity interests of Bottler, without applying discounts for illiquidity, lack of marketability or lack of control.  The Valuation Expert should assume for purposes of the valuation that the interests in Bottler are freely transferable and shall disregard Company’s right to approve a sale of the Business under

SCHEDULE 26– page 1

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Section 24.  The Valuation Expert will add to the amount derived from the DCF analysis an amount equal to twenty percent (20%) of the DCF valuation to derive a final valuation (such additional amount being intended to reflect value that would otherwise be excluded from consideration by this Schedule 26, such as synergies (the “Additional Amount”)); however, such Additional Amount would not apply to any valuation methodology considered by the Valuation Expert other than a DCF.

6.	The Valuation Expert should not include the Excluded Business in determining the price per share and should assume that the Excluded Business will be retained by Bottler’s shareholders.
7.

The Valuation Expert must exclude future synergies resulting from the ownership of Bottler’s Business by Company or any designee of Company; provided, however, the Valuation Expert may, in the exercise of its professional judgment, consider identifiable and quantifiable future synergies resulting solely from capital investments and operating expenditures made by Bottler prior to the closing of the transaction that have not yet been reflected in Bottler’s results of operations.

8.

The Valuation Expert must exclude or add back, as the case may be, any one-time or non-recurring items of expense, revenue, gain or loss, including personal operating expenses and charitable expenses relating to the current ownership of Bottler’s Business.

9.	[Reserved.]
10.	The Valuation Expert may, in its professional judgment, consider the then current market price for any of Company’s securities that are then traded on a public securities exchange.
11.	All appraisal reports must be rendered in writing to Company and Bottler and must be signed by the Valuation Expert making the report.
12.

If Bottler is a private company or the transaction is structured as an asset purchase and sale, the Valuation Expert will value Bottler’s Business on a debt-free, cash free basis (i.e., on an enterprise basis, assuming that Bottler does not have any Indebtedness (as defined in Schedule 24.4.1) or cash or cash equivalents).

13.

The Valuation Expert will not consider any claimed tax benefits existing at the time of the closing (whether resulting from the transaction or otherwise) (e.g., Net Operating Losses or basis step‑ups); provided, however, that, notwithstanding the foregoing, the Valuation Expert shall consider any such tax benefits that the parties mutually agree (acting reasonably in good faith) are (i) identifiable, (ii) quantifiable, and (iii) applicable to the transaction.

14.

The Valuation Expert will assume that (a) this Agreement automatically renews for multiple successive terms under Section 18.3, (b) any agreement between Bottler and Company (or between any of their respective Affiliates) under which Bottler or its Affiliate is authorized to manufacture Covered Beverages will remain in full force and effect throughout such automatically renewed term, and (c) neither party will exercise (or has exercised) any termination rights or rights of non-renewal of this Agreement or any Related Agreement.

15.	The Valuation Expert will assume that the Incidence Rates across all Shared Business Segments, taken as a whole, that are most favorable to Bottler at any point in time during the five (5) year

SCHEDULE 26– page 2

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period preceding the date in which the valuation process is commenced will continue to apply indefinitely (that is, the Valuation Expert should ignore any right that Company may have to adjust the Incidence Rate or Shared Business Segments under the Incidence Agreement).

16.	In delivering their final valuation, each Valuation Expert will provide a single valuation amount as their final valuation and not a range of valuations.

Notwithstanding the foregoing provisions of this Schedule 26, in no event will the final value of Bottler determined under this Schedule 26 be less than the Net Book Value of Bottler (as reflected on Bottler’s most recent annual audited financial statements and as determined in accordance with Generally Accepted Accounting Principles in the U.S. (or any successor set of accounting principles that may then be in effect)).

SCHEDULE 26– page 3

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SCHEDULE 31

Insurance Requirements

Bottler will, at its own cost and expense, acquire and maintain during the Term, with carriers having an AM Best Rating of A-VII or better, sufficient insurance to adequately protect the respective interests of the parties.  Specifically, Bottler must carry the following minimum types and amounts of insurance (the “Required Policies”) on an occurrence basis or in the case of coverage that cannot be obtained on an occurrence basis, then, coverage can be obtained on a claims-made basis with a three (3) year tail following the termination or expiration of this Agreement:

a)

Commercial General Liability including, but not limited to, premises-operations, broad form property damage, products /completed operations, contractual liability, independent  contractors, personal injury and advertising injury and liability assumed under an insured contract with limits of at least $10,000,000 per occurrence and $10,000,000  general aggregate and $10,000,000  Products / Completed Operations Aggregate;

b)

Statutory Workers’ Compensation Insurance and Employer’s Liability Insurance in the minimum amount of $1,000,000 each employee by accident, $1,000,000 each employee by disease and $1,000,000 aggregate by disease with benefits afforded under the laws of the state or country in which the services are to be performed.  Policy will include an alternate employer endorsement providing coverage in the event any employee of Bottler sustains a compensable accidental injury while on work assignment with Company.  Insurer for Bottler will be responsible for the Workers’ Compensation benefits due such injured employee;

c)

Commercial Automobile Liability for any owned, non-owned, hired, or borrowed automobile used in the performance of Bottler’s obligations under this Agreement is required in the minimum amount of $25,000,000 combined single limit. If the Bottler is driving a vehicle owned by Company in connection with the performance of its obligations under this Agreement, then the Bottler will be responsible for the cost of repairing any physical damage to the vehicle resulting from Bottler’s use of the vehicle.  If the vehicle cannot be repaired, then the Bottler will be responsible for replacing Company’s vehicle;

Bottler will notify Company in writing within sixty (60) days of any cancellation, non-renewal, termination, material change or reduction in coverage.

Bottler’s insurance as outlined above shall be primary and non-contributory coverage.

The coverage territory for the stipulated insurance shall be The United States of America.

Bottler will cause their insurance companies to waive their right of recovery against Company under the Required Policies.

Bottler will be solely responsible for any deductible or self-insured retention.

The above insurance limits may be achieved by a combination of primary and umbrella/excess policies.

The Coca-Cola Company, its subsidiaries, affiliates, authorized bottlers, directors, officers, employees, partners, customers and agents shall be included as an “Additional Insured” on Bottler’s Commercial General Liability and Commercial Auto Liability policies listed above and shall be evidenced on the

SCHEDULE 31– page 1

Classified - Confidential

certificate of insurance.  Prior to the execution of this Agreement and annually upon the anniversary date(s) of the insurance policy’s renewal date(s), Bottler will furnish Company with a properly executed Certificate of Insurance clearly  evidencing compliance with the insurance requirements set forth above. The certificate of insurance should be sent to:  The Coca-Cola Company, attn.:  General Counsel – Bottler Contracts, 1 Coca-Cola Plaza, Atlanta GA 30313.

The stipulated limits of coverage above shall not be construed as a limitation of any potential liability to Company, and failure to request evidence of this insurance shall not be construed as a waiver of Bottler's obligation to provide the insurance coverage specified.

SCHEDULE 31– page 2

Classified - Confidential

SCHEDULE 35.1.4

Agreements not affected by this Agreement

Contract / Product	Bottler	Territory	Date
2017 Annual Sales & Marketing Plan: Joint Growth Fund Letter	Coca-Cola Bottling Co. Consolidated	Territory	______, 2017
Expanding Participating Bottler Revenue Incidence Agreement dated 9/23/2015	Coca-Cola Bottling Co. Consolidated	Territory	Effective January 1, 2017
Exclusive Product Distribution Agreement for Tum‑E‑Yummies (ByB Brands)	Coca-Cola Bottling Co. Consolidated	Territory	December 7, 2009
ZICO Distribution Agreement with ZICO Beverages, LLC	Coca-Cola Bottling Co. Consolidated	Territory	August 7, 2013
Peace Tea Distribution Agreement	Coca-Cola Bottling Co. Consolidated	Territory	March 31, 2017
Service Agreement (Johnstown Red Cross) with Coca-Cola Enterprises Inc. - Ebensburg PA	Coca-Cola Bottling Co. Consolidated	North Carolina, Charlotte	January 1, 2006
Regional Manufacturing Agreement	Coca-Cola Bottling Co. Consolidated		March 31, 2017
Letter Agreement Re: CCBCC’s Request for Advance Waivers for Certain Changes in Control under the Comprehensive Beverage Agreement; Other CBA Matters	Coca-Cola Bottling Co. Consolidated		September 23, 2015
Letter Agreement Re: Calculation of Sub-Bottling Payment during the early stages of transition under the Comprehensive Beverage Agreement	Coca-Cola Bottling Co. Consolidated	Territory	October 30, 2015
Sub-Bottler's Bottle Contract	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	January 8, 1964
Sub-Bottler's [1978] Amendment	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	April 22, 1987
Sub-Bottler's 1983 Amendment	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	April 22, 1987

Schedule 35.1.4 – page 1

Classified - Confidential

Contract / Product	Bottler	Territory	Date
Sub-Bottler's Home Market Amendment ('78/'83 Sub-Bottler)	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	June 1, 1991
Sub-Bottler's Temporary Processing Agreement--Coca-Cola	Piedmont Coca-Cola Bottling Partnership	South Carolina, Marion	October 1, 1998
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Johnson City/Morristown	May 23, 2014
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Knoxville	October 24, 2014
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Cleveland/Cookeville	January 30, 2015
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Louisville/Evansville	February 27, 2015
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Paducah/Pikeville	May 1, 2015
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Norfolk/Fredericksburg/ Staunton	October 30, 2015
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Richmond/Yorktown/Easton/ Salisbury	January 29, 2016
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Alexandria/Capitol Heights/ La Plata	April 1, 2016
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Baltimore/Cumberland/ Hagerstown	April 29,2 016
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Cincinnati/Dayton/Lima/ Portsmouth/Louisa	October 28, 2016
Schedules 1 and 1.1 to Comprehensive Beverage Agreement, as amended	Coca-Cola Bottling Co. Consolidated	Anderson/Fort Wayne/ Lafayette/South Bend/Terre Haute	January 27, 2017

Schedule 35.1.4 – page 2

Classified - Confidential

Contract / Product	Bottler	Territory	Date
Letter Agreement Re: Comprehensive Beverage Agreements	Coca-Cola Bottling Co. Consolidated; Piedmont Coca-Cola Bottling Partnership; CCBC of Wilmington, Inc.		March 31, 2017
Letter Agreement Re: Application of the Marion CBA to the Marion, South Carolina Territory	Piedmont Coca-Cola Bottling Partnership		March 31, 2017
Amended and Restated Ancillary Business Letter Agreement	Coca-Cola Bottling Co. Consolidated; Piedmont Coca-Cola Bottling Partnership; CCBC of Wilmington, Inc.		March 31, 2017
Comprehensive Beverage Agreement Form EPB First-Line and Sub-Bottling	CCBCC		March 31, 2017
Comprehensive Beverage Agreement Form EPB First-Line (Marion, SC Territory)	Piedmont Coca-Cola Bottling Partnership		March 31, 2017
Comprehensive Beverage Agreement Form EPB First-Line	CCBC of Wilmington, Inc.		March 31, 2017

Schedule 35.1.4 – page 3

Classified - Confidential